Registration No.

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------
                                    Form SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     ---------------------------------------
                                  BIOMODA, INC.
                 (Name of small business issuer in its charter)
                          -----------------------------
        New Mexico                       0000                   85-0392345
    -----------------                    ----                   ----------
(State of jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization) Classification Code Number)  Identification No.)
                      -------------------------------------
                                 John J. Cousins
                           8301 Washington NE, Suite 5
                         Albuquerque, New Mexico, 87113
                                 (505) 821-0875

(Address, including zip code and telephone number of principal executive offices and principal place of business and name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable from time to time after this registration statement becomes effective.

( ) ________________________.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

( ) _________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

( ) _________________________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

( ) _________________________.

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

( ) _________________________.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                         CALCULATION OF REGISTRATION FEE
   Title of each           Amount of        Dollar Amount to          Proposed             Proposed            Amount of
class of securities    securities to be       be registered           maximum              maximum          registration fee
  to be registered        registered                             offering price per       aggregate
                                                                     share (1)          offering price
    Common Stock       5,000,000 shares      $15,000,000.00            $3.00             $15,000,000           $3,585.00
====================  ===================  ===================  ==================== ==================== ====================
         (1)  Estimated solely for purposes of determining the filing fee pursuant to Rule 457 of the Securities Act of 1933
   -----------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 1             Preliminary Prospectus dated June 17, 2002

                                  BIOMODA, INC.

                5,000,000 shares of $.001 par value Common Stock
                        Purchase Price of $3.00 per share

The Offering:
                                     Per Share          Total
Public Price                           $3.00         $15,000,000
Underwriting Discounts/
     Commissions                       $0.00         $0.00
Proceeds to
     Biomoda, Inc.                     $3.00         $15,000,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

(1)  We  are  not  using  an  underwriter  for  this  offering.   See  "Plan  of
Distribution."
(2) The commissions shown do not include legal, accounting, printing, and related costs incurred in making this offering. We will need to pay all such costs, which we estimate to be $208,673.00.
(3) There is an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from this offering will be available immediately to the Company for its use.
(4) There are no selling security holders in this offering.
(5) Risk factors section of this prospectus is located beginning on page 11 in this Prospectus.

Our company, Biomoda, Inc., is a New Mexico corporation engaged in the business of developing biopharmaceutical technology to diagnose and treat human diseases. We currently license two patents in the U.S. dealing with detection and treatment of cancers of the lung, and have applied for a patent for detecting pre-cancerous conditions in human tissue samples. We also currently have patents in six other countries: Australia, Brazil, Canada, Japan, Korea and Russia, and have filed a patent application with the European Patent Office, which includes the following countries: Austria, Belgium, Switzerland, Liechtenstein, Cyprus, Germany, Denmark, Spain, Finland, France, Great Britain, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden and Turkey.

We plan to contract with manufacturing facilities to produce commercial quantities of our products. Our growth strategy will be to initially focus on large U.S. economic markets where our proprietary, patented technology can significantly reduce overall costs in the healthcare system. We also plan to develop an international presence through licensing agreements and possibly joint ventures with international partners.

This is an initial public offering of common stock. Before this offering, there was no public trading market for our stock, and no assurance can be given that an active market will ever develop. The shares offered hereunder are not listed with any national securities exchange nor the NASDAQ stock quotation system. The offering price for our stock may not be the same as the market price for our stock after the offering.

This offering involves a high degree of risk, and the securities offered by this prospectus are highly speculative. You should only buy this stock if you can afford to lose your entire investment. See "Risk Factors" (beginning on page 11 ) and "Dilution" (beginning on page 19) to read about risks you should carefully consider before buying this stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether the information in this prospectus is truthful or complete. It is a criminal offense for anyone to inform you otherwise.

The information in this prospectus will be subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities, nor may we accept offers to buy, until the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall we sell any of these securities, in any state where such offer, solicitation or sale would be unlawful before registration or qualification under such state's securities laws.
Inside front cover page of prospectus
-------------------------------------------------
                                       2

                                  Biomoda, Inc.
                                   Offering of
                        5,000,000 Shares of Common Stock


                                   PROSPECTUS


                                  June 17, 2002

                                TABLE OF CONTENTS


                                                                           Page
Summary  ......................................................................7
Summary of Selected Financial Information  ....................................8
Risk Factors  ................................................................11
Use of Proceeds  .............................................................16
Determination of Offering Price  .............................................17
Dilution  ....................................................................17
Plan of Distribution  ........................................................19
Legal Proceedings ............................................................20
Directors, Executive Officers, Promoters &
     Control Persons  ........................................................21
Security Ownership of Certain Beneficial
     Owners and Managers  ....................................................22
Description of Securities ....................................................23
Interest of Named Experts and Counsel  .......................................24
Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities ..........................24
Description of Business ......................................................25
Management's Discussion and Analysis or
      Plan of Operation  .....................................................28
Market for Common Equity and Related Transactions
Executive Compensation .......................................................32
Changes in and Disagreements with Accountants
     on Accounting and Financial Disclosure...................................33
--------------------------------------------------------------------------------

Biomoda, Inc., intends to become a fully reporting company and intends to file with the Securities and Exchange Commission (the "SEC") all reports and other information required under the Securities Exchange Act of 1934. The public may read and copy, at certain prescribed rates, such material at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website at http://www.sec.gov, which contains reports, proxy, other information statements, and other information regarding issuers that file electronically.

Our stock currently has no public trading market. Once this Form SB-2 becomes effective, we intend to file a Form 15c2-11 and apply for a listing on the Over the Counter Bulletin Board (OTCBB). We believe obtaining a listing on the OTCBB will provide some liquidity for our shareholders and create a public market for our securities. However, there is no guarantee that the Company will obtain a listing or that a public market for our securities will develop, even if we do obtain a listing on the OTCBB.

We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

We do not plan to send annual reports to our shareholders. However, upon request we will send our shareholders a copy of our annual report (which will include audited financial statements) free of charge. We will also provide free of charge, to each person who has received a prospectus, a copy of any information incorporated herein by reference. To request such information, call (505) 821-0875 or write to: John Cousins, President, Biomoda, Inc., 8301 Washington NE, Suite 5, Albuquerque, NM 87113.

THE SECURITIES OFFERED AND SOLD HEREBY HAVE NOT BEEN REGISTERED BY ANY STATE AGENCY OR OFFICE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR THE SECURITIES REGULATORY AGENCIES OF ANY STATE, NOR HAS THE COMMISSION FOR ANY SUCH AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. HOWEVER, NOTHING CONTAINED HEREIN SHALL LIMIT THE OPPORTUNITY OF ANY OFFEREE OR HIS REPRESENTATIVE ACCOUNTANT OR ATTORNEY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING OR TO OBTAIN ADDITIONAL INFORMATION OR TO VERIFY THE ACCURACY OF ANY OF THE INFORMATION CONTAINED HEREIN.

THIS MEMORANDUM CONTAINS PREDICTIONS OF FUTURE EVENTS REFLECTING THE BELIEFS AND EXPECTATIONS OF THE COMPANY. SUCH PREDICTIONS MAY OR MAY NOT OCCUR. ALTHOUGH BASED ON ASSUMPTIONS WHICH THE COMPANY BELIEVES ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY ARE REASONABLE, THERE CAN BE NO ASSURANCES THAT THEY WILL IN FACT PROVE TO BE CORRECT. CONSEQUENTLY, THEY MUST NOT BE RELIED UPON TO INDICATE, OR AS GUARANTEES OF, ANY ACTUAL RESULTS THAT MAY BE REALIZED.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, NOR A SOLICITATION OF OFFERS FROM ANY PERSON WHO HAS NOT COMPLETED AND RETURNED A STATEMENT OF INVESTOR SUITABILITY IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

AT ANY TIME SUBSEQUENT TO THE DATE OF THIS MEMORANDUM, OR THE DATE OF ANY SALE GENERATED BY IT, THE FACTS STATED HEREUNDER OR THE CIRCUMSTANCES OR AFFAIRS OF THE PARTIES DESCRIBED HEREIN MAY CHANGE AND THE DELIVERY SHALL NOT CREATE AN IMPLICATION, UNDER ANY CIRCUMSTANCE, THAT THE FACTS STATED HEREUNDER OR THE AFFAIRS OF THE PARTIES DESCRIBED HEREIN HAVE REMAINED STATIC AND UNCHANGED.

THE STATEMENTS SET FORTH IN THIS MEMORANDUM AS TO THE TERMS OF ANY REFERENCED DOCUMENT ARE NOT NECESSARILY COMPLETE. COPIES OF ALL DOCUMENTS NOT ANNEXED HERETO MAY BE EXAMINED BY CONTACTING THE COMPANY AT ITS ADDRESS SET FORTH HEREIN. THE MEMORANDUM DOES NOT CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT OR OMIT A MATERIAL FACT NECESSARY TO MAKE THE STATEMENT, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, NOT MISLEADING. THE MEMORANDUM CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF THE DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

IT IS EXPECTED THAT DELIVERY OF CERTIFICATES FOR THE SHARES WILL BE MADE WITHIN TWO WEEKS AFTER THE COMPANY ACCEPTS THE INVESTOR'S SUBSCRIPTION.

IN MAKING AN INVESTIGATION DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE PLAN OF DISTRIBUTION, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING MEMORANDUM. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHALL NOT CONSTRUE THE CONTENTS OF THIS OFFERING MEMORANDUM AS LEGAL, TAX OR ACCOUNTING ADVICE. RATHER, PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR OWN LEGAL COUNSEL, ACCOUNTANTS AND BUSINESS ADVISORS AS TO ALL LEGAL, TAX ACCOUNTING AND OTHER FINANCIAL MATTERS CONCERNING THEIR INVESTMENT IN THE SHARES.

NO OFFERING LITERATURE IS BEING EMPLOYED IN THE OFFERING OF THE SHARES OTHER THAN THIS PRELIMINARY PROSPECTUS. CERTAIN PROVISIONS OF AGREEMENTS, DOCUMENTS OR RECORDS MAY BE SUMMARIZED IN THIS OFFERING MEMORANDUM, WHICH SUMMARIES ARE NOT COMPLETE. COPIES OF, OR ACCESS TO, SUCH AGREEMENTS, DOCUMENTS AND RECORDS WILL BE PROVIDED TO ANY OFFEREE, UPON REQUEST, TO THE EXTENT POSSIBLE. NO ORAL STATEMENTS OR ANY INFORMATION OTHER THAN THAT SET FORTH IN THIS OFFERING MEMORANDUM OR CONTAINED IN AGREEMENTS, DOCUMENTS AND RECORDS REQUESTED AND FURNISHED, SHOULD BE RELIED UPON.

PURCHASE OF THESE SECURITIES INVOLVES A HIGH DECREE OF RISK. THIS PRIVATE OFFERING MEMORANDUM DOES NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

ALL INTERESTS OFFERED ARE FOR THE OFFEREE'S OWN ACCOUNT FOR INVESTMENT, AND NOT RE-DISTRIBUTION OR RESALE TO OTHERS. OFFEREE AGREES THAT HE WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES UNLESS THEY ARE REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FOR SUCH REGISTRATION IS AVAILABLE. THE OFFEREE REPRESENTS THAT HE HAS ADEQUATE MEANS OF PROVIDING FOR HIS CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES, AND THAT HE HAS NO NEED FOR LIQUIDITY OF THIS INVESTMENT.

INFORMATION CONTAINED HERE HAS BEEN OBTAINED FROM SOURCES DEEMED RELIABLE. NO REPRESENTATION OR WARRANTY IS MADE, HOWEVER, AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE DELIVERY OF THIS

OFFERING MEMORANDUM AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS TO ANY TIME SUBSEQUENT TO ITS DATE.

                                   ALL STATES
                                  ------------

THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATES, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.


              THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE
                DETAILED INFORMATION APPEARING ELSEWHERE IN THIS
                                   MEMORANDUM.

Item 3

First page of the prospectus

                                     SUMMARY
                                    ---------

The following summary highlights the more detailed information and financial statements (with notes) appearing elsewhere in this prospectus. It is only a summary. We urge you to read the entire prospectus carefully, especially the risks of investing in our common stock as discussed in the "Risk Factors" section (beginning on page 11).

                                  BIOMODA, INC.

                             Summary of the Offering

Biomoda, Inc., was formed under New Mexico law on January 2, 1990. Our executive office is located at 8301 Washington NE, Suite 5, Albuquerque, NM 87113, and our telephone number is (505) 821-0875. Our registered statutory office is at the same address. We use the terms "Company" and "we" in this prospectus to refer to Biomoda, Inc., unless the context indicates otherwise.

The Company is engaged in the business of developing biopharmaceutical technology to diagnose and treat human diseases. On November 10, 1992, the Company licensed a patent for the detection of cancers of the lung. A second patent, dealing with treatment of cancers of the lung, was licensed on February 21, 1995. A third patent, which deals with detecting pre-cancerous conditions in human tissue, is currently pending. We also currently have patents in six other countries: Australia, Brazil, Canada, Japan, Korea and Russia, and have filed a patent application with the European Patent Office, which includes the following countries: Austria, Belgium, Switzerland, Liechtenstein, Cyprus, Germany, Denmark, Spain, Finland, France, Great Britain, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal, Sweden and Turkey. For the expanded development phase no manufacturing facilities will be needed. For the production phase, Biomoda plans to initially contract out production, at comparable, competitive costs.

Our business plan is to focus on economically large markets where our proprietary, patented technology will significantly reduce overall costs in the healthcare system. The first products to be developed will be used for early diagnosis of cancer, followed by products that will aid in the imaging and treatment of cancer. The Company will develop a new market in response to the Company's products by focusing on hospitals, laboratories, and other health care providers who typically will buy products based on our technology for providing care to their patients. We also plan to develop an international presence through confidential licensing agreements and possibly joint ventures with international partners.

                                  THE OFFERING

Securities Offered.                  5,000,000 shares of common stock.

Shares of Common Stock Outstanding.  Before Offering  .................5,765,282
                                     After Offering...................10,765,282

Use of Proceeds by The  Company.

The Company will use the proceeds from this offering to (1) pay costs of the offering (estimated at $208,673.00); (2) Development and optimizing of staining protocols and sputum preparation techniques for TCPP staining in comparison to "classical" sputum staining (estimated at $145,000.00); (3)

Conduct specificity/sensitivity study on statistically significant numbers of Registry sputum samples with known patient history (estimated to be $100,000.00); (4) Initiate discussions with FDA on clinical development Requirements for in vitro diagnostic products and in vivo therapeutic products and orphan drug designation (estimated at $50,000.00); (5) Staff and equip a Biomoda Inc. laboratory for diagnostic reagent and kit development for large volume markets, including development of standard reference materials (estimated at $325,000.00); (6) Conduct prospective, single site pilot study of sputum diagnosis using TCPP for significant number of patients with lung disease and patients at high risk for having lung cancer (estimated at $350,000.00); (7) Conduct statistically valid, multi-site pivotal study using TCPP for diagnosis of lung cancer from sputum samples for submission to FDA as required (estimated at $400,000.00); (8) Initiate adaptation of automated technology to TCPP staining of sputum samples to better serve high volume diagnostic market (estimated at $250,000.00).

Risk Factors

The stock offered by this prospectus is speculative and involves a high degree of risk. Investors should not buy this stock unless they can afford to lose their entire investment. Investors should consult their legal, accounting and/or financial advisors prior to executing any purchase agreement for these securities. While the Company cannot fully detail each and every risk associated with this offering the Company has identified a number of significant risk factors and detailed these risks below. Risk factors associated with these securities include, but are not limited to, the lack of an operating history of the Company, lack of a market for the Company's securities, the lack of any profits since the company's inception, the speculative nature of the Company's business plan, the market place competition with larger companies, the regulation by different government entities, the need of capital to continue operations, the value of the stock is speculative, and the possibility of restrictions on the re-sale of the securities. (See "Risk Factors" beginning on page 11.)

                       SUMMARY OF SELECTED FINANCIAL DATA

                                                           January 3, 1990
                                                          (date of inception)
                                                          -------------------
                                                2002     through June 30, 2002
                                                ----   -------------------------
Assets

Current Assets                                 $352.00
Cash                                           $352.00

Furniture and Equipment, at cost, less accumulated
depreciation of $2,679.00-Note B             $4,184.00

Other Assetts:
  Patent, trademark, and License fees, net $119,127.00
                                           -----------

        Total Assets                       $119,479.00
                                           -----------

REVENUE                                          ---                 $  23.00

Operating Expenses                               ---                    ---
Salaries     (accrued)                                            $662,291.00
Advertising and Marketing                   $   149.00             $46,220.00
Rent                                        $ 1,139.00             $21,086.00
Professional fees                           $ 2 653.00            $249,430.00
Telephone                                    $  277.00             $24,559.00
Payroll taxes                               $    ---               $44,400.00
Licensing Fees                              $    ---               $35,817.00
Office expenses and postage                  $  404.00             $41,333.00
Research and Development costs               $  120.00             $77,761.00
Travel and Lodging                           $   ---               $41,028.00
Depreciation and Amortization                $4,937.00             $29,333.00
Other expenses                               $  270.00              $7,020.00
                                           -----------            -----------

    Total operating expenses               $  9 949.00          $1,280,278.00
                                           -----------          -------------

Loss from operation                       ($  9 949.00)         (1,280,255.00)
    Interest income                              ---                $3,870.00
    Interest expenses                      ($22,730.00)           ($78,519.00)
                                            ----------          --------------

    Total other income (expense)           ($28,237.00)           ($80,553.00)
                                            ----------             ----------
Loss before provision for income tax      ($ 38 186.00)        ($1,360,808.00)

Provision for income                             ---                    ---
                                          -------------        ---------------

Net loss and losses accumulated during
the development stage                     ($ 38 186.00)        ($1,360,808.00)
                                          -------------        ---------------

Cash received from interest income               ---                $3,870.00

Cash paid to employees and suppliers      ($  5,814.00)        ($1,028,221.00)

Net cash flow used for operating activities($ 5,814.00)        ($1,024,351.00)

Cash flows used for investing activities:

Purchase of fixed assets                         ---               ($8,132.00)
Organization expenses                            ---                 ($560.00)
Pay for Patent and license fee              ($ 1,000.00)         ($145,348.00)

Net cash flow used for investing activities  $   139.00          ($150,214.00)

Cash flows from financing activities:
Proceeds from note payable                   $ 5,050.00            $80,217.00
Proceeds from issuance of common stock      $    ---            $1,094,700.00

Net cash flow from financing activities    ($  5,050.00)       ($1,174,917.00)

Cash at beginning of year                    $   977.00                 ---

Cash at end of year                             $977.00               $977.00


Reconciliation of net income
to net cash flow from operating
activities:

Net income                                 ($ 38,186.00)       ($1,360,808.00)
Depreciation                                  $4,937.00            $29,333.00

Interest expenses to stockholders            $22,730.00            $55,875.00
In-kind services and expenses                                      $40,496.00
Decrease (increase) in deposits               $2,800.00             $2,800.00
(Decrease) Increase in accounts payable                            $18,482.00
(Decrease) Increase in accrued payable                            $187,187.00

Net cash flow from operating activities    ($  5,814.00)       ($1,024,351.00)


Liabilities and Stockholder's Deficit

Current Liabilities:

Accounts Payable                                                  ($20,030.00)
Accrued payroll and other expenses                               ($201,731.00)
Notes payable-stockholders                                       ($115,480.00)

Total current liability                                           $345,091.00

Stockholders' Deficit

Common Stock, no par value; 15,000,000 shares authorized;
6,050,351 shares issued and outstanding Class A redeemable preferred stock; no par value; 2,000,000 shares authorized; no shares issued and outstanding; cumulative and convertible Undesignated
Preferred Stock; 2,000,000 shares authorized;
no shares issued and outstanding.

Deficit accumulated during the development stage               ($1,360,808.00)

Total Stockholders' Deficit                                      ($225,612.00)

Total liabilities and stockholders' deficit                       $119,479.00

                                RISK FACTORS

The stock offered in this prospectus involves a high degree of risk, and you should carefully consider the possibility that you may lose your entire investment. Investors in this offering should be able to bear the financial loss of their entire investment. Given this possibility, we encourage you to evaluate the following risk factors and all other information contained in this prospectus before buying the common stock of Biomoda, Inc. Investors should consult their legal, accounting and financial experts prior to investing in the securities offered by the company. Any of the following risks, alone or together, could adversely affect our business, our financial condition, or the results of our operations, and therefore the value of your stock. While the company has attempted to identify what it believes are the significant risk factors, the risks listed in this preliminary prospectus are not a complete list of all possible risks associated with investing in the securities.

Risks Related to Biomoda, Inc.'s Business

1. Biomedical Diagnostic and Therapeutic Industries Are Subject to Intense Competition and Rapid Technological Change.

Biomedical and therapeutic diagnostic industry investments are inherently risky. The value of a biomedical and therapeutic diagnostic company's stock depends largely on the income generated by the products which the company owns. If our products do not generate enough cash flow to meet the company's operating expenses (such as debt service, capital expenditures, research and development, licensing payments, and legal and accounting fees), our ability to develop and expand our business and become profitable will be adversely affected.

Income from biomedical and therapeutic diagnostic investments may be adversely affected by a number of factors, including, but not limited to:

     o the general economic climate (such as too much supply or too little demand for medical diagnostic products, as well as changes in market rates);

     o the failure of the Company's products to receive requisite approvals, or significant delays in obtaining any such approval (such as approval from the Food and Drug Administration ("FDA"), other nations' regulatory bodies, state, and local laws and regulations);

     o    the  Company's   ability  to  provide   adequate   management  of  its
          operations, maintenance of its facilities and equipment and insurance coverage;

     o    expenses for research and development and obtaining product patents;

     o Clinical Laboratory Improvement Amendment of 1988 (CLIA), which regulates the quality and reliability of medical testing in the U.S.;

     o intense competition and rapid and significant technological change in the medical and diagnostic industry;

     o    numerous competitors in the U.S. and abroad;

     o adverse changes in zoning laws, tax laws, or other laws affecting the medical and diagnostic industry;

     o    damage from earthquakes, floods, tornados or other natural disasters;


The failure of the Company's products to receive requisite approvals, or significant delays in obtaining any such approvals, could have a materially adverse effect on the business of the Company. There can be no assurance that any of the Company's products will receive any regulatory (e.g. FDA) approvals, or even if a particular product does receive regulatory approval, that the Company will ever recover its costs in connection with obtaining such approval.

2.   Our Products Have No Assurance of Being Approved for Market.

Before marketing any of our products, the Company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the Company. During each investigative study and prior to its completion, the results of the investigations will remain "blinded" to ensure the integrity of the study. The Company will not know the results of any study, favorable or unfavorable to the Company, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed. The sale price of the product may not be enough to recoup the amount of our investment in conducting the investigative studies.

The fact that the Company has licensed patents for certain product applications of porphyrin technology, that state that this compound has an affinity to bind with metabolically active cells and fluoresces to identify these cells and has a metal binder for targeting these abnormal cells for treatment, and that certain limited data have indicated that the technology performs as stated in the patents, should not be construed as indicating that all issues have been resolved in the development of the products or that the results of such evaluations have indicated that no imperfections exist. Accordingly, the fact that the Company is planning to conduct clinical investigations of a product does not provide any assurances as to the final successful development of that product.

The timing of regulatory filings and approvals, if any, for the Company's products are made less certain by the Company's strategy of seeking one or more collaborative arrangements with development and marketing partners, which may require that a collaborative partner be responsible for seeking and obtaining regulatory approvals either in foreign countries or in the U.S. The Company intends to market its products throughout the world. There are numerous regulatory agencies that regulate the sale of diagnostic and therapeutic products, and these agencies may be affected or influenced by criteria materially different than those of the FDA. The sale of the Company's products may be materially affected by the policies of these regulatory agencies or the domestic politics of the countries involved. The Company has not applied for and does not now have the approval of any foreign country to sell its products for diagnostic or therapeutic use.

3.   We Compete with Substantially Larger Companies.

The medical and diagnostic industry is highly competitive. Competitors of the Company include diagnostic, biotechnology, pharmaceutical, chemical, and radiochemical companies, academic institutions, governmental agencies, and other public and private research organizations. Some of these companies are national or regional operators with far greater resources than ours. The presence of these competitors may significantly impede our business growth or survival. Some of these companies have more resources than we do and therefore have a greater opportunity to develop comparable products and bring those products to market more efficiently than the company.

4.   We Are Subject to Extensive Regulation.

The Company's products are subject to extensive regulation by governmental authorities in the U.S., particularly the Federal Drug Administration, and health authorities in foreign countries. The FDA and corresponding agencies in other countries often impose substantial requirements that must be satisfied before newly developed products may be sold for diagnostic or therapeutic use. Under other circumstances, although a product may have been exempted by statute from the pre-market notification process, the FDA and other agencies reserve the right to impose additional requirements and substantiation after such an exempt product has been marketed. To date, the Company has not yet sought required FDA (or other regulatory agency) approvals for the marketing of any products, and will not do so until the completion of necessary clinical investigations. There can be no assurance that any such approval will be received on a timely basis. Similar filings and governmental approvals will be required in most major foreign countries before the Company's products can be marketed in such countries, including China, where the company has signed a letter of intent to form a joint venture to develop and market lung cancer diagnostic and therapeutic products and is actively pursuing other opportunities and relationships.

5.   Our Operating Costs Could Rise to Unacceptable Levels.

Our income could be seriously affected by rising operating expenses such as: research and development; electricity; insurance and administrative costs, security, patent registration expenses, building repairs and maintenance, and regulatory compliance. If we cannot control operating costs or adequately cover them, our cash flow and financial condition may be adversely affected.

6. We Are Dependent On Key Personnel and Have No Employment Agreements or Full-Time Employees.

We are dependent on the services of John J. Cousins, Leslie S. Robins, Jeffry L. Garwin and Ari Ma'ayan, our president and directors. We do not have employment agreements with them, and losing their services would likely have an adverse effect on our ability to conduct business. We expect to use consultants, local managers, attorneys and accountants as necessary. It may be difficult to find the proper individuals with the required background and skills to fill these necessary positions.

7. We Will Need New Funding, Which May Not Be Available, In Order to Fully Execute Our Business Plan.

Our business plan-to diagnose and treat human diseases-will depend on our ability to raise more money. This filing relates to raising capital for the initial phase of commercialization, the creation of diagnostic kits. The second phase-therapeutic products and treatments-will require additional funds. It is anticipated that the funding for the second phase of products will be provided through retained earnings, but there may be a need to raise additional funds. Management and shareholders have not committed to provide additional funding for the second phase. Also, at this time we have not investigated sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we cannot obtain new funding, our operations could be severely limited.

8.   Environmental Liability Could Have an Adverse Impact.

We do not know of any environmental liability affecting our Company that would have a materially adverse effect on our business. However, various federal, state and local environmental laws make our Company liable for the costs of removal or remediation of certain hazardous or toxic substances. These laws often impose environmental liability regardless of whether the owner was responsible for-or knew of-the presence of hazardous substances. The presence of hazardous substances, or the failure to properly remediate them, may adversely affect our ability to sell or rent a property or to borrow using the property as collateral. No assurance can be given that the environmental assessments of our property revealed all environmental liabilities, or that a material, adverse environmental condition does not exist on our property.

9.   We May Face an Uninsured Loss.

Employees of the Company dealing with human blood and tissue specimens may be exposed to risks of infection from HIV, hepatitis, tuberculosis, and other blood and specimen-borne diseases if appropriate laboratory practices are not followed. Although no infections of this type have been reported in the Company's history, there can be no assurance that such infections will not occur in the future and result in liability to the Company.

The testing, marketing, manufacturing, distribution, and sale of health care products could expose the Company to the risk of product liability claims. A product liability claim could have a material adverse effect on the business or financial condition of the Company. The Company does not currently maintain product liability insurance coverage. The Company intends to evaluate, depending on the circumstances that exist at the time, whether to obtain any product liability insurance coverage prior to the time that the Company engages in any marketing of its products. Even if the Company should elect to attempt to obtain such coverage in the future, there can be no assurance that product liability insurance will be available to the Company in the future on acceptable terms, if at all, or that such insurance will be sufficient to protect the Company against claims. Therefore, any uninsured loss could adversely affect our financial condition and results of operation.

10.  Lack of operating history.

While the Company has been in existence since 1990 the Company does not have a history of operations. Since there is a lack of an operating history by the Company the Company is unable to provide any detailed information to the prospective investor as to the past operations of the company. Further, the investor will be unable to estimate the ability of the management to operate the Company.

11.  Lack of Market for the Securities.

There is currently no market in which a shareholder could readily sell any shares. The Company does not anticipate that an active market will develop at any time. If a market does develop for the securities the Company does not represent that the market will be sustainable for any period of time nor that the market price could recoup an investor's investment or make any profit. Therefore, any shares purchased in this offering should be considered highly illiquid.

12.  The Entire Amount of Any Investment May be Lost.

The Company cannot ensure that any investment in the Company will not be lost due to operating expenses, including those costs for keeping the company an active reporting Company with the Securities and Exchange Commission. Because there is no source of cash flow into the Company the investor should consider that their entire investment could be lost. There is no guarantee that the shares will have a market value at any time after this offering and the investor may not be able to sell the shares on any market.

13.  The Company Does not Intend to Pay Dividends.

The Company does not intend to pay dividends on the shares in the future. Any income which might come into the Company will be used for the payment of any operating expenses for the Company including maintaining the reporting status of the Company.

14.  No Underwriter is Being Used.

The Company is using its best efforts to market the Company and the shares of stock for sale. The Company is not using any underwriting firm, placement agent or any other person to market or sell the shares. There is no assurance that the Company can sell all or any of the securities. There may be less of a due diligence review performed by the Company in this offering than if the offering were being underwritten where an underwriting firm would perform a thorough due diligence review of the company.

15.  No Restrictions on Purchase of Securities.

There are no restrictions as to whether or not officers, directors, employees or beneficial share holders can purchase securities in the offering or the amounts they are able to purchase.

16.  Management will Have Broad Powers Over the Use of the Proceeds.

Management will have the exclusive power on how the proceeds raised through this offering will be used. The Company currently has a plan for the proceeds of this offering, see "Use of Proceeds" section below. There is no guarantee that the proceeds will actually go to the proposed uses. Proceeds may be used to fund different projects or new projects that show more promise, in management's view, to being approved by the FDA or other regulatory agencies. Management shall be the sole decision maker on how proceeds of this offering shall be used by the Company.

The proceeds from the offering have no specific uses at this time. Since there is no specific plan for the use of the proceeds management has broad powers in determining how the proceeds will be used. It is intended that the proceeds originally will be used to maintain the filing status with the Securities and Exchange Commission and with any state securities commissions if the shares are registered in any of the states or other jurisdictions which require registration of securities.

17.  No State or Other Jurisdiction Registration.

The Company does not intend to immediately register the securities with any of the states or other jurisdictions that may require registration in order to be sold in said state or jurisdiction.

Risks Related to Investment

18.  Our Stock Value Is Dependent On Our Ability To Generate Net Cash Flows.

A large portion of any potential return on our common stock will be dependent on our ability to generate net cash flows. If we cannot operate our company at a net profit, there will be no return on shareholder's equity, and this could well result in a loss of share value. No assurance can be given that we will be able to operate at a net profit now or in the future.

19. Our Common Stock Has No Prior Market, And Value May Decline After the Offering.

There is no public market for our common stock, and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its shares without considerable delay, if at all. The trading market price of our common stock may decline below the offering valuation. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or continue. The Risk Factors discussed in this "Risk Factors" section may significantly affect the market price of our stock. Owing to the low price of our stock, many brokerage firms may not be willing to deal in our stock. Even if a buyer finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of this stock as collateral for loans. Thus, you may be unable to sell or otherwise realize the value of your investment in our stock.

20. Our Shareholders May Face Significant Restrictions on the Resale of Our Stock Due to State Blue Sky Laws.

Each state has its own securities laws, often called "blue sky laws," which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or else it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our stock will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our stock. Accordingly, you should consider the resale market for our securities to be limited. Shareholders may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

                                 USE OF PROCEEDS

The Company will use the proceeds from this offering in the following manner, and in the following order of priority:

    Priority     Use of Proceeds                                                                               Est'd Cost
    --------     ------------------------------------------------------------------------------                -----------
       1         Costs of offering                                                                             $208,673.00
       2         Development and optimizing of staining protocols and sputum preparation                       $145,000.00
                 techniques for TCPP Staining in comparison to "classical" sputum staining.
       3         Conduct specificity/sensitivity study on statistically significant number of                  $100,000.00
                 Registry sputum samples with known patient history.
       4         Regulatory affairs. Initiate discussions with FDA on clinical development                      $50,000.00
                 Requirements for in vitro diagnostic products and in vivo therapeutic products.
                 Discuss orphan drug designation.
       5         Staff and equip Biomoda Inc., laboratory for diagnostic reagent and kit                       $325,000.00
                 development for large volume markets, including development of standard reference materials.
       6         Conduct prospective, single site pilot study of sputum diagnosis using TCPP                   $350,000.00
                 for significant number of patients with lung disease, at high risk for having lung cancer.
       7         Conduct statistically valid, multi-site pivotal study using TCPP for diagnosis                $400,000.00
                 of lung cancer from sputum samples.  For submission to FDA as required.
       8         Initiate adaptation of automated technology to TCPP staining of sputum                        $250,000.00
                 samples to better serve high volume diagnostic market.

The Company hopes to sell all of the securities in this offering. However, if the Company does not sell all of the securities, the Company will apply the funds raised by this offering in the above shown priorities. First, the Company will pay off the costs of this offering. Next, the Company will develop the protocols and techniques necessary for proper analysis and diagnosis of sputum. Studies will then be conducted on a statistically significant number of Registered sputum samples with a known history. Discussions will be entered into with the FDA on the requirements for in vitro diagnostic products and in vivo therapeutic products, with various options being pursued to accelerate the FDA assent process. Biomoda Inc., will also need to be staffed and equipped for the development of a diagnostic reagent, and development of a kit and reference materials for diagnosis to be used in large volume markets. Research will be necessary for the development of a method for diagnosing lung cancer. This will be conducted at a single site, with a control group known to have lung disease and at a high risk for having lung cancer. This research will then be expanded to include multi-site testing for submission to the FDA as required. Diagnostic methodology will then be automated, to better serve a high volume diagnostic market.

                         DETERMINATION OF OFFERING PRICE


This is the initial public offering of the Company's common stock, and before this offering there was no public trading market in the Company's stock. As a result, the initial public offering price for the 5,000,000 shares being registered in this offering was determined in a largely arbitrary manner, with no reference to established criteria of value. The factors considered in determining the offering price were our financial condition and estimated prospects, our limited operating history, and the general condition of the securities market. The offering price is not an indication of and is not based on the actual value of the Company and bears no relation to the book value, assets, or earnings of the Company. The offering price should not be regarded as an indicator of the future price of the stock.

                                    DILUTION

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completing this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly because we have arbitrarily determined the offering price for the shares offered in this prospectus. Dilution also occurs because of the lower book value of the shares held by our current stockholders.

As of December 31, 2001, the net tangible book value of our shares of common stock was (-$311,466.00) or approximately ($-.19) per share, based on 5,765,282 shares outstanding.

Upon completion of this offering, if 100% of the offered shares are sold, the net tangible book value of the 10,765,282 shares to be outstanding will be $14,688,534.00, or approximately $1.364 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.363 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $1.364 per share.

Upon completion of this offering, if 75% of the offered shares are sold, the net tangible book value of the 9,515,282 shares to be outstanding will be $10,938,534.00, or approximately $1.150 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $1.149 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $1.150 per share.

Upon completion of this offering, if 50% of the offered shares are sold, the net tangible book value of the 8,265,282 shares to be outstanding will be $7,188,534.00, or approximately $0.870 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.869 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $0.870 per share.

Upon completion of this offering, if 25% of the offered shares are sold, the net tangible book value of the 7,015,282 shares to be outstanding will be $3,438,534.00, or approximately $0.490 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.489 per share without any additional investment on their part. The investor will incur an immediate dilution from $3.00 per share to $0.490 per share.

After completion of this offering, if 5,000,000 shares are sold, the new investors will own approximately 46% of the total number of shares then outstanding, for which they will have made a cash investment of $15,000,000.00, or $3.00 per share. Our current stockholders will own approximately 54% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $1,135,196, or approximately $.19 per share.

After completion of this offering, if 3,750,000 shares are sold, the new investors will own approximately 39% of the total number of shares then outstanding, for which they will have made a cash investment of $11,250,000.00, or $3.00 per share. Our current stockholders will own approximately 61% of the total number of shares then outstanding.

After completion of this offering, if 2,500,000 shares are sold, the new investors will own approximately 30% of the total number of shares then outstanding, for which they will have made a cash investment of $7,500,000.00, or $3.00 per share. Our current stockholders will own approximately 70% of the total number of shares then outstanding.

After completion of this offering, if 1,250,000 shares are sold, the new investors will own approximately 18% of the total number of shares then outstanding, for which they will have made a cash investment of $3,750,000.00, or $3.00 per share. Our current stockholders will own approximately 82% of the total number of shares then outstanding.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.


EXISTING STOCKHOLDERS

Price per share  . . . . . . . . . . . . . . . . .. . . . . . . . . . . .$ 0.001
Net tangible book value per share before offering . . . . . . . . . . . ($ -.19)
Capital contributions . . . . . . . . . . . . . . . . . . . . . .  $1,135,196.00
Number of shares outstanding before the offering . . . . . . . . . . . 5,756,282
Percentage of ownership after offering . . . . . . . . . . . . . . . . . . .100%

PURCHASERS OF SHARES IN THIS OFFERING IF 100% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3.00
Net tangible book value per share after offering . . . . . . . . . . . . $ 1.364
Capital contributions from offering. . . . . . . . . . . . . . . $ 15,000,000.00
Number of shares after offering held by public investors . . . . . . . 5,000,000
Number of shares outstanding after offering . . . . . . . . . . . . . 10,765,282
Percentage of ownership after offering . . . . . . . . . . . . . . . . . . . 46%
Percentage of ownership by existing shareholders after offering . . . . . .  54%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3.00
Net tangible book value per share after offering  . . . . . . . . . . . .$ 1.150
Capital contributions from offering . . . . . . . . . . . . . . .$ 11,250,000.00
Number of shares after offering held by public investors . . . . . . . 3,750,000
Number of shares outstanding after offering . . . . . . . . . . . . . .9,515,282
Percentage of ownership after offering . . . . . . . . . . . . . . . . . . . 39%
Percentage of ownership by existing shareholders after offering . . . . . .  61%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3.00
Net tangible book value per share after offering  . . . . . . . . . . . .$ 0.870
Capital contributions from offering . . . . . . . . . . . . . . . $ 7,500,000.00
Number of shares after offering held by public investors . . . . . . . 2,500,000
Number of shares outstanding after offering . . . . . . . . . . .  . . 8,265,282
Percentage of ownership after offering . . . . . . . . . . . . . . . . . . . 30%
Percentage of ownership by existing shareholders after offering  . . . . . . 70%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD

Price per share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 3.00
Net tangible book value per share after offering  . . . . . . . . . . . .$ 0.490
Capital contributions from offering . . . . . . . . . . . . . . . $ 3,750,000.00
Number of shares after offering held by public investors . . . . . . . 1,250,000
Number of shares outstanding after offering . . . . . . . . . . . . . .7,015,282
Percentage of ownership after offering . . . . . . . . . . . . . . . . . . . 18%
Percentage of ownership by existing shareholders after offering . . . . . .  82%

                            SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

                              PLAN OF DISTRIBUTION

We plan to offer and sell a maximum of 5,000,000 shares of Biomoda, Inc. $0.001 par value common stock to the public at a purchase price of Three Dollars ($3.00) per share. The offering will be made on a "self-underwritten" basis, meaning we will sell shares through our director, John J. Cousins, without an underwriter, and without any selling agents. The offering will be made on a continuous basis. There will be no extensions to this offering. This is not an underwritten offering. The gross proceeds from this offering will be $15,000,000.00 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, to any person, finder, underwriter, dealer or firm in connection with solicitation of sales of the shares.

There is no minimum investment or minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by the company for the uses set forth in the Use of Proceeds section of this prospectus. The funds will be placed in an escrow or trust account during the offering period, and no money will be returned to the investor once we accept the subscription. Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

We will sell the shares in this offering through John J. Cousins, one of our directors. Mr. Cousins will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will offer to sell them the company's common stock. Mr. Cousins will receive no commission from the sale of any shares. Mr. Cousins will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not, at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Cousins is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Cousins is and will continue to be one of the company's directors at the end of the offering. He has not been during the last twelve months and is currently not a broker/dealer or an associated person of a broker/dealer. Mr. Cousins has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation. Mr. Cousins intends to contact persons with whom he had a past or has a current personal or business relationship and solicit them to invest in this offering.

Procedures for Subscribing: If you decide to subscribe for any shares in this offering, you must:

     1.   execute and deliver to us a subscription agreement; and

     2.   deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "BIOMODA, INC."

Right to Reject Subscriptions: We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will immediately return all monies from rejected subscriptions to the subscriber, without interest or deductions. We will accept or reject subscriptions for securities within 48 hours after we receive them.

Regulation M of the Securities and Exchange Act of 1934 (which replaced Rule 10b-6) may prohibit a broker/dealer from engaging in any market making activities with regard to a company's securities. Under ss.242.104 of Regulation M, stabilizing is prohibited except for the purpose of preventing or retarding a decline in the market price of a security. We do not plan to engage in any passive stabilizing activities.

Once the SEC declares this offering effective, the shares of common stock represented by the offering will be registered pursuant to Section 5 of the Securities Act of 1933.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding or litigation, and none of our property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS & CONTROL PERSONS

The following persons are officers and directors of the Company as of the date of this prospectus:

    Name           Age    Position

John J Cousins     46     President, Treasurer and Director since April 10, 2002

Leslie S. Robins   64     Vice President and Secretary since April 10, 2002,
                          Director since April 30, 1999.

Jeffrey L. Garwin  53     Director since May 23, 1993.

Ari Ma'ayan        58     Director since February 23, 1990.

Lewis White        48     Control Person Owning 15.64% of the Company.

John J. Cousins, President and Director. Mr. Cousins began his business career as a design engineer for Ampex Corporation, a manufacturer of broadcast and computer equipment, and the American Broadcasting Company. After receiving his MBA from the Wharton School in 1990 he was vice president of Cimmaron Business Development Corporation, a southwest regional merchant and investment banking operation. In 1996, Mr. Cousins became president of Terra Firm, a business consulting firm. Since 1999, he has been vice president, financial officer, and treasurer of Advanced Optics Electronics, Inc., a developmental stage technology company with a primary focus on the development, production and sales of large-scale flat panel displays. Advanced Optics Electronics, Inc., is a publicly traded company on the NASDAQ OTC Bulletin Board. He holds undergraduate degrees from Boston University and the Lowell Institute School at MIT.

Leslie S. Robins, Vice President and Director. Mr. Robins is the Secretary and a Director of the Company. From November 1989 to December 1992, Mr. Robins was Managing Partner of Coronado Group, performing analyses of small technology companies, and from May 1986 to June 1989, he was Executive Vice President of Triton Productions Inc., a motion picture film development company. From September 1978 to October 1987, Mr. Robins was Managing Partner of Longview Management; serving as investment managers for individuals in the entertainment industry. Since 1996, he has been Executive Vice President and a Director of Advanced Optics Electronics, Inc., a developmental stage technology company with a primary focus on the development, production and sales of large-scale flat panel displays. Advanced Optics Electronics, Inc., is a publicly traded company on the NASDAQ OTC Bulletin Board. Mr. Robins has a B.S. from the University of Miami and attended Harvard Business School.

Jeffrey L. Garwin, M.D., Ph.D., Director. Dr. Garwin has been with Biomoda, Inc., since 1993 as director. He is the president of UltraTouch Corporation, a medical device company developing technology to screen for breast tumors. Dr. Garwin was vice president of medical and quality assurance for Eggland's Best, a food products company, from 1990-1994. His previous experience also includes positions as director of science and technology for R.G. Vanderweil Engineers (working on biotechnology process engineering), assistant director of clinical research at McNeil Consumer Products Company (a major pharmaceutical company in the Johnson & Johnson family of companies, performing clinical studies on Imodium and other gastrointestinal products), and a staff scientist and project leader at Biogen. Biogen is one of the first biotechnology companies, and Dr. Garwin contributed to project teams in protein chemistry and microbiology. Dr. Garwin is listed in the premier edition of Who's Who in Science and Engineering as well as in American Men and Women of Science. He is an inventor of four independent U.S. biomedical patents, and is a widely published biomedical author. Dr. Garwin is the inventor of one patent application assigned to Biomoda Inc. Dr. Garwin holds a Ph.D. in biochemistry and an M.D., both from Yale University.

Ari Ma'ayan, Director. Mr. Ma'ayan has served as Vice President for RhoMed, Inc., a biotech company specializing in radio labeling of monoclonal antibodies, ChemBioMed, Inc., a R&D company creating synthetic oligosaccharides, and President of American BioDesign, Inc., a biotech consulting company specializing in R&D scale-up and production of biologics and recombinant organisms. He held senior staff positions at Biogen, Inc., a contract pilot prodution facility, and Genzyme Corp., an R&D biochemical facility. Mr. Ma'ayan's academic experience includes a research and development assignment with the Hebrew University School of Medicine where from 1973 to 1980 he participated in the creation of a biotechnology facility related to fermentation. He received a $500,000 grant from the Canadian National Research in 1986 for cell culture research and served on a

"Distinguished   Scientists   Advisory  panel"  working  with  the  Division  of
Biological Sciences. He also received a Phase I SBIR from the National Institute for Health in 1989 for developing a diagnostic.

Lewis White, Control Person Owning 15.64% of the Company. Mr. White is a member of the Board of Directors of Standard Alcohol Company of America. He is also an advisor to the management of Standard Alcohol Company of America. Standard Alcohol Company of America is a gas to liquids technology company. Mr. White is also an active investor in four other technology oriented start-up companies, each displaying a market ready product. His credentials are in real estate development for the past twenty years.

No other person is expected to make a significant contribution to the Company who is not identified in this prospectus as an executive officer or director of the Company.

All executive officers are appointed by the board and hold office until the board appoints their successors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company's common stock as of December 31, 2001, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 31, 2001, there were 6,050,351 shares of common stock issued and outstanding.

                                                      Nature of           Amount of            Amount Paid          Percent of
   Title of Class           Name and Address          Ownership           Ownership                                   class
---------------------  --------------------------  ----------------  --------------------  -------------------- ------------------
    Common Stock             Jeffrey Garwin             Direct             850,000              $1,100.00             14.05%
     ($0.001 par
       value)
    Common Stock            Advanced Optics             Direct            1,072,285            $354,915.00            17.72%
     ($0.001 par
       value)
    Common Stock             Irving Weiman              Direct             850,000               $100.00              14.05%
     ($0.001 par
       value)
    Common Stock              Lewis White               Direct             946,000             $246,508.00            15.64%
     ($0.001 par
       value)
    Common Stock           All Directors and            Direct             850,000              $1,100.00             14.05%
     ($0.001 par         Executive Officers as
       value)                   a group

     There are no agreements, contracts or arrangements that the Company is part of or knows about that would result in a change of control of the Company.

     * The persons listed in the above table as having the right to purchase the company's shares through options, have the right to exercise the option to purchase the listed number of shares at a strike option price and within the time set out in the table below.


 Date          Name          Options Outstanding       Price          Expiration
2/15/01    James Bjornson            30,000            $0.500           1/31/04
2/15/01    Robert Anderson           30,000            $0.500           1/31/04
1/15/99    Dr. Jeff Garwin           50,000            $0.500           5/31/09
5/28/99    Gregory Stuk              50,000            $0.500           5/31/04
1/15/99    Ari Ma'ayan              150,000            $0.500           4/30/09
3/17/00    Ari Ma'ayan              430,000            $0.150           3/16/10
5/1/02     John Cousins             490,000            $0.150            5/1/07
5/1/02     Leslie Robins            490,000            $0.150            5/1/07
3/17/00    Dr. Jeff Garwin          850,000            $0.150           3/16/10
2/1/01     Susan Blumenthal          30,000            $0.50            1/31/04
2/1/01     Margaret Hodge            30,000            $0.50            1/31/04
                                  2,630,000

                            DESCRIPTION OF SECURITIES

General

The Company's authorized capital stock consists of 15,000,000 shares of common stock, par value $0.001, of which 6,050,351 are issued and outstanding as of May 7, 2002. The Company's bylaws also authorize the issuance of 4,000,000 shares of Preferred Stock. There are no shares of Preferred Stock that are issued and outstanding. The share holders do not possess cumulative voting rights. There are no other material rights afforded by the shares of stock which have been authorized by the company.

Shares of Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event of a liquidation, dissolution or wind-up of the Company, the holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. There are no dividend, voting, preemptive or other rights associated with the Company's common stock, except those generally provided under state law.

The Company has not paid any cash dividends since inception and does not anticipate doing so in the foreseeable future. The future payment of cash and non-cash dividends, if any, on the common stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition and other relevant factors. No assurance can be made that any cash or non-cash dividends will be paid on the common stock in the future.

Shares of Preferred Stock

The bylaws of Biomoda, Inc., authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 4,000,000 shares of which no shares have been issued. The Preferred Stock may be issued by resolution of the company's Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. Currently there is no designation fixing their rights, powers, preferences, qualifications, limitations and restrictions for any class of Preferred Stock. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

There is no provision in the Company's Articles of Incorporation or By-laws, or any amendments to the Articles or By-laws, which would delay defer, or prevent a change in control of the Company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in the Company.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for the Company by Ryan Cooper, an attorney licensed in the State of Utah.

Experts

The financial statements of the Company as of June 30, 2002, included in this prospectus have been audited by Hinkle and Landers, Certified Public Accountants, our independent auditors, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Biomoda, Inc.'s Articles of Incorporation provide that it will indemnify its officers and directors to the full extent permitted by New Mexico state law. Biomoda's By-laws provide that the Company will indemnify and hold harmless its officers and directors for any liability including reasonable costs of defense arising out of any act or omission taken on behalf of the Company, to the full extent allowed by New Mexico law, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

     The Company was formed on January 3, 1990, as a New Mexico Corporation.

                             DESCRIPTION OF BUSINESS

This prospectus contains forward-looking statements which involve risks and uncertainties, including trends in the biomedical field, and projected future prospects. Actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" (see "Risk Factors" Section beginning on page 12).

General

The Company was formed under New Mexico law on January 3, 1990. The Company was formed as a subchapter C corporation under the Internal Revenue Code. The Company is a New Mexico based development stage company commercializing products to diagnose and treat human disease. The Company plans to focus on economically large markets where its proprietary, patented technology can significantly reduce overall costs in the healthcare system. The first products will improve early diagnosis of lung cancer.

Due to differences in regulation of diagnostics in Asia, Biomoda may be able to begin marketing earlier in some Asian countries, generating revenue 6 to 12 months sooner than in the U.S. It is anticipated that the mechanisms for generating these revenues will be through licensing agreements and/or joint ventures with international partners.

Company's Products and Services.

Biomoda's products are based on commercializing its core patent protected technology relating to a compound called TCPP (Tetrakis Carboxy Phenyl Porphine). TCPP is a porhyrin with unique properties. Porphyrins are compounds related to blood (such as heme in hemoglobin) and having biological activity. TCPP has an affinity to bind molecularly with cancer cells. This allows the cancer cells to be identified because TCPP will fluoresce or glow under certain light conditions. The TCPP molecule also has a metal binder where radioactive copper can be attached for therapeutic applications. The first products to be developed will be reagents for diagnosing cancer in tissue specimens, as performed in a cytopathology lab. The second generation of products will be separate formulations for imaging and treating human lung cancer. Biomoda's immediate product objectives for the U.S. market include sputum sample cytopathology reagent kits using TCPP, a lung cancer in vivo (in the body) diagnostic product, and a lung cancer therapeutic product.

There are presently no tests that are recognized as effective for early detection of lung cancer, and the present chemotherapeutic and radiotherapeutic treatments for lung cancer do not use porphyrin derivatives. For early diagnosis of lung cancer, the Company's success will depend on developing a new market in response to the Company's products. For diagnosing cervical cancer in vitro (outside of the body) and for the use of radioactive porphyrin for diagnosing and treating lung cancer in vivo, the Company's success will depend both on capturing customers in existing markets and on developing new markets in response to the Company's products.

To date the Company has not manufactured, distributed, or marketed any products. The Company plans to use contract manufacturing facilities to produce the initial commercial quantities of its products. This approach will benefit the Company by not incurring fixed costs relating to manufacturing equipment and facilities and allow the Company to allocate its resources to develop its marketing infrastructure. There can be no assurance, however, that manufacturing or quality control problems will not arise as the Company increases production of its products, or as additional contract manufacturing facilities are required in the future.

Product Advantages

The use of porphyrins, specifically TCPP, for diagnosis and subsequent treatment of cancer may have a number of very real advantages over competing technologies that are currently being used or that are in development. Some of the advantages depend on porphyrin biology, while some are strictly economic. Chemically, TCPP has a metal binder that makes it beneficial for various therapeutic uses.

One biological advantage is the proven specificity of TCPP for malignant tissue as well as for sites of inflammation. Although porphyrins have been known for decades to have an affinity for cancer cells, the specificity of TCPP is unique, and patented. Biomoda is aware of no other companies using porphyrins to diagnose cancer. The company is not aware of any other company that is focusing on lung cancer treatment with targeted radioactivity or cellular toxins.

Another biological advantage of TCPP is its small size (less than 860 molecular weight). Since it is so small and so closely related to naturally occurring porphyrins (such as heme in hemoglobin), it is extremely unlikely to be immunogenic. This is distinct contrast to monoclonal or even "single chain" antibodies, with molecular weights from 45,000 to over 150,000. It is generally accepted that foreign proteins greater than 10,000 molecular weight are likely to be immunogenic, and therefore likely to cause significant side effects if administered repeatedly or in high doses. TCPP's small size also may facilitate diffusion out of blood vessels to bind specifically to cancer cells, and should be a distinct advantage for aerosol administration.

Since TCPP is not a protein and is of low molecular weight, it should be easier to formulate as a radiopharmaceutical than its protein competitors. Since each molecule is smaller, an equivalent number of molecules represents proportionately less mass than antibodies.

The porphyrin nucleus can be manufactured inexpensively by bacterial fermentation, analogous to the fermentation used to produce antibiotics, and TCPP can be synthesized less expensively in a strictly chemical process. By contrast, proteins are 10-100 fold more expensive to produce (on a weight basis), and because of the difference in molecular weight the mass of protein required per dose is likely to be at least 30-fold higher. Porphyrin chemistry is fairly well understood, and the porphyrin nucleus is amenable to modification. It is possible that Biomoda will develop porphyrins with affinities for different cell types, or else use TCPP to carry other "killer ligands" or imaging agents to tumor cells.

Although the biology of porphyrin uptake is not completely understood, many tumor cells express a high affinity (10nM) receptor for heme (a porphyrin and a component of hemoglobin in blood). This may be part of the specificity that TCPP exhibits for cancer cells. There are very few antigen-antibody or receptor-ligand interactions that are of equally high affinity. There are a variety of syndromes associated with disorders of porphyrin metabolism. These syndromes may give clues to other diseases that may be amenable to diagnosis or treatment with TCPP or other modified porphyrins.

Porphyrins as a class are relatively stable biologically, particularly when compared to peptides or even many antibodies.

For treatment of lung cancer by derivatives of TCPP, there is a powerful rationale for expecting efficacy: if the cancer cells take up the TCPP in a sputum sample, they should take up Cu-TCPP (radioactive copper attached to TCPP) in vivo. This makes effective TCPP radiotherapy much more likely than for externally beamed radiation or the case of treatment by a different modality than used for diagnosis. Finally, if a surgical approach is taken, Cu-TCPP administered prior to surgery could help a surgeon with a hand-held radiation detector identify and excise all of the tumor mass. Use of Cu-TCPP might also be indicated diagnostically, to provide a radiographic view of whether the tumor is diffuse, or isolated and solid. The information provided might well determine the approach to therapy. At present, no other modality can be used both for diagnosis and treatment.

Basis for Product Development.

Product development will be pursued in the following ways: licensing of patented technologies from research institutions, applications development contracts with licensor laboratories, collaborating with contract laboratories with existing expertise and automated staining equipment manufacturers; development of technology and products in house.

Biomoda will be working in-house to develop expertise in cytopathology and the biochemistry of porphyrin uptake, including certifying cell lines for use as standards (positive and negative controls) for use of TCPP and staining protocols in cytopathology. Synthesis of porphyrin variants will probably be contracted out to various companies.

Biomoda will pursue collaborative development agreements with instrumentation companies to standardize reagents and protocols consistent with their apparatus (flow cytometers, robot stages, fluorescence detectors, and image analyzers).

After the testing protocols have been validated, Biomoda may establish a licensed cytopathology laboratory to perform these analyses at least on a regional basis, and to serve as a demonstration/training facility to expand use of the proprietary tests.

Present Product Status.

One licensed U.S. patent covering detection of cancers of the lung was issued on November 10, 1992. A second licensed U.S. patent, covering treatment of cancers of the lung was issued on February 21, 1995. A third U.S. patent is pending, and international patents have been applied for in 21countries by the University of California. Patents have been issued in Australia, Brazil, Japan, Korea, Russia and Canada. A patent application is currently being reviewed by the European Patent Office. The costs of preparation, filing and prosecution as well as the maintenance of all resulting patents are the responsibility of the company and are covered under the License agreement.

Essentially no coherent work has been done on certifying standard cell lines as positive and negative controls. Cell lines may be developed on a joint venture basis with various companies.

A small amount of animal work has been done on inflammatory focus imaging, and essentially no work has been done on lung cancer imaging or treatment using Cu-TCPP. These in-vivo products are in an early pre-clinical stage of development.

Employees

As of April 30, 2002, the Company had three part-time employees.

Reports to Security Holders

We are not required to deliver an annual report to security holders and do not plan to send a copy of the annual report to them. If we choose to create an annual report, it will contain audited financial statements. We intend to file all required information with the Securities and Exchange Commission ("SEC"). We plan to file with the SEC our Forms 10KSB, 10QSB and all other forms that are or may become applicable to us with the filing of this registration statement.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We have filed all statements and forms with the SEC electronically, and they are available for viewing or copy on the SEC's Internet site, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site is http://www.sec.gov.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. Our fiscal year end is December 31.

                                    Overview

Biomoda, Inc., is a privately held biopharmaceutical company focusing on very early cancer detection technology. Biomoda's novel cell-targeting technology is globally patented for the detection of pre-cancerous and cancerous conditions in all human tissue. This technology, originally called Tetrakis Carboxy Phenyl Porphine (TCPP), was developed at Los Alamos National Laboratories. Biomoda obtained a worldwide exclusive license to the TCPP technology from the University of California in late 1995, and began new research broadening the scope of the original patent and technology. In November 2000, Biomoda filed a new U.S. provisional patent application defining the ability of Biomoda's version of the TCPP to detect pre-cancerous and cancerous conditions in all human tissue. The Company began the commercialization process by trademarking the technology as Porvidx (TM).

Porvidx (TM) exploits the unique cell-targeting characteristics of porphyrins-extremely tiny, water-soluble biological pigments-that seek an intracellular binding site in abnormal cells. When exposed to certain wavelengths of fluorescent or laser light, Porvidx (TM) causes abnormal cells to literally light up red/orange with a degree of fluorescence proportional to the abnormality of the cell. Biomoda's first product will be a non-invasive test for the extreme early detection of lung cancer.

Currently, there are no commercially available methods of detecting lung cancer at the pre-cancerous stage and there is no FDA approved screen for lung cancer. Porvidx (TM) is ready for additional clinical trials and commercialization for extreme early lung cancer detection, thus putting Biomoda on the leading edge of the research curve.

Before marketing any of its products, the Company will need to complete one or more clinical investigations of each product. There can be no assurance that the results of such clinical investigations will be favorable to the Company. During each investigative study and prior to its completion, the results of the investigation will remain "blinded" to ensure the integrity of the study. The Company will not know the results of any study, favorable or unfavorable to the Company, until after the study has been completed. Such data must be submitted to the FDA as part of any regulatory filing seeking approval to market the product. Even if the results are favorable, the FDA may dispute the claims of safety, efficacy, or clinical utility and not allow the product to be marketed.

General

The Company's present strategy is to seek partners for commercializing its products in foreign markets. There can be no assurance that the company will be successful in finding suitable collaborative partners for any of its technology, nor can there be any assurance as to the timing or terms of any such collaborations. Such collaborative arrangements, if entered into, may provide for the company to receive a royalty for sales of its products by the licensee, as well as up-front licensing fees and payments for development work performed by the company. Royalties on sales, in any event, will depend in part upon the efforts required of the licensee, which may include the completion of product research and development, performance of clinical investigations, obtaining regulatory approvals, and manufacturing and marketing any products. The amount and timing of resources devoted to these activities may be controlled by the licensee. Should the licensee fail to perform any essential functions, the company's business and results could be adversely affected. If the company is unable to enter into favorable collaborative arrangements, the company may not have sufficient resources to develop its products. In addition, there can be no assurance that any of the company's collaborative partners would not pursue alternative technologies or develop alternative products on their own or in collaboration with others, including the company's competitors.

Managed care organizations, hospitals, ob/gyn specialists, and lung cancer specialists in the region of Biomoda's licensed cytopathology lab will be alerted by direct mailings about the availability of improved technology for detection of lung cancer in sputum samples and cervical cancer from pap smears. A price list will be included. A direct sales approach by telephone may be appropriate, particularly since sales to clinical labs around the country will have to be supported by Biomoda personnel with a knowledge base similar to that of the decision makers.

Biomoda executives will directly contact and negotiate national sales/operating agreements (a National Account Approach). To the extent that reagents are sold to small laboratories, these sales will be accomplished through one or more major reagent distributors. Sales support may be challenging, since the company anticipates that sputum sample preparation will be particularly difficult in inexperienced hands. Biomoda intends to support the customers with technical support provided via phone, fax, and internet and detailed procedural documentation.

Finalized plans for selling Biomoda products and services will be developed during the first eighteen months. The Marketing/Sales executive whom the Company plans to hire during the second year will actively participate in the consolidation and implementation of the selling program.

Manufacturing

For the initial development phase, no manufacturing facilities will be needed. However, production and packaging facilities both for the cytopathology reagents and for clinical trials materials will be required. Since TCPP can be manufactured by total chemical synthesis, Biomoda plans initially to contract out production of TCPP as a fine chemical. Pharmaceutical companies may be particularly attractive contract manufacturers. It is likely that when the cytopatholgy product kits reach the market, Biomoda will invest in the capital equipment for production and packaging, although the decision may be made to continue to contract out these functions so long as costs are competitive. All formulations will be treated as confidential trade secrets, extending to all contract manufacturers. Patents on formulations will be pursued aggressively, minimizing the concerns attending contract manufacturing.

Biomoda will investigate contract manufacturing options with U.S., European and Asian companies.

Quality assurance and quality control will be maintained by an in-house QA/QC group, checking conformance to requirements of outside contractors. A Total Quality Management approach will be implemented, extending to the suppliers of raw and finished materials.

Product Research and Development

Initial research will be conducted for the development of a method for early detection and diagnosing of lung cancer. The first phase will be conducted at a single site, with a control group known to have lung disease and at a high risk for having cancer. The goal of this additional clinical work will be to refine the preliminary laboratory and contract lab results on scoring relative to cellular anomalies. We intend to refine the protocol and further develop a systematic and reproducible approach to accurately defining sensitivity and specificity. The institution that will be our strategic partner in this study will have a large sputum bank with detailed information on the patients and samples. The Company is currently in the process of reviewing several candidates for use as strategic partners.

The second phase will be a multi-site pilot study to gain further insight into reproducibility and to evaluate the data with academic collaborators. It is intended that the results will be published in peer-review publications to further corroborate the data and disclose the potential of the technology.

Please refer to our Use of Proceeds chart on page 16 were we have detailed the budget for this research and development. Items 2, 3, 6 and 7 relate to this initiative and are budgeted at $995,000 for this work. We feel that the approximately one million dollars is a conservative estimate for this R&D component.

Expected Purchase or Sale of Plant and Equipment

We have plans to buy additional plant and equipment primarily in order to develop a laboratory environment in which to carry out research, development and commercialization activities. Please refer to our Use of Proceeds chart on page 17 were we have detailed the budget for this laboratory equipment. Items 5 and 8 relate to this initiative and are budgeted at $600,000 for this work.

Expected Changes in Number of Employees

We expect to hire new employees in the coming twelve-month period. These include a lab manager and two technicians, a research director/scientist, a marketing director, an operations vice president and a finance vice president and a CEO with a high level of experience and achievement in the biomedical and bio-tech arenas who is preferably a medical doctor. Payroll expenditures are estimated at approximately $800,000 for year one and$1,000,000 in year two and $1,000,000 in year three.

Results Of Operations

For ease of reference, we refer to the fiscal year ended December 31, 2001 as fiscal 2001.

Year Ended December 31, 2001
Revenues

No revenue has been recognized. Biomoda, Inc., is a development stage company. It is currently anticipated that revenues will not commence in fiscal year 2002 but will begin in 2003.

Expenses

Research and Development. Research and development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our diagnostic products. Research and development expenses were $49,180.00 in 2001. We believe that continued investment in research and development is critical to attaining our strategic objectives and, as a result, we expect these expenses to increase significantly in future periods.

General and Administrative. General and administrative expenses consist of expenses for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciation and amortization of office furniture and leasehold improvements. General and administrative were $253,346.00 in 2001. Most of the salary expense, $187,187.00, was accrued salary. Due to the expected growth of our business and planned expansion of our staff, we expect general and administrative costs to increase in the future. The costs associated with being a publicly traded company will also be a contributing factor to increases in this expense.

Other Income (Expense). Other income (expense) consists of interest income and expense, and other income and expense. Interest income was $4.00 in 2001. Interest expense was $25,932.00 in 2001. Interest expense was due primarily to charges to interest expense from accrued payroll and notes payable to stockholders.

Fluctuations in Quarterly Operating Results

We are unaware of any seasonal aspects that may have a material effect on our quarterly results of operations and financial condition, although there may be currently unanticipated seasonal fluctuations related to marketing and sales that we have not yet encountered. However, our operating results are expected to fluctuate in the future, due to a number of factors, many of which are outside our control. These factors include: demand for our products; (1) the rate at which we add new customers and the ability to retain existing customers; (2) the availability and pricing of materials from suppliers; (3) the prices paid for our products; (4) the amount and timing of costs relating to expansion of our operations, including expanding our product development, manufacturing and sales and marketing functions; (5) the announcement or introduction of new types of products by us or our competitors; (6) delays in revenue recognition at the end of a fiscal period as a result of shipping, logistical or other problems; and
(7) general economic conditions and economic conditions specific to the bio-medical industry.

As a strategic response to changes in the competitive environment, we may from time to time make product, marketing or supply decisions or acquisitions that could have a material adverse effect on our quarterly results of operations and financial condition. Due to all of the foregoing factors, in some future quarter our operating results may not meet or exceed the expectations of securities analysts and investors. We have no current plans or intentions to make any acquisitions or enter into any similar transactions.

Liquidity And Capital Resources

Since our inception in January 1990, we have financed our operations primarily through private offerings of equity and debt securities. Net cash used in operating activities was ($141,593.00) in 2001.

Net cash used in investing activities was ($18,927.00) in 2001. This was primarily related to licensing fees.

Net cash from financing activities was $148,400.00 in 2001. This was primarily from sales and issuances of common stock.

Cash and cash equivalents was $977.00 as of December 31, 2001.

Since inception, we have funded our operations primarily through the private placement of debt and equity securities. As of December 31, 2001 we have raised net proceeds of $1,084,096.00.

During 2001 $3,470 was spent for the purchase of equipment.

The Company is currently housed in office/warehouse facilities in Albuquerque, New Mexico. There is ample office space and a high bay area for lab applications.

There are no other material transactions to be disclosed.

Six Months Ended June 30, 2002

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus. The following pertains to the six months ended June 30, 2002.

Revenues

No revenue has been recognized to date. Biomoda, Inc. is a developmental stage compnay. It is currently anitcipated that revenues will not commence in fiscal year 2002, but will begin in 2003.

Expenses

Research and Development. Research and development expenses consist primarily of personnel expenses, consulting fees and depreciation of the equipment associated with the development and enhancement of our diagnostic products. Research and development expenses were $120.00 in the first six months of 2002. We believe that continued investment in research and development is critical to attaining our strategic objectives and , as a result, we expect these expenses to increase signigicantly in future periods.

General and Administrative. General adn administrative expenses consist of expense for executive and administrative personnel, facilities, professional services, travel, general corporate activities, and the depreciationa nd amortization of office furniture and leasehold improvements. General and administrative were $4,892.00 in the first six months of 2002. Due to the expected growth of our business and planned expansion of our staff, we expect general and administrative costs to increase in the future. The costs associate with being a publicly traded company will also be a contributing factor to increases in this expense.

Other Income (Expense). Other income (expense) consists of interest income and expense, and other income and expense. Interest income was -$22,100.00 in the first six months of 2002. Interest expense was -$3,601.00 in 2001. Interest expense was due primarily to charges to interest expense from accrued payroll and notes payable to stockholders.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company currently has no public trading market. In an effort to provide some liquidity for the Company's shareholders and create a public market for its securities, the Company intends to file a Form 15c2-11 so that it may obtain a listing on the Over the Counter Bulletin Board ("OTC BB") upon this offering becoming effective. However, there is no guarantee that the Company will obtain a listing on the OTC BB or that a public market for the Company's securities will develop even if a listing on the OTC BB is obtained.

Record Holders

As of April 30, 2002, there were fifty two (52) shareholders of record holding a total of 6,050,351 shares of common stock. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Authorized Shares

The current number of authorized shares of common stock is 15 million shares. The Amended Articles of Incorporation of Biomoda, Inc., authorize the issuance of Preferred Stock. The authorized Preferred Stock consists of 4,000,000 shares of which no shares are outstanding. The Preferred Stock may be issued by resolution of the company's Board of Directors from time to time without any action of the shareholders. The Preferred Stock may be issued in one or more series and the Board of Directors may fix the designation, powers, preferences, rights, qualifications, limitations, and restriction of each series so authorized. The issuance of any such series may have an adverse affect on the rights of the holders of Common Stock.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its common stock other than those generally imposed by applicable state law.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The Company's total executive compensation is outlined in the table below. Other than the compensation shown below, there is no compensation paid to the executives of the Company. The Company does not currently participate in any retirement plans, employee stock option plans or other compensatory plans.

Annual Compensation                                                                         Long Term Compensation
                                                                              Awards                           Payouts
                                                                     Restricted     Securities
                                                      Other Annual     Stock        Underlying          LTIP           All Other
      Name and                  Salary      Bonus     Compensation    Award(s)        Options           payouts        Compensation
 Principal Position   Year        ($)        ($)           ($)          ($)           SARs(#)             ($)              ($)
John J. Cousins,      2002         -          -             -            -               -                 -                -
President,
Treasurer and
Director
(started
04/10/2002)
Leslie S. Robins,     2002         -          -             -            -               -                 -                -
Vice President,
Secretary and
Director
(started
04/10/2002)
Ari Ma'ayan,          1998    $39,630.69      -             -            -               -                 -                -
Director              1999      5,306.81      -             -            -               -                 -                -
                      2000    $   583.44      -             -            -               -                 -                -
                      2001    $14,623.09      -             -            -               -                 -                -
                                                                                                                       -------------
Irving Wieman         1997    $     0         -             -            -               -                 -                -
                      1998    $ 3,089         -             -            -               -                 -                -
                      1999    $     0         -             -            -               -                 -                -
                      2000    $     0         -             -            -               -                 -                -
                      2001    $     0         -             -            -               -                 -                -
                                                                                                                       -------------
Jeff Garwin,          1997    $     0         -             -            -               -                 -                -
Director              1998    $24,652.48      -             -            -               -                 -                -
                      1999    $   415.00      -             -            -               -                 -                -
                      2000    $   336.76      -             -            -               -                 -                -
                      2001    $     0         -             -            -               -                 -                -

                            Compensation of Directors

     The Company's directors are not currently compensated for their services as directors of the Company.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

     There were no changes in accountants or disagreements between the Company and its accountants.

                        Outside back cover of prospectus.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.

Until 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter (Item 503(e)) all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

According  to Article  Eleven of the  Company's  Articles of  Incorporation  and
Section 5.01 of the Company's Bylaws, the Company is authorized and required to indemnify its officers and directors to the full extent allowed by the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act provides for indemnification of the Company's officers and directors, and limits on that indemnification, in certain situations where they might otherwise personally incur liability, judgments, penalties, fines and expenses in connection with a proceeding or lawsuit to which they might become parties because of their position with the Company.

To the extent that indemnification may be related to liability arising under the Securities Act, the Securities and Exchange Commission takes the position that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses of this offering, all of which will be paid by the Company:


SEC Registration Fee                                                   $1,673.00
Accounting Fees and Expenses                                          $10,000.00
Legal Fees and Expenses                                               $25,000.00
Printing and Engraving Expenses                                       $20,000.00
Transfer Agent and Registrar Fees and Expenses                         $2,000.00
Consulting Fee                                                        $70,000.00
Placement Fee                                                         $35,000.00
Document Drafting and Preparation Fee                                 $30,000.00
Miscellaneous                                                         $15,000.00
                  Total                                              $208,673.00


RECENT SALES OF UNREGISTERED SECURITIES

During the last year, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to current financial and corporate information about us.

I.   Ma'ayan, White, White, Hermes, Branyon

     (a) Securities sold. Give the date of sale, title and amount of securities sold.
          (i)  Date:  January 31, 2001 to November 28, 2001.
          (ii) Title of  securities:  Common  Stock.
          (iii)Amount:   420,000   shares  in  six   transactions.
     (b)  Underwriters and other  purchasers:
                There were no underwriters for these securities.

The purchasers were:
     Ari Ma'ayan
     Rex White
     Lewis White
     Dr. Robert Hermes
     James Branyon

     (c) Consideration. State the aggregate offering price and aggregate underwriting commissions: $150,400.
          (The securities were sold for cash. There were no underwriters used and hence there were no underwriting fees).

     (d) Exemption claimed. The purchasers, all of whom are accredited investors, one of which is a Director, were known to an executive officer for several years. No general solicitation was involved. The transaction was exempt under Section 4(2) of the Securities Act of 1933, as amended. See below for further detail.

     (e)  Use of proceeds: General corporate purposes.
          The following table provides additional information:

Common Stock Issued To:

1)   Ari  Ma'ayan  is a Director  of  Biomoda.
Mr. Ma'ayan is a former CEO and Director of Biomoda. He is currently a Director of Biomoda. Shares were issued in connection with an exercise of Stock Options which were issued to Mr. Ma'ayan as part of compensation for his duties as an officer and director.

Date                    Shares                                Investment $
1/31/2001               160,000                               $24,000.00
Total                   160,000                               $24,000.00

2)   Rex White is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. White since 1998. He has a net worth in excess of $2 million and is an experience investor.

Date                    Shares                                Investment $
4/20/2001               20,000                                $9,700

3)   Lewis White is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. White since 1998. He has a net worth in excess of $4 million and is an experienced investor.

Date                    Shares                                Investment $
4/24/2001               100,000                               $48,500.00
8/30/2001               110,000                               $53,500.00
Total                   210,000                               $102,000.00

4)   Dr. Robert Hermes is a sophisticated, accredited investor.
An executive officer of Biomoda has known Dr. Hermes since 1998. He has a net worth in excess of $5 million and is an experienced investor.

Date                    Shares                                Investment $
6/29/2001               20,000                                $9,700.00
Total                   20,000                                $9,700.00

5)   James W. Branyon is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Branyon since 1999. He has a net worth in excess of $5 million and is an experienced investor.

Date                    Shares                                Investment $
11/28/2001              10,000                                $5,000.00
Total                   10,000                                $5,000.00

Stock for Services January 2001 -- April 2001

(a) Securities sold. Give the date of sale and title and amount of securities sold.
From January 25, 2001 to April 6, 2001. 20,000 shares of common stock were issued by the company. See below for individual details.

(b) Underwriters and other purchasers: No underwriters were used in this private placement. See below for individual investor details.

(c) Consideration. State aggregate offering price and aggregate underwriting commissions: $ 9,700 (no underwriting commissions paid)
See below for individual details.

(d) Exemption From Registration Claimed. These sales were exempt under Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering. All the purchasers were well known to an executive officer of Biomoda, were experienced in business and finance and, as indicated below, were otherwise accredited investors. No general solicitation was involved. For more specific information, see below.

(e) Terms of Conversion. Not applicable.

(f) Use of Proceeds: General corporate purposes.
The following table provides the information required as to these transactions:

Common Stock Issued To:
1) Darrel Yardley is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Yardley since 1996. He has a net worth in excess of $1 million.

Date                    Shares            Investment $           Services
1/25/2001               5,000              $2,425.00        Consulting Services
Total                   5,000              $2,425.00

2) James Bjornson is a sophisticated, accredited investor.
An executive officer of Biomoda has known Mr. Bjornson since 1997. He has a net worth in excess of $1 million. He is very knowledgeable in investments.

Date                    Shares            Investment $           Services
4/6/2001                15,000             $7.275.00        Consulting Services
Total                   15,000             $7,275.00

Total Number of Shares and Total Value of Services

                                   Shares                   Value of Services
Total                              20,000                       $9,700.00

                                    EXHIBITS

Exhibit
Number Page  Description

(i)     40   Articles of Incorporation for Biomoda, Inc., filed January 2, 1990.

(ii)    43   Bylaws of the Company, adopted on February 23, 1990.

(iii)   58   Amendment to the Articles of Incorporation for Biomoda, Inc.
                filed June 6, 1991.

(iv)    67   Amendment to the Articles of Incorporation for Biomoda, Inc.
                filed June 25, 1999.

(v)     68   Exclusive Patent License Agreement Between the University of
                California and Biomoda, Inc.

(vi)    85   United States Patent and Trademark Office Notice of Recordation of
                Assignment Document.

(vii)   92   Financial Statement and Auditor's Report for Biomoda, Inc.

(viii) 104   Consent of Experts and Counsel



                                  UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B.   The Company will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act as part of this registration statement at the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Albuquerque, State of New Mexico, on June 12, 2002.

Biomoda, Inc.

/s/ John J. Cousins
-----------------------------
By John J. Cousins, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


/s/ John J. Cousins                                               June 14, 2002
--------------------------------
John J. Cousins, President
Treasurer, Director, Chief Financial Officer


/s/ Leslie S. Robins                                              June 14, 2002
--------------------------------
Leslie S. Robins, Vice President
Secretary, Director

/s/ Jeffery L. Garwin                                             June 17, 2002
--------------------------------
Jeffery L. Garwin, Director


/s/ Ari Ma'ayan                                                   June 14, 2002
--------------------------------
Ari Ma'ayan, Director

                                   Exhibit (i)
                                                      FILED IN OFFICE OF >STATE
                                                       CORPORATION COMMISSION
                                                           OF NEW MEXICO

                         ARTICLES OF INCORPORATION             1990
                                    OF                    CORPORATION DEPT
                                  BIOMODA, INC.

     The undersigned, a natural person of the age of eighteen (18) years or more, acting as an incorporator of a corporation under the Business Corporation Act of the State of New Mexico, adopts the following Articles of Incorporation for such Corporation.

FIRST: The name of the Corporation is BioModa, Inc.

SECOND: The period of duration of the Corporation is perpetual.

THIRD: The nature of the business of the Corporation and the object or purposes to be transacted, promoted or carried on by the Corporation are:

     (a) To engage in the business of research, development, production, and marketing of medical and biomedical products and services, including, but not limited to, products and services related to biomodulators, and generally to do all things done by those engaged in a similar business customarily;

     (b) To invest in, own, and lease real and personal property of any and all kinds;

     (c) To engage in any lawful business permitted to a private corporation under the laws of the State of New Mexico, and to have all of the corporate powers enumerated in the New Mexico Business Corporation Act, as amended from time to time; and

     (d) To do all things necessary and convenient for the accomplishment or furtherance of any of the purposes stated herein, and to do all things necessary or convenient for the protection and benefit of the corporation.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is five hundred thousand (500,000) shares of common stock, having no par value.

FIFTH: Provisions for the regulation of internal affairs of the Corporation are:
NONE.

SIXTH: The address of the initial registered office of the Corporation is: 300 Central Avenue, S.W., Suite 2000W, P.O. Box 25565, Albuquerque, New Mexico 87125. The name of the initial registered agent at such address is Robert N. Singer.

SEVENTH:        The name and address of the incorporator is:
          NAME:                       ADDRESS:
          -----                       -------
          Robert N. Singer            P.O. Box 25565
                                      Albuquerque, New Mexico 87125

EIGHTH: The business of the corporation shall be managed by a Board of Directors consisting of such number as may be provided by the By- Laws. The initial Board of Directors shall consist of three (3) members. The names and addresses of the initial directors serving until the first annual meeting of shareholders or until their successors are elected or qualified are:

          NAME:                       ADDRESS:
          -----                       --------
          An Ma'ayan                  12 Longview Drive
                                      Tijeras, New Mexico 87059

          Paul L. Mann                University of New Mexico
                                      College of Pharmacy
                                      Albuquerque, New Mexico 87131

          Irving Weiman               155 Jackson St. #1901
                                      San Francisco, California 94111

NINTH: The Board of Directors, except as limited by the New Mexico Business Corporation Act and these Articles of Incorporation, shall have the right to make, adopt, alter, amend and repeal By-Laws fixing and altering the number of its directors and providing for the management of its property and the regulation and government of its business and affairs.

TENTH: The shareholders shall have no pre-emptive right to acquire authorized but unissued shares, or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

ELEVENTH: A Director shall not be personally liable to the

          Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless:

     (a) the Director has breached or failed to perform the duties of the Directorts office in compliance with Subsection B of Section 53--11--35 of the New Mexico Business Corporation Act as it exists on the date these Articles are filed or as it may be amended or changed hereafter; and

     2. the breach or failure to perform constitutes: (i) negligence, willful misconduct or recklessness in the case of a Director who has either an ownership interest in the Corporation or receives in his capacity as a Director or as an employee of the Corporation compensation of more than $2,000 from the Corporation in any calendar year; or (ii) will misconduct or recklessness in the case of a Director who does not have an ownership interest in the Corporation and does not receive in his capacity as Director or as an employee of the Corporation compensation of more than $2,000 from the Corporation in any calendar year.

DATED:    January 2, 1990
          ---------------

                               /s/Robert N. Singer
                               -------------------
                                  Robert N. Singer



STATE OF NEW MEXICO )
                                    ss.
COUNTY OF BERNALILLO )

         On this 2nd day of January, 1990 personally appeared before me Robert
N. Singer, to me known to be the person described in and who executed the foregoing certificate and severally acknowledged that he executed the same for the uses and purposes therein set forth

                        NOTARY PUBLIC

MY COMMISSION EXPIRES:
1-26-90

                                  EXHIBIT (ii)

                                     BYLAWS

                                       OF

                                  BIOMODA, INC.

                                    ARTICLE I

                          OFFICES AND REGISTERED AGENT

Section 1.01. Principal Office. The Corporation shall maintain its Principal Office in the City of Tijeras, State of New Mexico.

Section 1.02. Registered Office. The Corporation shall maintain a Registered Office as required by the New Mexico Business Corporation Act, as amended from time to time (the "Act"), at a location in the State of New Mexico designated by the Board of Directors from time to time. In the absence of a contrary designation by the Board of Directors, the Registered Office of the Corporation shall be located at its Principal Office.

Section 1.03. Other Offices. The Corporation may have such other offices withi and without the State of New Mexico as the Board of Directors may designate or the business of the Corporation may require from time to time. The authority to establish or close such other offices may be delegated by the Board of Directors to one or more of the Corporation's Officers.

Section 1.04.  Registered  Agent.  The  Corporation  shall maintain a Registered
Agent as required by the Act who shall have a business office at the Corporation's Registered Office. The Registered Agent shall be designated by the Board of Directors from time to time to serve at its pleasure. In the absence of such designation the Registered Agent shall be the Corporation's Secretary.

Section 1.05. Filings. In the absence of directions from the Board of Director to the contrary, the Secretary of the Corporation shall cause the Corporation to maintain currently all filings in respect of the Registered Office and Registered Agent with all governmental officials as required by the Act or otherwise by law.

                                   ARTICLE II

SHAREHOLDERS SHAREHOLDERS Section 2.01. Annual Meetings. An annual meeting of the Corporation's Shareholders shall be held once each calendar year for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. The annual meeting shall be held at the time and place designated by the Board of Directors from time to time. In the absence of any such designation, the annual meeting shall be held at the hour of ten o'clock in the morning on the first Monday in the month of March at the Corporation's Registered Office; but if that day shall be a legal holiday, then such annual meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special meetings of the Corporation's Shareholders may be called for any one or more lawful purposes by the Corporation's President, the Chairman of the Board of Directors, a majority of the Board of Directors, or the written request describing the purpose for which the meeting is to be held filed by holders of record of not less than twenty percent (20%) of the Corporation's outstanding shares entitled to be cast on any issue to be considered at the proposed special meeting. Special meetings of the Shareholders shall be held at the Corporation's Registered Office at the time designated in the notice of the meeting in accordance with Section 2.03; provided, however, that such meetings called by a majority of the Board of Directors may be held at such places as the Board of Directors may determine.

Section 2.03. Notice of Meetings, Waiver or Notice. Written or printed notice of all meetings of Shareholders shall be delivered not less than ten nor more than fifty days before the meeting date, either personally or by registered or certified mail, to all Shareholders of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited with postage thereon prepaid in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the Corporation's records, or if a Shareholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at that other address. The notice shall state the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting was called. At the written request, delivered personally or by registered or certified mail, of the person or persons calling a special meeting of Shareholders, the President or Secretary of the Corporation shall fix the date and time of the meeting and provide notice thereof to the Shareholders as required above; provided, however, that the date of the meeting shall in no event be fixed less than ten or more than sixty days from the date the request was received. If the notice of the meeting is not given within fifteen days after the request is made to the President or Secretary, the person or persons calling the meeting may fix the date and time of the meeting and give or cause to be given the required notice. Notice of a meeting of Shareholders need not be given to any

Shareholder who, in person or by proxy, signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. Such recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application.

Section 2.04. Quorum. Except as may otherwise be required by law or the Corporation's Articles of Incorporation, at any meeting of Shareholders the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote there at shall constitute a quorum for the transaction of any business properly before the meeting. Shares entitled to vote as a separate voting group on a matter may take action at a meeting only if a quorum of the shares in the separate voting group are present in person or by proxy at the meeting. In the absence of a quorum a meeting may be adjourned from time to time, in accordance with the provisions concerning adjournments contained elsewhere in these Bylaws, by the holders of a majority of the shares represented at the meeting in person or in proxy. At such adjourned meeting a quorum of Shareholders may transact any business as might have been properly transacted at the original meeting.

Section 2.05. Transaction of Business. Business transacted at an annual meetin of Shareholders may include all such business as may properly come before the meeting. Business transacted at a special meeting of Shareholders shall be limited to the purposes stated in the notice of the meeting.

Section 2.06. Shareholders of Record. For the purpose of determining Shareholders entitled to vote at any meeting of Shareholders, or entitled to receive dividends or other distributions, or in connection with any other proper purpose requiring a determination of Shareholders, the Board of Directors shall by resolution fix a record date for such determination. The date shall be not more than sixty and not less than ten days prior to the date on which the activity requiring the determination is to occur. The Shareholders of record appearing in the stock transfer books of the Corporation at the close of business on the record date so fixed shall constitute the Shareholders of right in respect of the activity in question. In the absence of action by the Board of Directors to fix a record date, the record date shall be ten days prior to the date on which the activity requiring a determination of Shareholders is to occur.

Section 2.07 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of the Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

Section 2.08. Voting. Except as may otherwise be required by law or the Corporation's Articles of Incorporation, and subject to the provisions concerning Shareholders of record contained elsewhere in these Bylaws, a person (or his or her proxy) present at a meeting of Shareholders shall be entitled to one vote for each share of voting stock as to which such person is the Shareholder of Record.

Section 2.09. Adjournments. A majority of the voting shares held by Shareholders of record present in person or by proxy at a meeting of Shareholders may adjourn a meeting from time to time to a date, time, and place fixed by notice as provided for above or, if such date is less than thirty days from the date of adjournment, to a date, time, and place fixed by the majority and announced at the original meeting prior to adjournment.

Section 2.10. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

Section 2.11. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by a duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless it qualifies as an irrevocable proxy under the Act.

Section 2.12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the officer, agent or proxy as the bylaws of that corporation may prescribe, or, in the absence of such provision, as the board of directors of the other corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted, either in person or by proxy, without a transfer of such shares into the administrator's, executor's, guardian's or conservator's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote such shares without a transfer of the shares into the trustee's name.

Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer thereof into the receiver's name if authority to do is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 2.13. Action. Approval of actions by Shareholders shall be in accordance with the requirements of the Act, except to the extent otherwise provided by the Articles of Incorporation.

Section 2.14. Order of Business. To the extent practicable, the order of business at the annual meeting and special meetings of Shareholders shall be as follows:

         1.       Proof of notice of the meeting
         2.       Determination of a quorum
         3.       Reading and disposal of unapproved minutes
         4.       Reports of officers and committees
         5.       Election of directors
         6.       Unfinished business
         7.       New business
         8.       Adjournment

                                  ARTICLE III

                                    DIRECTORS

Section 3.01. Authority. The Board of Directors shall have ultimate authority over the conduct and management of the business and affairs of the Corporation.

Section 3.02. Number. The number of Directors shall be fixed by the Board of Directors from time to time consistent with the number of Directors specified in the Articles of Incorporation; provided, however, that no reduction of the number of Directors shall have the effect of shortening the term of any incumbent Director.

Section 3.03. Tenure. Each Director shall hold office from the date of election and qualification until a successor shall have been duly elected and qualified, or until the Director's earlier removal, resignation, death, or incapacity. An election of all Directors by the Shareholders shall be held at each annual meeting of the Corporation's Shareholders. A Director need not be a Shareholder or a resident of New Mexico.

Section 3.04. Removal. Any Director may be removed from office, with or without cause, by a vote of the holders of a majority of the shares of the Corporation's voting stock. Any Director may be removed from office with cause by a majority vote of the Board of

Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

Section 3.05. Vacancies. The Board of Directors may by majority vote of the Directors then in office, regardless of whether such Directors constitute a quorum, elect a new Director to fill a vacancy on the Board of Directors; provided, however, that no person may be elected to fill a vacancy created by his or her removal from office pursuant to these Bylaws.

Section 3.06. Regular Meetings. The annual meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may by resolution provide for the holding of additional regular meetings without notice other than such resolution; provided, however, the resolution shall fix the date, time, and place (which may be anywhere within or without the State of the Corporation's Principal Office) for these regular meetings.

Section 3.07. Special Meetings; Notice of Special Meeting. Special meetings of the Board of Directors may be called for any lawful purpose or purposes by any Director or the President of the Corporation. The person calling a special meeting shall give, or cause to be given, to all of the Directors at their record address, notice of the date, time and place of the meeting by any normal means of communication not less than seventy--two hours nor more than sixty days prior thereto. The notices may, but need not, describe the purpose of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. If notice is given by telegram, the notice shall be deemed delivered when the telegram is delivered to the telegraph company. Any time or place fixed for a special meeting must permit participation in the meeting by means of telecommunications as authorized below.

Section 3.08. Waiver of Notice of Special Meetings. Notice of a special meeting need not be given to any Director who signs a waiver of notice either before or after the meeting. To be effective the waiver shall contain recitals sufficient to identify beyond reasonable doubt the meeting to which it applies. The recitals may, but need not necessarily, include reference to the date and purpose of the meeting and the business transacted thereat. Recital of the proper date of a meeting shall be conclusive identification of the meeting to which a waiver of notice applies unless the waiver contains additional recitals creating a patent ambiguity as to its proper application. The attendance of a Director at a special Directors meeting shall constitute a waiver of notice of that meeting, except where the Director attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.09. Participation by Telecommunications. Any Director may participate in, and be regarded as present at, any meeting of the Board of Directors by means of conference telephone or any other means of communication by which all persons participating in the meeting can hear each other at the same time.

Section 3.10. Quorum. A majority of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.11. Action. The Board of Directors shall take action pursuant to resolutions adopted by the affirmative vote of a majority of the Directors participating in a meeting at which a quorum is present, or the affirmative vote of a greater number of Directors when required by the Corporation's Articles of Incorporation or otherwise by law.

Section 3.12. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors at an annual, regular, or special meeting may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by all of the Directors.

Section 3.13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward a written dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.14. Committees. The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act. Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors. Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 3.06 through
3.13 of this Article. In the absence or disqualification of a member of a committee, the member or members present at the meeting and not disqualified from voting may, regardless of the presence of a quorum, unanimously appoint another member of the Board of Directors to act at the committee meeting in place of the absent or disqualified member.

Section 3.15. Compensation. The Board of Directors may by resolution authorize payment to all Directors of a uniform fixed sum for attendance at each meeting or a uniform stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. The Board of Directors may also by resolution authorize the payment of reimbursement of all expenses of each Director related to the Director's attendance at meetings.

Section 3.16. Order of Business. To the extent practicable, the order of business at all meetings of the Board of Directors shall be as follows:

        1.       Determination of a quorum
        2.       Reading and disposal of all unapproved minutes
        3.       Reports of officers and committees
        4.       Unfinished business
        5.       New business
        6.       Adjournment


                                   ARTICLE IV

                                    OFFICERS

Section 4.01. In General. The officers of the Corporation shall consist of a President, a Vice President, a Secretary and a Treasurer and such additional vice presidents, assistant secretaries, assistant treasurers and other officers and agents as the Board of Directors deems advisable from time to time. All officers shall be elected by the Board of Directors to serve at its pleasure at the annual meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as conveniently may be done. Except as may otherwise be provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors at any time, with or without cause. Any vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired term. One person may hold two or more offices; except that, the President shall not also be the Secretary. Each officer shall exercise the authority and perform the duties as may be set forth in these Bylaws and any additional authority and duties as the Board of Directors shall determine from time to time.

Section 4.02. President. The President shall be the principal executive officer of the Corporation and, subject to the authority of the Board of Directors, shall manage the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the Shareholders and all meetings of the Board of Directors, and shall see that the resolutions of the Board of Directors are put into effect. The President shall have full authority to execute on the Corporation's behalf any and all contracts, agreements, notes, bonds, deeds, mortgages, certificates for shares of the Corporation, instruments, and other documents except as may be specifically limited by resolution of the Board of Directors.

Section 4.03. Vice President. The Vice President shall serve under the direction of the President. In the absence, incapacity, or inability or refusal of the President to act, the Vice President shall assume the authority and perform the duties of the President. If the Board of

Directors appoints more than one Vice President, the seniority of the Vice Presidents shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify. The Vice President shall perform such duties as from time to time may be designated to him or her by the President.

Section 4.04. Secretary. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Secretary shall serve under the direction of the President. The Secretary shall attend all meetings of the Shareholders and the Board of Directors and record the proceedings thereof. The Secretary shall give, or cause to be given, all notices in connection with such meetings. The Secretary shall be the custodian of the Corporate records and of the Corporate seal, if any, and see that the seal is affixed to any document requiring it.

Section 4.05. Treasurer. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Treasurer shall serve under the direction of the President. The Treasurer shall, under the direction of the President, keep safe custody of the Corporation's funds and maintain complete and accurate books and records of account. The Treasurer shall upon request report to the Board of Directors on the financial condition of the Corporation.

Section 4.06. Assistant Officers. Except as otherwise provided by these Bylaws or determined by the Board of Directors, the Assistant Secretaries and Assistant Treasurers, if any, shall serve under the immediate direction of the Secretary and the Treasurer, respectively, and under the ultimate direction of the President. The Assistant Officers shall assume the authority and perform the duties of their respective immediate superior officer as may be necessary in the absence, incapacity, or inability or refusal of such immediate superior officer to act. The seniority of Assistant Officers shall be determined from their dates of appointment unless the Board of Directors shall otherwise specify.

Section 4.07. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a Director of the Corporation.

Section 4.08. Removal. Except as may otherwise be provided by law or in the Articles of Incorporation, any officer may be removed by the Board of Directors with or without cause at any time, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                                    ARTICLE V

                                 INDEMNIFICATION

Section 5.01. Scope. Every person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, or is or was the legal representative of such a person, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to the Act, against all expenses, liabilities, and losses (including without limitation attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Shareholders, insurance, provision of law, or otherwise, as well as their rights under this Article.

Section 5.02. Indemnification Plan. The Board of Directors may from time to time adopt an Indemnification Plan implementing the rights granted in Section 5.01. This Indemnification Plan shall set forth in detail the mechanics of how the indemnification rights granted in Section 5.01 shall be exercised.

Section 5.03. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.


                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.02. Loans. No loans exceeding $10,000 shall be contracted on behalf of the Corporation without Board of Directors approval and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 6.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01. Certificates for Shares. Certificates representing shares of capital stock of the Corporation shall be in the form determined by the Board of Directors and state upon the face thereof the name of the person to whom issued, the number of shares, the par value per share and the fact that the Corporation is organized under the laws of the State of New Mexico. Each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issuance, shall be entered on the stock transfer books of the Corporation.

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon the making of an affidavit by the holder of record of the shares represented by such certificate setting forth the facts concerning the loss, theft or mutilation thereof and upon such bond or indemnity to the Corporation as the Board of Directors may prescribe. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is not imprudent to do so.

Section 7.02. Transfer of Shares. Subject to the provisions of the Act and to any transfer restrictions binding on the Corporation, transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her agent, attorney--in--fact, or other legal representative, who shall furnish proper evidence of authority to transfer, upon surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 7.03. Voting of Shares in Other Corporations Owned By The Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of the other corporation by the President of the Corporation if he or she be present, or in his or her absence by any Vice--President of the Corporation who may be present. Whenever, in the judgment of the President, or, in his or her absence, of any Vice-President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Corporation, the proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice-Presidents of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

Section 7.04. Fiscal Year. The fiscal year of the Corporation shall begin the 1st day of January and end the 31st day of December each year unless the Board of Directors adopts other dates for the commencement and termination of the fiscal year.

Section 7.05. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions as the Board of Directors deems advisable and as permitted by law.

Section 7.06. Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the state of incorporation, and the words "Corporate Seal".

Section 7.07. Amendments. These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Directors, subject to the right of the shareholders to alter, adopt, amend, or repeal Bylaws as provided in the Act.

Section 7.08. Severability. Any provision of these Bylaws, or any amendment or alteration thereof, which is determined to be in violation of the Act shall not in any way render any of the remaining provisions invalid.

Section 7.09. Headings. The Article and Section headings in these Bylaws are inserted for convenience only and are not part of the Bylaws.

Section 7.10. Inspection of Records by Shareholders. A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation, if the Corporation is given written notice of the demand at least five business days before the date identified for inspection:

     (1) its Articles of Incorporation or Restated Articles of Incorporation and all amendments to them currently in effect;

     (2) its Bylaws or restated Bylaws and all amendments to them currently in effect;

     (3) resolutions adopted by its Board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

     (4) the minutes of all Shareholders' meetings, and records of all action taken by Shareholders without a meeting, for the past three years;

     (5) all written communications to Shareholders, generally, within the past three years, including the financial statements furnished for the past three years;

     (6) a list of the names and business addresses of its current Directors and Officers;

     (7) its most recent Annual Report delivered to the Secretary of State; and

     (8) all contracts or other written agreements between the Corporation and any of its Shareholders and all contracts or other written agreements between two or more of the Shareholders.

     A Shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the corporation if the Shareholder: gives the Corporation written notice of the demand at least five business days before the date identified for inspection, and the demand is made in good faith and for a proper purpose; the shareholder describes with reasonable particularity the purpose and the records for inspection; and the records are directly connected with the shareholder's purpose:

     (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Board of Directors without a meeting, to the extent not otherwise subject to inspection under this section of the Bylaws;

     (2) account records of the Corporation; and

     (3) the record of Shareholders.

     A Shareholder's agent or attorney has the same inspection and copying rights as the shareholder he or she represents. The right to copy records under this section includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

Section 7.11. Reimbursement of Disallowed Compensation Expenses. Any payments made to a director or officer of the Corporation in compensation for services rendered which shall be disallowed in whole or in part as a deductible expense for federal income tax purposes shall be reimbursed to the Corporation by such person to the full extent of such disallowance, together with interest thereon at the rate then in effect for interest on federal income tax deficiencies from the date of payment to the date of reimbursement, within sixty (60) days of notice of the disallowance to such person by the Board of Directors. Such notice shall be promptly given upon a determination, as defined in Section 1313 (a) of the Internal Revenue Code of 1986 (as now in effect and hereafter amended), that such payment shall be disallowed in whole or in part as a deductible expense for federal income tax purposes. It shall be the duty of the Board of Directors to enforce payment by such person of each such amount disallowed. In lieu of payment by such person, subject to the approval of the Board of Directors, proportionate amounts may be withheld from such person's future compensation payments until the full amount owed to the Corporation has been recovered. Reimbursement of such disallowed expenses shall constitute a condition of election to any office or directorship of the Corporation.

These Bylaws were adopted by the Board of Directors on the 23rd day of February, 1990.


                                                   /s/ ARI MA'AYAN
                                                  ------------------------
                                                   Ari Ma'ayan, President

ATTEST TO:


/s/ PAUL L. MANN
------------------------
Paul L. Mann, Secretary

                                  EXHIBIT (iii)

                                                         FILED IN OFFICE OF
                                                    STATE CORPORATION COMMISSION
                                                           OF NEW MEXICO

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                 BIOMODA, INC., NMSCC11463306 CORPORATION DEPT.

Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned Corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

FIRST: The corporate name of the Corporation is Biomoda, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the corporation on June 6, 1991 in the manner prescribed by the New Mexico Business Corporation Act:

"Article FOURTH of the Articles of Incorporation shall be deleted and the following shall be substituted in its place and stead:

'FOURTH: The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The number of shares of Preferred Stock authorized to be issued is Four Million (4,000,000) and the number of shares of Common Stock authorized to be issued is Six Million (6,000,000). The Common Stock shall have no par value. The Preferred Stock shall be divided into Series. The first series shall consist of Two Million (2,000,000) shares and is designated "Series A Convertible Preferred Stock." The Board of Directors shall have the authority from time to time to designate and fix the powers, preferences, rights, restrictions and privileges of any series of Preferred Stock not designated in this Article. The powers, preferences, rights, restrictions and privileges granted to or imposed upon the Series A Convertible Preferred Stock are set forth in the succeeding subdivisions of this
Article:

(1) Dividends. The Series A Convertible Preferred Stock is entitled to receive, out of funds legally available therefor, when and as declared by the Board of Directors, dividends in the same amount per share as declared on the Common Stock, treating each share of Series A Convertible Preferred Stock for this purpose as equal to the number of shares of Common Stock into which it is then convertible. No dividends shall be declared or paid on the Series A Convertible Preferred Stock or Common Stock other than simultaneously on both classes pursuant to this provision and except that any dividend payable in Common Stock shall be declared only on the Common Stock.

(2) Liquidation Preference. Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution the shareholders of the Series A Convertible Preferred Stock shall be entitled to receive, in preference to any payment on the Common Stock, an amount equal to One Dollar and Fifty Cents ($1.50) per share (the "Liquidation Value") of Series A Convertible Preferred Stock plus any declared and unpaid dividends as to the Series A Convertible Preferred Stock as provided in subdivision (1) of this Article and no more. After the full preferential liquidation amount has been paid to, or determined and set apart for the Series A Convertible Preferred Stock, the remaining assets shall be paid to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Series A Convertible Preferred Stock, the entire remaining assets shall be paid to the Series A Convertible Preferred Stock and the Common Stock shall receive nothing. For the purpose of this subdivision (2), a liquidation, dissolution or winding up of the Corporation shall be deemed to include the Corporation's sale of all or substantially all of its assets or a consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving entity.

(3) Redemption. On or after December 31, 1993 the Series A Convertible Preferred Stock is subject to redemption, out of funds legally available therefor, in whole, or from time to time in part, at the option of the Board of Directors of the Corporation. If only a part of the Series A Convertible Preferred Stock is to be redeemed, the redemption shall be carried out pro rata. The redemption price shall be One Dollar and Eighty Cents ($1.80) per share plus any unpaid declared dividends as provided in subdivision (1) of this Article.

(4) Procedure on Redemption. Any redemption of shares of Series A Convertible Preferred Stock made pursuant to this Article shall be accomplished as follows:
The Corporation shall mail a notice of redemption to each holder of record of shares to be redeemed addressed to the holder at the address of suchholder appearing on the books of the Corporation or given by the holder to the corporation for the purpose of notice, or if no such address appears or is given at the place where the principal executive office of the corporation is located, not earlier than sixty (60) nor later than thirty (30) days before the date fixed for redemption. The notice of redemption shall include (i) the class of shares and the Series of shares to be redeemed, (ii) the date fixed for redemption,
(iii) the redemption price applicable to the Series to be redeemed and (iv) the place at which the shareholders may obtain payment of the redemption price applicable to the Series to be redeemed upon surrender of their share certificates. If funds are available on the date fixed for redemption, then whether or not share certificates are surrendered for payment of the redemption price applicable to the Series to be redeemed, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on or after the date fixed for redemption and shall be entitled only to receive the redemption price applicable to the Series to be redeemed without interest upon surrender of the share certificate. If less than all the shares represented by one (1) share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

(5) New Preferred. The Corporation is authorized by the holders of the Series A Convertible Preferred Stock, to issue shares of any Series of any Preferred Stock having any power, preference, right or priority as to dividends, distribution of assets (on liquidation, merger or otherwise) with or without voting rights, either on a parity with, prior and superior to or subordinate and inferior to any such right, preference or priority of the shares of Series A Convertible Preferred Stock. Each holder of Series A Convertible Preferred Stock by accepting the certificates representing the Series A Convertible Preferred Stock shall be deemed pursuant to the Section 53-ll-34B of the New Mexico Statutes of 1978 to have entered into an agreement among shareholders to vote his shares, or her shares, or its shares, as the case may be, in favor or any amendment necessary or proper to effectuate the foregoing and agrees that this agreement shall be valid and specifically enforceable.

(6) Voting. The Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the holder's Series A Convertible Preferred Stock is then convertible, any fractional vote of a holder to be disregarded. Except as provided by law, the Common Stock and Preferred Stock shall vote together as a single class on all matters to come before the shareholders for approval.

(7) Conversion Rights. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

(a) Right to Convert. Each holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time not later than the close of business on the fifth day prior to the date fixed for redemption in any notice of redemption, or not later than the close of business on the fifth day after having been given notice of a proposed amendment effecting the changes referred to above in subparagraph (5) of this Article, as the case may be, to convert any such shares of Series A Convertible Preferred Stock into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the per share Liquidation Value of the Series A Convertible Preferred Stock (as set forth in subparagraph (2) above) by the Conversion Price of the Common Stock. The Conversion Price shall be One Dollar and Fifty Cents ($1.50) per share. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses) in which the certificate or certificate for shares of Common Stock shall be issued.

(b) Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in subparagraph (7) (a) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant hereto exceed the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional shares of Common Stock would, except for the provisions of the first sentence of this subparagraph, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

(d) Stock Dividends and Other Distributions. If the Corporation shall set a record date for the purpose of entitling the holders of its Common Stock to receive a dividend or other distribution payable in Common Stock or securities convertible into or exchangeable for Common Stock, then in each such case the maximum of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion of or in exchange for the securities convertible into or exchangeable for Common Stock, shall be deemed to have been issued and to be outstanding as of such record date, and in each such case, the number of shares of Common Stock into which the Series A Convertible Preferred Stock may be converted, shall be increased in proportion to the increase, through such dividend or distribution, of the number of shares of outstanding Common Stock.

(e) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock in which the Series A Convertible Preferred Stock may be converted shall be increased or decreased in proportion to the increase or decrease through such stock split or combination, as the case may be, of the number of shares of Common Stock.

(f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or asset thereafter deliverable upon the exercise of such conversion rights.

(8) Notice. Except as may be specifically set forth elsewhere in this Article, in case the Corporation desires or is required to give notice pursuant to this Article, such notice shall be deemed given if in written form, by first class mail, postage prepaid, or by fax, addressed to each holder of shares of Series A Convertible Preferred Stock at the address or fax number of such holder as shown on the books of the Corporation.

(9) Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock.

(10) Reissue. Shares of Series A Convertible Preferred Stock which are converted into shares of Common Stock or redeemed as provided herein may be reissued.

(11) No Interference With Conversion. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

(12) Amendment. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the consent of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not amend, alter or repeal its Articles of Incorporation or By--laws in any manner inconsistent with the terms of the Series A Convertible Preferred Stock or in contravention of law.

(13) Automatic Conversion. The Series A Convertible Preferred Stock shall automatically be converted into Common Stock in the event of the closing of a firm commitment underwritten public offering of Common Stock of the Corporation pursuant to an effective Registration Statement under the Securities Act of 1933 covering the offering and sale of Common Stock by the Corporation to the public.

(14) Registration Rights. The holders of the Series A Convertible Preferred Stock shall have the following registration rights, subject to the definitions set forth in the following subparagraph:

(a) Definitions. As used in this subparagraph (14), the following terms shall have the following respective meanings:

"Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

"Conversion Shares" shall mean shares of Common Stock issued or to be issued upon conversion of the shares of Series A Convertible Preferred Stock.

"Holder" shall mean any of the holders of record, from time to time, of outstanding Series A Convertible Preferred Stock and/or Restricted Stock (as hereinafter defined), as the case may be provided, however, that for the purposes of this definition and a Holder's actions hereunder, a holder of any shares of Series A Convertible Preferred Stock shall be deemed to be the Holder of the Restricted Stock into which such securities are then convertible.

"Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock.

"Registration Expenses" shall mean the expenses so described in subparagraph (g) below.

"Restricted Stock" shall mean the Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold or saleable pursuant to Rule 144 under the Securities Act.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Selling Expenses" shall mean the expenses so described in subparagraph (g) below.

Other terms are defined below or elsewhere in this Article and have the meanings so indicated for such terms in the text.

(b) Piggy Back Registration. If the Corporation at any time (other than pursuant to subparagraph (c) below proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S--4, S-8 or another form not appropriate for registering the Restricted Stock for sale to the public), each such time it will give written notice to all Holders of outstanding Restricted Stock of its intention to do so. Upon the written request of any such Holder, received by the
Corporation within 30 days after the giving of any such notice by the Corporation, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Corporation will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this subparagraph (b) shall be, in whole or in part, an underwritten public offering of Common Stock, the Corporation shall not be required under this subparagraph (b) to include any of the Holders' Restricted Stock in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Corporation. If the total amount of securities, including Restricted Stock, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters reasonably believe compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Restricted Stock, which the underwriters reasonably believe will not jeopardize the success of the offering (the shares of Restricted Stock so included to be apportioned pro--rata among the Holders of Restricted Stock according to the total amount of securities entitled to be included therein owned by each such Holder or in such other proportions as shall mutually be agreed to by such selling Holders of Restricted Stock). Notwithstanding the foregoing provisions, the Corporation may withdraw any registration statement referred to in this subparagraph (b) without thereby incurring any liability to the Holders of Restricted Stock.

(c) Registration on Form S-3. If at any time (i) a Holder or Holders of Restricted Stock request that the Corporation file a registration statement on Form S--3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $500,000, and (ii) the Corporation is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Corporation shall use its best efforts to register under the Securities Act on Form S--3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Provided, however, that there shall be no more than one such registration on Form S--3 per year. Notwithstanding any other provision hereof, if the Corporation shall give written notice to the requesting Holders of Restricted Stock within 20 days of the date of the Holder's request to register Restricted Stock under the Securities Act, to the effect that the Board of Directors of the Corporation has determined in good faith and in the exercise of its reasonable judgement that a registration pursuant to this subparagraph (c) would be materially detrimental to the Corporation and its stockholders, then the Corporation shall not have any obligation to effect the registration pursuant to this subparagraph (c) for a period of up to 120 days (the "Deferral Period") following the date of its notice to such Holders. Any such notice shall state in reasonable detail the grounds for the Board's decision. Not less than 30 days prior to the expiration of the Deferral Period, the Corporation shall send a notice to the Holders of Restricted Stock requesting each such Holder to indicate whether or not such Holder wants the registration to be effective at the end of the Deferral Period to include any Restricted Stock held by or issuable to such Holders.

(d) Registration Procedures. If and whenever the Corporation is required by the provisions of subparagraphs (b) and(c) hereof to effect the registration of any shares of Restricted Stock under the Securities Act, the Corporation will, as expeditiously as reasonably possible:

(i) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to subparagraph (b) hereof, shall be on Form S-l or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(ii) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(iii) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that the Corporation shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(iv) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Corporation is then listed;

(v) promptly notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Corporation has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

For purposes of subparagraph (b) and (c) hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 90 days after the effective date thereof.

(e) Information. In connection with each registration hereunder and as a condition precedent to the Corporation's obligations with respect thereto, the sellers of Restricted Stock will furnish to the Corporation in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. Further, the Corporation shall have no obligation with respect to any registration requested hereunder if, for any reason, the number of shares or the anticipated aggregate offering price of the securities to be included in any such registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Corporation's obligations to initiate such registration.

(f) Underwriter's Agreement. In connection with each registration pursuant hereof covering an underwritten public offering, the Corporation and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Corporation's size and investment stature.

(g)      Expenses.

(i) All expenses incurred by the Corporation in complying with the foregoing including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of issuance and fees and disbursements of one counsel for the "Restricted Stock" but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

(ii) The Corporation shall pay all Registration Expenses incurred in connection with the subparagraph (b) registration statements filed under subparagraph (b) hereof. The Holders of Restricted Stock will pay all Registration Expenses incurred in connection with the registration statements filed under subparagraph
(c) hereof. All Selling Expenses in connection with each registration statement under subparagraph (b) and (c) hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Corporation (except to the extent the Corporation shall be a seller) as they may agree.

(h) Indemnification and Contribution.

(i) To the extent permitted by law, in the event of a registration of any of the Restricted Stock under the Securities Act pursuant to the foregoing, the Corporation will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; and provided, further, that the indemnity agreement set forth in herein shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

(ii) To the extent permitted by law, in the event of a registration of any of the Restricted Stock under the Securities Act pursuant to the foregoing, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless the Corporation, each person, if any, who controls the Corporation within the meaning of the Securities Act, each officer of the Corporation who signs the registration statement, each director of the Corporation, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Corporation or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to the foregoing, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Corporation by such seller specifically for use in such registration statement or prospectus; and provided, further, that the indemnity agreement set forth herein shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of each seller hereunder (which consent shall not be unreasonably withheld); and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller, under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

(iii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this subparagraph (h) and shall only relieve it from any liability which it may have to such indemnified party under this subparagraph (h) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this subparagraph (h) for any legal expenses subsequently incurred by such indemnified led party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified led party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(iv) Lock-Up. If requested by the underwriters for the initial underwritten public offering of securities of the Corporation, each Holder of Restricted Stock shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering) without the consent of such underwriters, for a period of not more than 180 days following the effective date of the registration statement relating to such offering. In order to enforce the foregoing, the Corporation may impose stop--transfer instructions with respect the Restricted Stock of each Holder thereof (and the shares or securities of every other person subject to the foregoing restrictions) until the end of such period."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was: No shares issued; and, the number of shares entitled to vote thereon was: None.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: Inapplicable

FIFTH: The number of shares voting for such amendment was: No change.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: No change.

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: Inapplicable.

Dated:                June 6, 1991

                                                           BIOMODA, INC.

                                                           By: /S/ Ari Ma'ayan
                                                               -----------------
                                                               Ari Ma'ayan
                                                               Its: President

                                                           By: /S/ Paul L. Mann
                                                               -----------------
                                                               Paul L. Mann
                                                               Its: Secretary

Under penalty of perjury, the undersigned declares that he foregoing document executed by the Corporation and that the statements contained therein are true and correct to the best of my knowledge.

                                                      By: /S/ Ari Ma'ayan
                                                          ----------------
                                                          Ari Ma'ayan, President


                                                    Filed in the Office of
                                                NM State Corporation Commission
                                                          June 25, 1999
                                                     Corporation Department

                                  EXHIBIT (iv)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         BIOMODA, INC. (NMSCC #1463306)

     Pursuant to the provisions of Section 53-13-4, NMSA 1978, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

FIRST: The name of the corporation is Biomoda, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted by the Shareholders of the corporation on April 30, 1999 in the manner prescribed by the New Mexico Business Corporation Act:

     The Articles of Incorporation of the Corporation shall be amended by deleting the second sentence of the first paragraph of Article Fourth and substituting in its place the following:

          "The number of shares of Preferred Stock authorized to be issued is Four Million (4,000,000) and the number of shares of Common Stock authorized to be issued is Fifteen Million (15,000,000)."

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 4,341,707 and the number of shares entitled to vote thereon was 4,341,707.

FOURTH: The number of shares voting for such amendment was 4,330,207 and the number of shares voting against such amendment was 0.

DATED:         May 4, 1999

                                  BIOMODA, INC.

                              By: /s/ Ari Ma'ayan
                                 ----------------------
                                 Ari Ma'ayan, President



                              By: /s/ Jeffrey L. Garwin
                              Jeffrey L. Garwin, Secretary

Under penalty of perjury, the undersigned declares that the foregoing document was executed by the corporation and that the statements contained therein are true and correct to the best of my knowledge.

                               By:  /s/ Jeffrey L. Garwin
                                  ----------------------------
                                  Jeffrey L. Garwin, Secretary

                                   EXHIBIT (v)


                                           LANL Document Control No: 96-41-00062



                                    EXCLUSIVE

                            PATENT LICENSE AGREEMENT

                                     BETWEEN

                   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                       AND

                                  BIOMODA, INC.

                                       FOR

                    EARLY LUNG CANCER DETECTION AND TREATMENT

                                         LANL Document Control No: 96-4 1 -000 2


                                TABLE OF CONTENTS


BACKGROUND                                                                     3
1. Definitions                                                                 4
2. Grant                                                                       4
3. Sublicenses                                                                 5
4. License Fee                                                                 6
5. Earned Royalties                                                            6
7. Semiannual Report                                                           8
8. Books and Records                                                           8
9. Term of the Agreement                                                       9
10. Termination or Modification by the University                              9
11. Termination by the Licensee                                                9
12. Patent Prosecution and Maintenance                                        10
13. Use of Names, Tradenames, and Trademarks                                  11
14. Warranty by the University                                                11
15. Infringement                                                              12
16. Waiver                                                                    12
17. Assignability                                                             13
18. Indemnity - Product Liability                                             13
19. Late Payments                                                             13
20. Notices                                                                   13
21. Force Majeure                                                             14
22. Export Control Laws                                                       14
23. Preference for United States Industry                                     14
24. Dispute Resolution                                                        14
25. Conflict of Interest                                                      14
25. Miscellaneous                                                             14
Appendix A - Assignment and Confirmatory License                              16
Appendix B - Report Format                                                    19
Appendix C - Designation of Licensing Team                                    20
Appendix D - St. Mary's Hospital MOA                                          21

                        Biomoda Exclusive Patent License
                                        2
                                           LANL Document Control No: 96-41 OOO~2


                       EXCLUSIVE PATENT LICENSE AGREEMENT
                                  BIOMODA, INC.

THIS LICENSE AGREEMENT is entered into by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a nonprofit educational institution and a public corporation of the State of California, hereinafter referred to as the "University"; and Biomoda, Inc., 1117 Rockrose Road, Albuquerque, NM 87122, a State of New Mexico corporation, hereinafter referred to as the "Licensee", the parties to this License Agreement being referred to individually as a "Party" and collectively as "Parties".

                                   BACKGROUND

The University conducts research and development at the Los Alamos National Laboratory (LANL) for the U.S. Government under Contract No. W-7405-ENG-36 with the U.S. Department of Energy (DOE).

Rights in inventions and technical data made in the course of the University's research and development at LANL are governed by the terms and conditions of the Contract.

Certain  Technology  relating to early lung cancer  detection  and treatment has
been  jointly  developed  in  the  course  of  the  University's   research  and
development at LANL and by S. Mary's Hospital in Grand Junction, Colorado.

The University and St. Mary's Hospital executed a Memorandum of Agreement (MOA) attached as Appendix D to this Agreement, on September 24, 1992 for the purpose of seeking out prospective licensees for the Patent Rights with the University undertaking the licensing of said Technology.

In consideration of a fifty percent (50%) share of any revenu6 received by the University in licensing the Patent Rights St Mary's Hospital agreed not to license or assign its interest 19 the Patent RI9hts to other parties without obtaining prior approval of the University.

The University desires that such Technology be developed and utilized to the fullest extent possible so as to enhance the accrual of economic and technological benefits to the U.S domestic economy, and is therefore willing to grant an exclusive license to Licensee for that part of the Technology to which the University has title, and for that part of the Technology that the University has the right to license as setforth in the MOA between the University and St. Mary's Hospital.

The Licensee executed a development license agreement (LANL document control number 95-31-00062) with the University for certain TechnoIogy on. June 13, 1995 and has successfully met the diligence requirements of the development At license agreement.

The Licensee officially notified the University of its desire to exercise its option to negotiate for an exclusive patent license agreement for certain Technology in a letter dated October 10, 1995.

The Licensee desires to obtain from the University certain exclusive rights for the commercial development, manufacture, use, and sale of the Technology.

                        Biomoda Exclusive Patent License
                                        3

                                          LANL Document Control No: 96.41 -00062

NOW, THEREFORE, the Parties agree as follows:

                                 1. DEFINITIONS

1.1 "Technology" means technical Information, know-how and data owned or controlled by the University and relating to the early detection and treatment of lung cancer using 5, 10, 15, 20-Tetrakis (4-Carboxyphenyl) Porphyrin.

1.2 "Patent Rights" means the University's rights arising from the following:

     a) U.S. Patent No. 5,162,231; Method Using 5, 10, 15, 20-Tetrakis (4-Carboxyphenyl) Porphyrin for Detecting and Treating Cancers of the Lung;

     b) U.S. Patent No. 5,391,547; Method Using 5, 10, 15, 20-Tetrakis (4-Carboxyphenyl) Porphyrin for Treating Cancers of the Lung; and

     c)   U.S.  Patent   Application   08/393,515;   Method  Using  5,  10,  15,
          20-Tetrakis (4-Carboxyphenyl) Porphyrin for Detecting Cancers of the Lung;

     including any continuing applications thereof including divisions and reissues, and including only those continuations-in-part relating to lung cancer detection and treatment; any patents Issuing on the applications or continuing applications; and any corresponding foreign patents or patent applications.

1.3 "Licensed Method" means any method, procedure or process covered by any subsisting claim of any patent or patent application identified in paragraph 1.2.

1.6 "Net income" means the gross revenue from the sales of services using a Licensed Method by Licensee and sublicensees, less the following deductions where applicable: (a) sales returns; (b) allowances; (c) trade discounts, (d) transportation charges; (e) sales and excise taxes, and; (f) duties and tariffs.

1.7 "lmprovement" means any modification of a method described in a patent or patent application identified above, provided such modified method would infringe the Patent Rights, to the extent the University has rights in the Improvement.

1.8 "Earned Royalty* means Net Income multiplied by the appropriate royalty rate listed under Article 5.1

                                     2.GRANT

2.1 The University grants to the Licensee an exclusive license to practice Licensed Methods under the Patent Rights, with the right to sublicense others under Article 3.

2.2 The University expressly reserves the right to use the Technology, and and developments granted under Article 2.5, including the right to practice Licensed Methods for noncommercial educational and research purposes.

2.3 The U.S. Government has a nonexclusive, nontransferable, irrevocable paid-up license to practice or have practiced throughout the world, for or on behalf of th~ United States, inventions covered by the University's Patent Rights, and has certain other rights under 35 USC 200-212 and applicable implementing regulations and under the U.S.

                        Biomoda Exclusive Patent License
                                        4

                                            LANL Document Control No: 96-41-0002


Department of Energy Assignment and Confirmatory License, if any, attached as Appendix to this Agreement.

2.4 Under 35 U.S.C. 203 the U.S. Department of Energy has the right to require tije Licensee to grant a nonexclusive, partially exclusive or exclusive license under the Patent Rights in any field of use to a responsible applicant or applicants, 48 CFR 27.304-1(g).

2.5 The Licensee will make available to the University and will grant an irrevocable paid up, royalty-free nonexclusive license to the University to make and use for noncommercial purposes any Licensee's improvements to the Technology made by Licensee.

2.6 To the extent the University will have the legal right to do so, the University will offer to Licensee a First Right to Negotiate the addition of any Improvements to the grant of this Agreement.

                                 3. SUBLICENSES

3.1 The University grants to Licensee the right to grant sublicenses to third parties to practice Licensed Methods in which the Licensee has current exclusive rights under this License. Licensee shall consider whether the proposed sublicensee has a business unjt located in the United States, whether significant economic and technical benefits will flow to the United States as a result of the sublicense, and whether in sublicensing any entity subje4t to the control of a foreign company or government, such foreign government permits U.S. agencies, organizations, or other person to enter into cooperative R&D agreements and licensing agreements, and has policies to protect U.S. intellectual property rights, if Licensee determines that the above conditions are unlikely to be fulfilled, Licensee, prior to entering into such an agreement, must obtain approval from the University.

(a) Sublicenses granted under this clause must contain all of the conditions, restrictions and reservations of this Agreement, except for those provisions related to the License Payments, and shall preserve the rights and reservations of the University and the U.S. Government existing under this License Agreement.

3.2 Licensee shall provide the University with a copy of each sublicense entered into with a third party within 30 days after execution.

3.3.  Licensee must pay to the  University  the Earned  Royalties  prescribed in
Article 5.1 on all Net Income of Licensees sublicensee's. With respect to any sublicense, this obligation continues for so long as a sublicense granted by Licensee is in effect, and is an obligation of the Licensee whether or not royalty payments are actually received by Licensee from its sublicensee.

3.4 Termination of this Agreement automatically operates as an assignment b Licensee to the University of all Licensee's right, title and interest in and to each sublicense granted by Licensee.

If this Agreement terminates, any sublicensee, who is not in default of the terms and conditions of its sublicense agreement with Licensee may make a written election to continue such sublicense agreement as a license agreement with the University.

                        Biomoda Exclusive Patent License
                                        5

                                           LANL Document Control No: 96~41-00062

                               4. LICENSE PAYMENTS

4.1 Licensee must pay to the University, a one-time, nonrefundable license fee of Twenty Five Thousand Dollars ($25,000), payable in the following manner:

    Amount      Payment Schedule
    $17,000     Within 30 days from the effective date of this License Agreement

    $ 8,000 Within 30 days after receiving official notice from the University on the receipt of a notice of allowance from the U.S. Patent and Trademark Office for U.S. Patent Application Number 08/393,515

4.2 Licensee must pay to the University License Maintenance Fees of $10,000 per year, payable on June 1. 1996 and on January 1 of each year thereafter; provided, however that Earned Royalties subsequently due on Net Income for each year, if any, shall be creditable against the License Maintenance Fee for said year. License Maintenance Fees paid in excess of Earned Royalties shall not be creditable to Earned Royalties for future years.

4.3 Licensee must pay to the  University  ten percent  (10%) of other  payments,
including,   but  not  limited  to,   sublicensee  issue  lees,   received  from
sublicensees in consideration for the Licensed Methods.


                               5. EARNED ROYALTIES

5.1 The Licensee will pay to the University an Earned Royalty on Net lncome received during the term of this License Agreement according to the following schedule:

Gross income from Licensed Method                            Royalty Rate
---------------------------------                            ------------
         $0 but $70 MM                                           6.0%
         $70 MM but<$90 MM                                       5.0%
         $90 MM but<$110 MM                                      4.5%
        >$11OMM                                                  4.0%

5.2 Notwithstanding Article 5.1 above, Licensee has no obligation to pay Earned Royalty on any sale of any Licensed Method to the U.S. Government or any agency thereof o~ any U.S. Government contractor who certifies that its purchase of the Licensed Method is to or on behalf of the U,S. Government. Licensee wilt not impose royalty charges in sates o Licensed Methods to U.S. Government entities, and will refund to them any royalty colIected on such sates.

5.3 The first Earned Royalty payment due under this Agreement Is based on income received by Licensee from the effective date of this Agreement through December 31 of the same calendar year, and must be paid within one month from the end of such period Subsequent Earned Royalty payments shall be calculated based on Net Income received b~ Licensee during the semiannual periods extending from January 1 through June 30 and from July 1 through December 31 of each year, for as long as this Agreement remains in effect, Royalty payments must be paid within one month from the end of the respective semiannual period.

                        Biomoda Exclusive Patent License
                                        6

                                          LANL Document Control No: 96-41 -00062


Payment of Earned Royalties accruing for the years 1996, 1997, and 1998 are deferred and payable according to the following schedule:

        Date                Payment on Deferred Earned Royalties
    ------------        -------------------------------------------
    July 31 1999        25% of the accrued Earned Royalties plus interest
    January 31, 2000    33% of the remaining balance on accrued Earned Royalties
                        plus interest
    July 31, 2000       50% of the remaining balance on accrued Earned Royalties
                        plus interest
    January 31, 2001    The remaining balance of accrued Earned Royalties plus
                        interest.

The deferred Earned Royalties will accrue interest at the prime rate * 1% as listed in the Wall Street Journal at that time the Earned Royalty is reported to the University under Licensee's Semi-Annual Report obligations under Article 7.

5.4 if that any patent claim included within the University's Patent Rights is held invalid by a decision. of a court of competent jurisdiction in any country and from which no appeal has or can be taken, the obligation to pay Earned Royalties on sales in that country ~f products or methods covered by the invalidated claim and not covered by valid patent claims subsisting under the University's Patent Rights will be reduced as of the date of such decision to fifty percent (50%) of the royalty rate set forth in Article 5.1, and must be paid on the sale ~f such products or methods for a further period of three (3) years or until the expiration date Of the patent containing the invalidated claim, whichever is sooner, in consideration of the University having provided valuable know-how and technical assistance to the Licensee in entering the market in a timely manner. Licensee must still pay any Earned Royalties that have accrued before the decision of the Court.

5.5 Alt payments due the University must be paid in United States funds to the University of California, Los Alamos National Laboratory, at the address set forth in Article 20.1. Licensee must convert Net income received in foreign currencies into equivalent United States funds at the exchange rate for the foreign currency prevailing as of the last day of the reporting period, as reported in the Wall Street Journal.

5.6 If the University reduces the exclusive license granted under Article 2 to a nonexclusive license pursuant to Article 10.2, Licensee will pay to the University fifty percent (50.0%) of the Earned Royalties of Article 5.1 on Net Income received after the effective date of the reduction to a nonexclusive license,

                                  6. DILIGENCE

6.1 Licensee will use its best efforts to bring one or more Licensed Methods to market through a thorough, vigorous and diligent program for exploitation of the Patent Right~ and to continue active, diligent marketing efforts for one or more Licensed Methods throughout the life of this Agreement.

6.2 In addition, Licensee shall adhere to the following milestones:

a. Licensee shall develop the first working diagnostic test kit on or before January 1, 1998.

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                                            LANL Document Control No: 96-4-00062

b. Licensee shall make a first commercial sale or use of a Licensed Method on or before September 30, 1998.

c. Investments in research, development, and marketing will b used as the measure of the Licensee's diligence in exploiting the Licensed Methods. Upon execution of the License Agreement and receiving funding, the Licensee will submit a revised business plan including updated pro form. financial statements.

     The Licensee will submit a detailed budget of the planned investment in research, development, and marketing. On a semiannual basis, the licensee will report the research, development, and marketing, expenditures including the accomplishments which have resulted from these investments. Comparisons will be made In the report between the planned and actual investments.

     Records will be kept of the cumulative investments in research development, and marketing. These investment diligence reports will be made In addition to the reports required in Article 7 and will be made until the earned royalties payable to the University exceed the License Maintenance fees stated in Article 4.2. Reports marked by the Licensee as proprietary information of the Licensee will be treated by the University a~ proprietary information.

                             7. SEMIANNUAL REPORTS e

7.1 Progress Reports. Licensee must submit semiannual progress reports certified by an officer of the Licensee. The reports are due by February 1 and August 1 of each year except that the first report is due on the (February 1 or August 1, as appropriate following the effective date of this Agreement. This report covers the Licensee's activities related to the development of the Technology and the securing of approvals necessary for commercialization of the Technology. The reports must be made until Earned Royalties payable to the University exceed the License Maintenance Fees stated in Article 4.2. The reports must conform with the Report Format set forth in Appendix B hereof. Reports marked, by Licensee as proprietary financial or business information of Licensee will be treated by the University as proprietary information.

7.2 Financial Reports. Licensee must submit semiannual financial reports. The reports are due on the dates that payments of Earned Royalties are due under Articles 5, and must be submitted regardless of whether any payment is actually made. The reports must be certified by an officer of the Licensee, must cover the period for which royalty payments are calculated, and must show total sales or commercial uses made of Licensed Methods by Licensee and any sublicensed during the reporting period. If no sale, sublicense, or use of Licensed Methods has been made during a reporting period, a statement to this effect must be made. Reports marked by Licensee as proprietary financial or business information of the Licensee will be treated as such by the University.

                              8.BOOKS AND RECORDS

8.1 The Licensee must keep books and records according to generally accepted accounting procedures,

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                                          LANL. Document Control No: 96-41-00O~2

accurately showing all sales of the practice of the Licensed Method by Licensee or sublicensees under the terms of this License Agreement. Such books and records must be open to inspection and audit on a proprietary basis by representatives or agents of the University at reasonable times, but in no event more than once for ea4h calendar year, for the purpose of verifying the accuracy of the semiannual reports and tile royalties due. Licensee may request that any such inspection and audit be conducted by an independent auditor, in which event, Licensee will pay the reasonable costs of such auditor.

8.2 The fees and expenses of the representatives performing the inspection and audit will be borne by the University. However, if' an error in royalties owed the University of more than Ten Thousand dollars ($10,000.00) is discovered by the representatives of the University, then Licensee must pay the fees and expenses of these representatives.

8.3 The books and records required by Article 8.1 must be preserved for at least three (3) years from the date of the royalty payment to which they pertain.

                            9. TERM OF THE AGREEMENT

9.1 This License Agreement is effective as of the later of the dates of execution by the Parties.

9.2 This License Agreement is in full force and effect from the effective date and remains in effect until the expiration of the last to expire of the patents included within the University's Patent Rights, unless sooner terminated by operation of law or by acts of the Parties in accordance with the terms of this License Agreement.

                10. TERMINATION OR MODIFICATION BY THE UNIVERSITY

10.1 If the Licensee fails to deliver to the University any report when due, or fails to pay any royalty or fee when due, or if the Licensee breaches any material term of this Licensee Agreement, the University may give written notice of default to the Licensee. Licensee has 90 days to cure the default. If the University reasonably believes that said default has not been cured and Licensee disputes this determination, then dispute resolution shall occur as described under Article 24. Based upon the results of the dispute resolution, the University may terminate this License Agreement upon delivery of written notice of termination to the Licensee. Termination does not relieve the Licensee of its obligation to pay any royalty or license fees due or owing at the time of termination and does not impair any accrued right of the University-

10.2 If Licensee fails to make any payments identified under Article 4 or meet any diligence milestone identified under Article 6 for any year, the University may terminate this License Agreement, or, at the University's sole option, reduce the Licensee's exclusive license to a nonexclusive licensee under the terms of Article 5.6. The University will not exercise this option if Licensee demonstrates to the University's satisfaction that Licensee is fully exploiting the market for the Licensed Invention.

                         11. TERMINATION BY THE LICENSEE

11.1 The Licensee may terminate this License Agreement by giving written notice to the University. Such termination will be effective ninety (90) days from the date of delivery of the notice, and all the Licensee's rights under this Agreement will cease as of that date.

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                                           LANL Document Control No: 96-41-00062

11.2 Any termination pursuant to the above paragraph does not relieve the Licensee of any obligation or liability accrued by Licensee prior to the effective date of termination,

                          12. PATENT PROSECUTION AND MAINTENANCE

12.1 The University will diligently prosecute any U.S. patent applications identified Article 1.2, and .will maintain any U.S. patents identified in
Article 1.2, using counsel of its choice. The University will provide the Licensee, on request, with copies of relevant documentation relating to any such patent prosecution. The Licensee will hold such documentation in confidence.

12.2 The University will use its best efforts to amend any patent application to include claims reasonably requested by the Licensee and required to protect the Licensed Invention.

12.3  Licensee  requests  that  the  University   continue  the  foreign  patent
prosecution Of the Patent Rights in the following  countries:

                                    Australia
                                    Brazil
                                    Canada
                                    Europe
                                    Finland
                                    Hungary
                                    Korea
                                    Norway
                                    Japan
                                    PCT
                                    Russia
                                    Ukraine

12.4 The preparation, filing and prosecuting of all foreign patent applications filed al the Licensee's request, as well as the' maintenance of all resulting patents, will be at the sole expense of the Licensee, whether conducted by counsel selected by the University or by the Licensee. V Expenses incurred for patent protection in a particular country may be credited against royalty payments which would otherwise be due for Net income derived from that foreign country.

12.5 The University will bear the costs incurred up to the effective date of this Agreement for any foreign patent applications or patents, including international (PCT) applications, identified in 1.2 above. Costs associated with the foreign applications or patents after the effective date of this Agreement will be borne by the Licensee and will be reimbursed to the University within thirty days of invoicing.

12.6 The Licensee's obligation to pay for costs of foreign patents and patent applications under 12.3, 12.4 and 12.5 continues as tong as this Agreement remains in effect Licensee may terminate its obligations with, respect to any foreign patent application or patent by giving 90 days written notice to the University. The University will use its best efforts to curtail foreign patent cbsts upon receipt of notice from the Licensee. The University may at its election continue prosecution or maintenance of such applications or patents at the University's expense. But Licensee shall have no further right or license thereunder.

12.7 The University has the right to seek patent protection, at its own expense, in any

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                                         LANL Document Control No: 96-41 .0OO6~2

country for which a patent application has not been filed as of the effective date of this Agreement, and for which the Licensee has not requested foreign patent protection. Any applications and resultant patents are not covered by this License Agreement. But Licensee shall have a first option to negotiate a license agreement in such countries with the University under mutually agreeable terms.

                  13. USE OF NAMES, TRADENAMES, AND TRADEMARKS

13.1 Nothing: contained in this License confers any right to use in advertising, publicity, or other promotional activities any name, tradename, trademark) or other designation of either Party hereto (including any contraction, abbreviation, or simulation of any of the foregoing). Unless required by law, the use of the name 'the University of California' or the name of any facility or campus of the University of California is expressly prohibited.

13.2 The University may disclose to third parties the existence of this License Agreement and the extent of the grant in Article 2, but must not disclose information identified as proprietary by Licensee under 13.4, except where the University is requIred to release information under either the California Public Records Act or other applicable law. A decision to release information under applicable law will be at the sole discretion of the University.

13.3 Licensee may disclose to third parties the existence of this License Agreement and the terms and conditions to the extent determined appropriate by Licensee.

13.4 Licensee will mark those portions of a copy of this License Agreement which Licensee believes contain proprietary business information of Licensee and return such copy to the University within thirty days of the effective date of this License Agreement.

                         14. WARRANTY BY THE UNIVERSITY

14.1 The University warrants that it has the lawful right to grant this license, subject to DOE assignment of rights in the Technology to the University, and subject to the MOA between the University and St. Mary's Hospital herein attached as Appendix D, and that it has not granted any rights under the University's Patent Rights to any other party that diminish any right granted to Licensee, except as required by action of law or by the University's prime contract with DOE.

14.2 This license is provided WITHOUT warranty of merchantability or fitness for a particular purpose or any other warranty, express or implied. The University makes no representation or warranty that the Licensed Methods will not infringe any patent or other proprietary right.

14.3 IN NO EVENT WILL THE UNIVERSITY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF LICENSED METHODS.

14.4 Nothing in this License Agreement shall be construed as:

     a. a warranty or representation by the University as to the validity or scope of University's Patent Rights:
     b. an obligation to bring or prosecute actions or suits against third parties for

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                                           LANL Document Control No; 96-41-00062

patent infringement, except as provided in Article 15 (Infringement);

     c. conferring by implication, estoppel, or otherwise any license or rights under any patents of the University other than University's Patent Rights, copyrights, or other intellectual property of the University; or

     d. an obligation by University to furnish any know-how, technical assistance, or technical data that is unrelated or unnecessary to the transfer of the Technology to the Licensee for the purpose of implementing this License Agreement.

                                15. INFRINGEMENT

15.1 In the event that either Party to this License Agreement learns of the infringement of any of University's Patent Rights, that Party will inform the other Party in writing and will provide the other Party with available evidence of the infringement.

15.2 Both Parties will use their best efforts in cooperating with each other to terminate the infringement without litigation.

15.3 If the efforts of the Parties are not successful in abating the Infringement within ninety (90) days after the infringer has been formally notified of infringement by the University, the University has the right to:

15.3a commence suit on its own account;

15.3b join the Licensee in a suit; or

15.3c refuse to participate in a suit,

and the University shall give notice in writing to the Licensee within ten (10) working days after the 90 day period of its election. The Licensee may bring suit for patent infringement only if the University elects not to commence or join in any suit other than as nominal party plaintiff and if the Infringement occurred during the period and in a country where the Licensee had exclusive rights under this License Agreement.

15.4 Any legal action under this article will be at the expense of the Party on account of whom suit is brought. If legal action is brought by Licensee, the University will be entitled to 25% of any damage recovery based on lost profits of Licensee. Legal action brought jointly by the University and the Licensee and fully participated in by both will be at the joint expense of the Parties and all recoveries will be shared jointly by them in proportion to the share of expenses paid by each.

15.5 Each Party will cooperate with the other in proceedings instituted hereunder, provided expenses are borne by the Party blin9ing suit. Litigation will be controlled by the Party bringing suit, except that the University will control the litigation if brought jointly. The University may be represented by its choice of counsel in any suit brought by the Licensee.

15.6 Neither Party will settle or compromise any suit without the other Party's consent.

                                   16. WAIVER

16.1 No waiver by either Party of any breach or default of any of the covenants or agreements of this Agreement

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                                           LANL Document Control No: 96-41-00062

is a waiver as to any subsequent or similar breach or default:

                                17. ASSIGNABILITY

17.1 This License Agreement may be assigned by the University, but shall be personal to Licensee and assignable by Licensee only with the written 'consent of the University.

17.2 In the event that a controlling interest in Licensee is obtained by a different entity, the University may terminate this License Agreement at its discretion, which discretion shall not be exercised unreasonably. Licensee will notify the University of any such change in controlling interest within thirty days of its occurrence.

                        18. INDEMNITY - PRODUCT LIABILITY

18.1 The Licensee will indemnify the U.S. Government and the University, and their officers, employees, and agents, against any damages, costs and expenses, including attorneys' fees, arising from the commercialization and utilization of the Technology by Licensee, Including but not limited to the making, using, selling or exporting of products, processes, or services derived therefrom. This indemnification will include, but will not be limited to, any product liability.

                                19. LATE PAYMENTS

19. In the event royalty payments or fees are not received by the University within thirty (30) days of when due, the Licensee will pay to the University interest charges at the rate of ten percent (10%) per annum on the amount of the royalty payments or fees overdue.

                                  20. NOTICES

20.1 Any payment, notice, or other communication required or permitted to be given to either party hereto is properly given and effective on the date of delivery if delivered in person or by first-class certified mail, postage paid, or by facsimile transmission with confirmation, to the respective address or facsimile number given below, or to any other address designated by written notice to the other party as follows:

In the case of the Licensee:

Biomoda, Inc.
1117 Rockrose Road
Albuquerque, NM 87122
Attention: An Ma'ayan, President and CEO

FAX Number (505) 856-0520

In the case of the University:

Los Alamos National Laboratory

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                                          LANL Document Control No: 86-41 -00062

                  Industrial Partnership Office
                  P.O. Box 1663, Mail Stop 0334
                  Los Alamos, New Mexico 87545
                  Attention:   Licensing Administrator

                  FAX Number (505) 665-0154

                                21. FORCE MAJEURE

21.1 Neither party is responsible for delay or failure in performance of any of the obligations imposed by this License Agreement, if the failure is caused by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, court order or, government interference, civil commotion, riot, war, or by any cause of like or unlike nature beyond the control and without fault or negligence of a party.

                             22. EXPORT CONTROL LAWS

22.1 Licensee acknowledges and understands that the export of certain goods or technical data from the United States requires an export control license from the United States Government, and that failure to obtain an export control license may result In violation of U.S. laws.

                    23. PREFERENCE FOR UNITED STATES INDUSTRY

23.1Any products produced through the use of a Licensed Method will be manufactured substantially in the United States,

                             24. DISPUTE RESOLUTION

24.1The Parties will use their best efforts to resolve disputes arising from this Agreement, Any dispute that cannot be resolved by the Parties will be resolved by nonbinding arbitration in accordance with the rules and procedures of the American Arbitration Association, and conducted in the State of New Mexico in accordance with New Mexico law.

                            25. CONFLICT OF INTEREST

25.1 Licensee represents that Licensee does not now employ and has made no offers of employment to members of the University negotiating team set out In Appendix C. Licensee agrees to make no offers of employment to any member of the University negotiating team for a period of two years after the effective date of this Agreement without the express written permission of the University. Licensee understands that this clause is a material undertaking by Licensee without which the University would not enter Into this Agreement. The University has the option to terminate this Agreement for breach of this clause by Licensee.

                                26. MISCELLANEOUS

26.1 The headings of the several sections of this Agreement are included for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this License Agreement.

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                                           LANL Document Control No: 9C-41-00062

26.2 No amendment or modification of this Agreement is binding on the Parties unless made in a writing executed by duly authorized representatives of the Parties.

26.3 This License Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to this License Agreement.

26.4 in the event any one or more of the provisions of this License Agreement is held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this License Agreement wiil be construed as if such Invalid or illegal or unenforceable provisions had never been part of this License Agreement.

26.5 This License Agreement will be interpreted and construed in accordance with the laws of the State of New Mexico,


IN WITNESS WHEREOF, both the University and the Licensee have executed thi~ License Agreement, in duplicate originals, by their respective officers on the day and year hereinafter written.




THE REGENTS OF THE UNIVERSITY OF CALIFORNIA:

     By: /s/ SIEGFRIED S. HECKER
         ------------------------
         Siegfried S. Hecker, Director
         Los Alamos National Laboratory
         Date:  11/14/95

BIOMODA, INC.:

     By: /s/ ARI MA'AYAN
         -----------------------
         Ari Ma'ayan

         Printed
         Name:  Ari Ma'ayan

         Title: CEO/President

         Date:  Nov 9, 1995

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                                       15


                                   APPENDIX A

                       ASSIGNMENT AND CONFIRMATORY LICENSE

Title : Method of using 5,1O,15,20-tetrakis(4-carboxyphenyl) porphine for detecting and treating cancers of the lung

Inventor(s)             : Dean A. Cole et al.
Serial No.              : 07/539,999
Filing date (U.S.)      : June 15, 1990
Contractor              : The Regents of the University of California

     DOE Contract No.   : W-7405-ENG-36


     WHEREAS the Patent Rights Clause of the above-identified contract provides the Contractor with the right to elect to retain title in certain inventions;

     WHEREAS the Contractor has elected to retain title in the above-identified subject invention pursuant to said Patent Rights Clause, the effective date of said election being September 12, 1991;

     The Government of the United States, as represented by the U. S. Department of Energy, having been assigned the entire right, title, and Interest in and to said invention in the United States, now in conformity with said election of government rights, HEREBY ASSIGNS AND TRANSFERS to the Contractor an undivided half interest in the entire right, title, and interest to said invention, patent applications, and all resulting patents, EXCEPT FOR a paid-up license and such other rights required under 41 CFR
     Part 9 and the Patent Rights Clause, and other related matter clauses of the above-identified contract as extant on the date of this election.

     Accordingly, this document is confirmatory of the paid-up license required by the Government under 41 CFR Part 9 and the referenced clauses of said Contract in this invention, patent application, and any resulting patent, and of all other rights reserved to the Government under 41 CFR Part 9 and the referenced clauses of said Contract.

     Now, therefore, the Government retains an irrevocable, nonexclusive, paid-up license to make, use, and se]l the above-identified invention throughout the world by or on behalf of the United States (including any Government agency) and States and domestic municipal governments,

                                                                     S-71,005

     The Government is hereby granted the irrevocable power to inspect and make copies of any patent application of the above-identified invention.

     It is understood and agreed that this license does not preclude the Government from asserting rights under the provisions of said Contract or any other agreement between the Government and the Contractor, or with any other rights of the Government with respect to the above-identified invention.

     Approved and granted on behalf of the Government of the United States:

                                            U.S. DEPARTMENT OF ENERGY


                                            By:  /s/  JUDSON R. HIGHTOWER
                                               -----------------------------
                                            for  Richard E.Constant
                                                 Assistant General Counsel
                                                 For Intellectual Property

                                            Title:
                                                  --------------------------

                                            Date:   Aug 21, 1992
                                                 ---------------------------

                                  EXHIBIT (vi)

DATE:  11/03/92
TO:
SAMUEL H. FREUND
UNIVERSITY OF CALIFORNIA
P.O. BOX 1663
MS D412 LOS ALAMOS, NM 87545

                    UNITED STATES PATENT AND TRADEMARK OFFICE
                  NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE U.S.PATENT AND TRADEMARK OFFICE ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT
ASSIGNMENT PROCESSING SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST. FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT BRANCH, NORTH TOWER BUILDING, SUITE 10C35, WASHINGTON, D.C. 20231
ASSIGNOR:                                               DOC DATE 08/21/92
     UNITED STATES OF AMERICA, THE, AS REPRESENTED BY THE UNITED STATES DEPARTMENT OF ENERGY.

RECORDATION DATE: 09/08/92      NUMBER OF PAGES 005      REEL/FRAME 6274/0638

DIGEST:

ASSIGNMENT OF AN UNDIVIDED HALF INTEREST.  SUBJECT TO LICENSE RECITED.
ASSIGNEE:
        REGENTS OF THE UNIVERSITY OF CALIFORNIA, THE
SERIAL NUMBER  7-539999                     FILING DATE  06/15/90
PATENT NUMBER  5,162,231                    ISSUE DATE  11/10/92

  /S/  LENELL MACKALL
EXAMINER/PARALEGAL
ASSIGNMENT BRANCH
ASSIGNMENT/CERTIFICATION SERVICES DIVISION

                                           LANL Document Control No: 96-41-00062

                                   APPENDIX B

                                  REPORT FORMAT

DEVELOPMENT:

    -Progress towards commercialization
    -Problems encountered
    -Precommercialization marketing efforts
    -Any shift in time-line from original business plan
    -Expected launch date
    -Any improvements, new patents, derivative works, etc. arising from the work

2.  COMMERCIALIZATION:
    -First launch date in US
    -Sales, production or other royalty-generating activity
    -Royalty calculations and royalties due

3.  CONTINUING:
    -Continued efforts in evolving the product/service Improvements -Sublicenses -Foreign registrations, licenses, commercializations, etc. -Any problems which would potentially effect the contract
    -Any infringements of intellectual properly (as provided in the contract) -Any potential litigation involving the licensed intellectual properly

4.  OF GENERAL INTEREST:
    -Promotional material, news releases, etc.
    -Company annual reports
    -Testing activity, scientific publications
    -Any feedback, positive or negative
    -Suggestions

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                                           LANL Document Control No: 96-41-00062


                                   APPENDIX C

                          DESIGNATION OF LICENSING TEAM


                  (1)       Chuck Rzeszutko, IPO

                  (2)       Sam Freund, LC/BPL

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                                           LANL Document Control No: 96-41-00062

                                   APPENDIX D


BETWEEN Saint Mary's Hospital, a Colorado non-profit corporation having an address at 2635 North 7th Street, Grand Junction, Colorado 81502--1628; and The Regents of the University of California, hereinafter referred to as the "University," a California public, corporation and educational institution having an address at 300 Lakeside Drive, Oakland, California 94612, the signatories to the Agreement collectively being referred to as the "Parties" and individually as a "Party" hereto.

     WITNESSETH:

WHEREAS, the University is the management and operating

     Contractor for the Los Alamos National Laboratory (LANL), under

     Contract No. W--7405-ENG--36, between the University and the U.S.

     Department of Energy (DOE); and


WHEREAS,  certain  technology,  at  least  in  part  disclosed  in  U.S.  Patent
Applications S.N.  07/539,999;  07/914,376;  07/914,371 and PCT Application S.N.
PCT/US91/04132, all entitled "Method Of Using 5,10,15, 20-Tetrakis(4--Carboxypheflyl)Porphine for Detecting Cancers of the Lung," and in any continuation, continuation-1n-part, or corresponding foreign application deriving therefrom and that are directly related to lung cancer detection (hereinafter collectively the "Lung Cancer Technology"), has been jointly developed in the course of research by the University at LANL and by St. Mary's Hospital in Grand Junction, Colorado by Dean A. Cole, David C. Moody III, L. Edward Ellinwood, and Mr. Gerard. Klein; and


WHEREAS, Dr. Dean A. Cole has generated significant interest in the Lung Cancer Technology through contacts with various commercial entities and the Parties wish to coordinate their efforts to encourage further research in the area and to identify and foster business relationships with those interested in the Lung Cancer Technology;

WHEREAS, both the University and St. Mary's Hospital have an interest in commercializing the Lung Cancer Technology and in sharing any royalties resulting from said commercialization;. and

WHEREAS, both the University and St. Mary's Hospital desire to seek out prospective licensees and the University is willing to undertake licensing of said Lung Cancer Technology thereto, and St. Mary's Hospital is willing to refrain from licensing the Lung Cancer Technology in return for an equal share in any net royalties received by the University; and

WHEREAS, St. Mary's Hospital is presently a co-owner with the University in the above-identified Lungs Cancer. Technology.


NOW, THEREFORE, the Parties desiring to enter into this MOA hereby agree as follows:

ARTICLE 1--COMMERCIALIZATION OF THE COLE ET AL. PATENT APPLICATION

1.1. In consideration of a fifty percent (50%) share of any revenue received by the University, after deduction of reasonable patent prosecution and licensing costs incurred by the University and after reimbursement of any similar costs that may be or have already been incurred by St. Mary's Hospital, St. Mary's Hospital agrees not to license or assign said Lung Cancer Technology for commercial purposes without obtaining prior approval of the University.

1.2 The University shall provide an annual report to St. Mary's Hospital regarding the University's commercialization efforts, and to provide an annual accounting of all income received as a result of the commercialization of said Lung Cancer Technology.

1.3 The University agrees further to pay St. Mary's Hospital its share of any royalties within sixty (60) days of receipt thereof by the University.

ARTICLE 2 -PUBLICATION AND DISCLOSURES

2.1 It is the intent of both Parties hereto to cooperate in any publication or other disclosure of the Lung Cancer Technology so as to preserve both U.S. and foreign patent rights. Proposed disclosures and publications will be exchanged for review and comment by the other Party a minimum of two (2) months in advance of their disclosure and/or submission to a publisher.

ARTICLE 3-RELATIONSHIP BETWEEN THE PARTIES

3.1 Each Party is and shall remain an independent contractor as long as this Agreement is in effect and neither Party shall act as an agent, legal representative, partner, or joint venturer of the other Party for any purpose whatsoever and the employees of one shall not be deemed the employees of the other. Neither Party shall have any right, power, or authority to make any contract or other Agreement or to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party, or to bind the other Party in any way. Neither Party to this Agreement shall represent to any person that such Party has any such right, power or authority. This Agreement is not intended to constitute, create, give effect to, or otherwise contemplate a joint venture, partnership, or formal business entity of any kind and the rights and obligations of the Parties shall not be construed as providing for a sharing of profits or losses arising out of the efforts of either of the Parties.

3.2 The Parties agree to assist each other in achieving the purpose of this Agreement, including the sharing of information relating to further improvements to the Lung Cancer Technology, and the sharing of information relating to entities that may have an interest in commercializing and/or sponsoring research relating to the Lung Cancer Technology. Notwithstanding such mutual assistance, it is further understood and agreed that neither this Agreement nor the Parties' performance hereunder shall establish any contract, express or implied, between the U.S. Government and either Party, and this Agreement is not iriten4d to restrict or confine either Party in their independent development of the underlying Lung Cancer Technology.

ARTICLE 4--EFFECTIVE DATE AND TERMINATION OF AGREEMENT

4.1 This Agreement is effective only upon the signatures of duly authorized representatives of both Parties, and may be modified only in writing by the consent of both Parties.

4.2 This agreement shall automatically expire at the expiration date of the last of any patents to issue from the above identified Lung Cancer Technology, or sooner at the mutual will of the Parties. The terms of any Proprietary Information Agreements executed under Article 5 hereof shall survive such termination of interest by a Party hereto.

ARTICLE 5-PROPRIETARY INFORMATION

5.1 The Parties anticipate that under this Agreement it may be necessary for the Parties to transfer information of a proprietary nature. Such information may only be used by any Party in performing its obligations under this Agreement. The Parties agree further to execute mutually agreeable Proprietary Information Agreements.

ARTICLE 6-LIMITATION OP LIABILITY

6.1 St. Mary's Hospital acknowledges that the University will require of any licensee of the Lung Cancer Technology that the licensee agree to indemnify the U.S. Government, the University and St. Mary's Hospital against all claims, including attorneys' fees, arising from the commercialization and utilization of the Lung Cancer Technology, including but not limited to the making, using, selling or exporting of products, processes or services derived from the Lung Cancer Technology.

6.2 Neither the University, nor St. Mary's Hospital, nor any of their employees, make any warranty, express or implied, or assume any legal liability or responsibility for the accuracy, completeness, or usefulness of any Lung Cancer Technology subject to this Agreement, nor do the Parties represent that -use of such Lung Cancer Technology will not infringe privately owned rights.

ARTICLE 7-COSTS AND PATENT PROSECUTION

7.1 The University agrees to assume responsibility for all domestic and foreign patent prosecution costs incurred by the University in connection with the patenting and commercialization of the Lung Cancer Technology, until such -time as such costs may be recovered from a licensee of the Lung Cancer Technology. St. Mary's Hospital shall be reimbursed for any costs incurred in connection with the patenting or commercialization of the Lung Cancer Technology, such costs to be recovered from a licensee of the Lung Cancer Technology.

ARTICLE 8-EXCHANGE OF INFORMATION AND NOTICES

8.1 Any notice given pursuant to the terms of this Agreement shall be deemed to have been effectively given when delivered to such Party, or if mailed, seven (7) days following the mailing thereof by prepaid registered or certified mai1 to the offices identified in Paragraph 8.2 hereof

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate as of the day and year first above written.

ST. MARY'S HOSPITAL AND                          THE REGENTS OF THE UNIVERSITY
MEDICAL CENTER, INC.                             OF CALIFORNIA
                                                 LOS ALAMOS NATIONAL LABORATORY

                             By /s/ SISTER LYNN CASEY   By /s/ TERRY R. GIBBS
                                ---------------------     --------------------
                             Name: Sister Lynn Casey    Name: Terry R. Gibbs
                                   ------------------        ----------------
                             Title: President           Title: Deputy Controller
                                    ---------                  -----------------
                             Date:  9-24-92             Date:  Sept '92
                                    -------                    --------

                                  EXHIBIT (vii)

                                  BIOMODA, INC.
                          (A Development Stage Company)
                    FINANCIAL STATEMENTS AND AUDITOR'S REPORT
                                DECEMBER 31, 2000


























                            HINKLE AND LANDERS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                    CONTENTS


                                                                            PAGE

Independent Auditor's Report...................................................1

Financial Statements
Balance Sheet..................................................................2
        Statement of Income and Deficit........................................3
     Statement of Cash Flows...................................................4
                Statement of Changes in Stockholders' Deficit..................5

Notes to Financial statements...............................................6-11

Management letter.............................................................12

Findings......................................................................13

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS                                  3500-C Comanche NE
================================================================================
                                                   Albuquerque, New Mexico 87107
                                                            Voice (505) 883-8788
                                                              Fax (505) 883-8797



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Biomoda, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheet of Biomoda, Inc. (a New Mexico corporation) as of December 31, 2000, and the related statements of income and deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in United States of America.




Hinkle and Landers, P.C.


July 17, 2002

                                  Biomoda, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2000


                                     Assets
Current Assets:
         Cash                                                   $        13,097
         Deposit                                                            425
                                                                        --------
            Total Current Assets                                         13,522

Furnitures and Equipment, at cost, less accumulated
  depreciation of $1,283 - Note B                                         2,110

Other Assets:
         Patent and License fees, net                                   115,322
                                                                       ---------

            Total Assets                                       $        130,954

                      Liabilities and Stockholders' equity
Current Liabilities:
         Accrued payroll and other expenses                    $          3,843
         Notes payable - stockholders                                   101,983
                                                                       ---------
            Total current liabilities                                   105,826

Stockholders' equity
         Common Stock, no par value; 15,000,000 shares authorized;
            5,325,282 shares Issued and outstanding                     975,095
         Class A, redeemable preferred stock; no par value;
           2,000,000 shares authorized; no shares issued and
           outstanding; cummulative and convertible
         Undesignated preferred stock; 2,000,000 shares authorized;
           no shares issued and outstanding
         Deficit accumulated during the development stage              -949,967
                                                                       ---------

            Total stockholders' equity                                   25,128
                                                                       ---------

            Total liabilities and stockholders' equity         $        130,954





    The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                         Statement of Income and Deficit
                         For the Year Ended December 31,
   And for the period January 3, 1990 (date of Inception) to December 31, 2000

                                                              January 3, 1990
                                                            (date of inception)
                                                   2000     to December 31, 2000
                                                 -------   ---------------------

Revenue                                        $    -     $                   23
                                                 -------   ---------------------

Operating expenses
   Salaries                                      141,801                 451,672
   Advertising and Marketing                      10,723                  24,342
   Rent                                            4,795                   9,445
   Professional fees                              38,431                 216,562
   Telephone                                       5,300                  19,672
   Payroll taxes                                   9,908                  24,902
   Licensing fees                                 15,000                  20,817
   Office expenses and postages                    4,744                  31,480
   Research and Development costs                                        67,788
   Travel and Lodging                              7,740                  37,750
   Depreciation and Amortization                   8,138                  15,284
   Other expenses                                  1,100                   3,888
                                                 -------   ---------------------

      Total operating expenses                   247,680                 923,602
                                                 -------   ---------------------

         Loss from operation                     -247,68                -923,579

            Interest income                          207                   3,866
            Interest expenses                     -9,271                 -29,857
           Casualty loss                            -397                    -397

               Total other income  (expense)      -9,461                 -26,388
                                                 -------   ---------------------

         Loss before provision for income taxes -257,141                -949,967

         Provision for income taxes:                -                       -
                                                    -                       -

           Net loss and losses accumulated during
            the development stage              $-257,141  $             -949,967
                                                --------   ---------------------


    The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                         For the Year Ended December 31,
   And for the period January 3, 1990 (date of Inception) to December 31, 2000

                                                              January 3, 1990
                                                            (date of inception)
                                                   2000     to December 31, 2000

Cash flows from operating activities: Cash received from:
   Interest Income                              $    207  $                3,866
                                                --------   ---------------------
                                                     207                   3,866
 Cash paid to:
   Employees and suppliers                      -195,837                -878,123
                                                --------   ---------------------
                                                -195,837                -878,123

    Net cash flow used for operating activities -195,630                -874,257

Cash flows used for investing activities:
    Purchase of fixed assets                      -1,700                  -4,662
    Organization expenses                           -                       -560
    Pay for Patent and license fee                -5,073                -128,890
                                                --------   ---------------------

    Net cash flow used for investing activities   -6,773                -134,112

Cash flows from financing activities:
    Proceeds from note payable                                            77,166
    Proceeds from issuance of common stock       195,659                 944,300
                                                --------   ---------------------

       Net cash flow from financing activities   195,659               1,021,466

     Cash at beginning of year                    19,841
                                                --------

     Cash at end of year                       $  13,097  $               13,097
                                                --------   ---------------------

Reconciliation of net income
to net cash flow
from operating activities:
   Net income                                  $-257,141  $             -949,967
   Depreciation                                    8,138                  15,284
   Interest expenses to stockholders               9,271                  25,816
  Casualty loss                                      397                     397
   Inkind services and expenses                   19,400                  30,796
   Decrease (increase) in prepaid expenses        10,423
   Decrease (increase) in deposits                10,040                    -425
   (Decrease) Increase in accrued payable          3,842                   3,842
                                                --------   ---------------------

     Net cash flow from operating activities   $-195,630  $             -874,257
                                                ========   =====================

    The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
                      For the Year Ended December 31, 2000
   And for the period January 3, 1990 (date of Inception) to December 31, 2000

                                                               Common Stock
                                                         Issued and                     Deficit Accumulated
                                                         Outstanding                        During the
                                                            Shares              Amount  Development Stage Total
                                                          ---------             ------  ----------------- -----
Issuance of common stock on June 26, 1991                     850,000           $1,100  $        -        $        1,100
Issuance of common stock on June 26, 1991                     850,000              100           -                   100
Issuance of common stock on June 26, 1991                     850,000              100           -                   100
Issuance of common stock on June 26, 1991                     255,000              100           -                   100
Issuance of common stock on June 26, 1991                      17,000           17,000           -                17,000
Issuance of common stock on June 26, 1991                     175,000               33           -                    33
Cumulative net loss for the period from January 3, 1990
 (date of inception) to December 31, 1996                                                  -60,010               -60,010
                                                                                           -------               -------
Balance, December 31, 1996                                  2,997,000           18,433     -60,010               -41,577
Issuance of 100,952 common stock warrants on
 December 31, 1997; exercise price of $.20                    -                 -                -                     -
Net loss                                                      -                 -          -32,914               -32,914
                                                              -                 -          -------                     -
Balance, December 31, 1997                                  2,997,000           18,433     -92,924               -74,491
Issuance common stock on January 20, 1998                      59,940           10,000                            10,000
Exercise of common stock warrants on March 17, 1998           100,952           20,190                            20,190
Issuance common stock on April 15, 1998
 net of stock issuance costs                                  631,578          276,350                           276,350
Issuance of 248,950 common stock options on, April 15, 1998;
 exercise price of $.38; expired on April 16, 1999; with a value
 of $23,650 which were capitalized as deferred offering costs                   23,650                            23,650
Exercise of common stock Options on November 2, 1998           62,237           23,670                            23,670
Net loss                                                                                  -332,545              -332,545
                                                                                          --------              --------
Balance, December 31, 1998                                  3,851,707          372,293    -425,469               -53,176
Issuance of 180,000 common stock on, January 30, 1999;        180,000           87,300                            87,300
Issuance of 200,000 common stock on, March 26, 1999;          200,000           97,000                            97,000
Issuance of 110,000 common stock on, March 29, 1999;          110,000           53,300                            53,300
Issuance of 51,546 common stock on, May 29, 1999;              51,546           25,000                            25,000
Issuance of 103,092 common stock on, June 2, 1999;            103,092           50,000                            50,000
Issuance of 51,546 common stock on, September 30, 1999;        51,546           25,000                            25,000
Payment for 15448 common stock on, December 6, 1999;           40,458           25,000                            25,000
Payment for 51547 shares of stocks on, December 29, 1999*      51,547           25,143                            25,143
Net loss                                                                                  -372,023              -372,023
                                                                                          --------              --------
Balance, December 31, 1999                                  4,639,896          760,036    -797,492               -37,456
Payment for exercise of 166,535 common
stock Options on February 24, 2000   *                        166,535           80,770
Issuance of 253,609 common stock on, May 12, 2000;            253,609           56,000                            56,000
Payment for exercise of 62,497 common
stock Options on June 8, 2000   *                              62,497           30,312                            30,312
Issuance of 11,089 common stock on, September 26, 2000;        11,089            6,852                             6,852
Issuance of 25,656 common stock on, September 30, 2000;        25,656            5,234                             5,234
Exercise of common stock Options on September 30, 2000         60,000            9,000                             9,000
Issuance of 66,000 common stock on, November 3, 2000;          66,000            7,491                             7,491
Issuance of 40,000 common stock on, December 8, 2000;          40,000           19,400                            19,400
Prior years adjustments                                                                    104,666               104,666
Net loss                                                                                  -257,141              -257,141
                                                                                          --------              --------
Balance, December 31, 2000                                  5,325,282          975,095    -949,967                25,128
                                                            ---------          -------    --------                ------


* 280,578 shares issued in January 2002



    The accompanying notes are an integral part of these financial statements

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1. NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

     2. ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in United States of America.

     3. PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight - line method over the estimated useful lives of the assets.

     4. CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

     5. LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

     6. PATENT

Patent costs have been capitalized and are amortized over the seventeen year using the straight line method.

     7. USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

     8. REVENUE RECOGNITION

Biomoda will recognizes revenue on the accrual method.

NOTE B - FURNITURE AND EQUIPMENT

The furniture and equipment are summarized by major classification for Biomoda as follows:

                    1-1-2000       Additions    Deletion       12-31-2000
Office
equipment &
Furniture            $2,962        $ 1,700      $ 1,269          $ 3,393
Accumulated
Depreciation         (1,434)          (721)        (872)          (1,283)
Net property &
Equipment            $1,528        $   979      $   397          $ 2,110
-----------------  ------------  ------------  -----------  ----------------

Depreciation expense for the year ended December 31, 2000 was $ 721.

NOTE C - OTHER ASSETS

Other assets are summarized by major classification as follows:

        License fees                                $  17,000
        Patent Costs                                  111,891
                                                    ---------
         Total                                        128,891
        Less:
        Amortization                                 (13,569)
                                                     --------
        Net other assets                             $115,322

     C-1 - Biomoda has entered into license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon levels of revenues from licensed products. The agreement continues as long as any licensed patents remain in force. Biomoda

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE C - OTHER ASSETS - Continued

     has not incurred any royalty expense during the period 3, 1990 (date of inception) to December 31, 2000.

     C.2 - Since 1998 until 2000, Biomoda has paid $111,891 for patent costs.

     C.3 - Amortization expense was $7,417 for December 31, 2000.

NOTE D - NOTES PAYABLE

Notes payable to stockholders consist of amounts due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the year ended December 31, 2000 and for the period January 3, 1990 (date of inception) to December 31, 2000 was $9,271 and $25,816, respectively.

NOTE F - COMMON AND PREFERRED STOCK

     F-1 - Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

     F-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and no shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock into which it is entitled to be converted.

     F-3 - Options

On April 17, 2000, Biomoda authorized the issuance of 1,700,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers which 420,000 shares were exercised during year 2000.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE G - PRIOR YEARS ADJUSTMENTS

Prior years adjustments are summarized as follows:

        Patent attorneys' fees recorded as expenses
          in prior years (should be capitalized)          $106,818
         Amortization for prior years                      ( 2,151)
                                                          ---------
Total                                                     $104,667
                                                          =========

NOTE H - GOING CONCERN

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 257,141 and $949,966 in each of the years ended December 31, 2000 and during the period from January 3, 1990 (date of inception) to December 31, 2000, respectively. Additionally, Biomoda had a working capital deficit and stockholders' equity of $92,303 and $25,129 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it. Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

     1.   Private placement of equity with investment groups
     2. Filing with the US Securities and Exchange Commission (SEC) to become a publically traded company
     3.   Identification of strategic alliances
     4.   Marketing agreement with Korea
     5.   Collaborations with medical equipment manufacturers and laboratories
     6. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.
     7. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE I - INCOME TAXES

There was no provision for income taxes for the year ended December 31, 2000 and for the period from January 3, 1990 (date of inception) to December 31, 2000 since the company did not recognize the benefit of the net operating loss carry forwards.

At December 31, 2000, the Company had net operating loss carry forwards of approximately $947,241, available to offset taxable income. If not used, the carry forwards will begin to expire in 2005.

        For the years ending December 31,

        2005                                    $      560
        2006                                           560
        2007                                           560
        2008                                         1,794
        2009                                        11,037
        2010                                        45,566
        2011                                        33,008
        2017                                       296,210
        2018                                       300,805
        2019                                       257,141
                                                ----------
        Total                                   $  947,241
                                                ==========

NOTE J - SUBSEQUENT EVENTS

On January 2002, Biomoda issued 280,578 shares of common stock for $136,081. The funds were received from one of the stockholders in 1998 and 2000.

On June 2002,  Biomoda filed Form SB-2 with  Securities and Exchange  Commossion
(SEC). Biomoda intends to file a Form 15c2-11 and apply for a listing on the Over the Counter Bulletin Board (OTCBB) if Form SB-2 becomes effective.

                                 Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE J - SUBSEQUENT EVENTS - Continued

On June 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the directors.

                                MANAGEMENT LETTER
                                    Biomoda
                               December 31, 2000












                             HINKLE & LANDERS, P.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
================================================================================
                                                              3500-C Comanche NE
                                                   Albuquerque, New Mexico 87107
                                                                  (505) 883-8788
                                                              Fax (505) 883-8797



Management and Board of Directors
Cuidando Los Ninos, Inc.
Albuquerque, New Mexico

In planning and performing our audit of the financial statements of Cuidando Los Ninos, Inc. for the year ended June 30, 2001, we considered its internal control in order to determine our auditing procedures for the purpose of expressing an opinion on the financial statements and not to provide assurance on internal control.

However, during our audit we became aware of several matters that are opportunities for strengthening internal control and operating efficiency. The memorandum that accompanies this letter summarizes our comments and suggestions regarding those matters. This letter does not affect our report dated December 6, 2001, on the financial statements of Cuidando Los Ninos, Inc.

We will review the status of these comments during our next audit engagement. We have already discussed many of these comments and suggestions with various Church's personnel, and we will be pleased to discuss them in further detail at your convenience, to perform any additional study of these matters, or to assist you in implementing the recommendations.



Hinkle & Landers, P.C.

December 6, 2001

                                  Biomoda, INC.
                                    FINDINGS
                                DECEMBER 31, 2000

1.   Segregation of duties

     Finding: The same person prepares the deposits, signs the checks, reconciles the bank accounts and maintains the record keeping, including the posting of payments to the individual account records in the computer system.

     Recommendation: the person preparing the deposit should not be responsible for reconciling the account or be responsible for all record keeping, including the posting of payments to the individual account records in the computer system.

2.   Issuing of stock

     Finding: Biomoda did not issue 280,578 shares of common stock for $136,081 until January 2002. Funds were received in 1998 and 2000.

     Recommendation: Stocks should be issued on a timely basis.

                                  BIOMODA, INC.
                          (A Development Stage Company)
                    FINANCIAL STATEMENTS AND AUDITOR'S REPORT
                                DECEMBER 31,2001

























                            HINKLE AND LANDERS, P .C.
                          CERTIFIED PUBLIC ACCOUNT ANTS

                                    CONTENTS
                                                                            PAGE
Independent Auditor's Report.................................................. 1

Financial Statements
               Balance Sheet.................................................. 2
               Statement of lncome and Deficit ............................... 3
               Statement of Cash Flows ....................................... 4
               Statement of Changes in Stockholders' Deficit ................. 5
Notes to Financial statements ............................................. 6-10

Management letter ........................................................... 11

Findings .................................................................... 12

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
                                                              3500-C Comanche NE
                                                   Albuquerque, New Mexico 87107
                                                            Voice (505) 883-8788
                                                              Fax (505) 883-8797



                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Biomoda, Inc.
Albuquerque, New Mexico

We have audited the accompanying balance sheets of Biomoda, Inc. (a New Mexico corporation) as of December 31, 2001, and the related statements of income, deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biomoda, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in United States of America.


/s/ HINKLE & LANDERS, P .C.
-----------------------------
Hinkle and Landers, P.C.
January 15,2002

                                  Biomoda, Inc.
                         (A Developmental Stage Company)
                                  Balance Sheet
                                December 31, 2001

                                      Asset
Current Assets:
                                Cash                           $            977
                                                               ----------------
                                Total Current Assets                        977
Furnitures and Equipment, at cost, less accumulated
depreciation of $2,679 -Note B                                            4,184

Other Assets:

           Patent and License fees, net                                 123.063
                                                                        -------

           Total Assets                                           $     128.224
                                                                 --------------

           Liabilities and Stockholders' deficit

Current Liabilities:
        Accounts Payable                                         $       18,482
        Accrued payroll and other expenses                              187,187
        Notes payable -stockholders                                     109.981
                                                                        -------

        Total current liabilities                                       315,650

Stockholders' deficit
        Common Stock, no par value; 15,000,000 shares authorized;
        5,821,319 shares Issued and outstanding                       1,135,196
        Class A, redeemable preferred stock; no par value;
        2,000,000 shares authorized; no shares issued and
        outstanding; cummulative and convertible
        Undesignated preferred stock; 2,000,000 shares authorized;
        no shares issued and outstanding
        Deficit accumulated during the development stage             (1.322.622)
                                                                     -----------

        Total stockholders' deficit                                    (187,426)

        Total liabilities and stockholders' deficit                   $ 128.224
                                                                      ----------





The accompanying notes are an integral part of these financial statements

                                 Biomoda, Inc.
                          (A Development Stage Company)
                         Statement of Income and Deficit
                           For the Year Ended December 31,2001
   And for the period January 3, 1990 (date of inception) to December 31,2001


                                                             January 3, 1990
                                                           (date of Inception)
                                               2001        to December 31, 2001

Revenue                                   $      -        $                  23
                                         -------------    ----------------------
Operating expenses
        Salaries                             210,619                    662,291
        Advertising and Marketing             21,729                     46,071
        Rent                                  10,502                     19,947
        Professional fees                     30,215                    246,777
        Telephone                              4,610                     24,282
        Payroll taxes                         19,498                     44,400
        Licensing fees                        15,000                     35,817
        Office expenses and postages           9,449                     40,929
        Research and Development costs         9,853                     77,641
        Travel and Lodging                     3,278                     41,028
        Depreciation and Amortization          9,112                     24,396
        Other expenses                         2,862                      6,750
                                             -------                    -------
--------------------------------------------------------------------------------

                Total operating expenses     346.727                  1.270.329
Loss from operation                         (346,727)                (1,270,329)

               Interest income                     4                      3,870
               Interest expenses             (25.932)                   (56.186)
                                            ---------                  ---------
                Total other income (expense) (25,928)                   (52.316)
                                            ---------                  ---------

    Loss before provision for income taxes   (72,655)                (1,322,622)

    Provision for income taxes :                -                         -

    Net loss and losses accumulated during :
        the development stage             $ (372.655)               $(1.322.622)
                                          -----------              -------------


The accompanying notes are an integral part of these financial statements

                                 Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                         For the Year Ended December 31,
   And for the period January 3, 1990 (date of Inception) to December 31,2001

                                                              January 3, 1990
                                                            (date of Inception)
                                                   2001     to December 31.2001
                                                ---------  ---------------------

Cash flows from operating activities: Cash received from:

Interest Income                           $        4                      3.870
                                          ----------      ----------------------
                                                   4                      3,870
Cash paid to:
Employees and suppliers                     (141,597)                (1,020,117)
                                            (141.597)                (1.020.117)
Net cash flow used for operating activities (141,593)                (1,016,247)
Cash flows used for investing activities:
    Purchase of fixed assets                  (3,470)                    (8,132)
    Organization expenses                       -                          (560)
    Pay for Patent and license fee           (15.457)                  (144.347)
                                          -----------                  ---------
Net cash flow used for investing activities  (18,927)                  (153,039)
Cash flows from financing activities:
    Proceeds from note payable                10,000                     86,167
    Proceeds from issuance of common stock   138.400                  1.084.096
                                          -----------                 ----------
Net cash flow from financing activities      148,400                  1,170,263
Cash at beginning of year                                                13.097
                                                                      ----------
Cash at end of year                       $      917      $                  977
                                          -----------                 ----------
Reconciliation of net income
to net cash flow from operating activities:
    Net income                            $ (372,655)     $          (1,322,622)
    Depreciation                               9,112                     24,396
Interest expenses to stockholders              9,998                     35,814
    Inkind services and expenses               9,700                     40,496
    Decrease (increase) in deposits              425
   (Decrease) Increase in accounts payable    18,482                     18,482
   (Decrease) Increase in accrued payable    183.345                    187.187
                                          -----------                 ----------
Net cash flow from operating activities   $ (141.593)     $          (1.016.247)




The accompanying notes are an integral part of these financial statements

                                 Biomoda, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
                       For the Year Ended December 31,2001
   And for the period January 3, 1990 (date of inception) to December 31,2001

                                                                           Connnon Stock
                                                          Issued and              Deficit Accumulated
                                                          Outstanding                 During the
                                                             Shares      Amount    Development Stage    Total
                                                         -----------------------------------------------------
Issuance of common stock on June 26, 1991                    850,000   $ 1,100            -           $  1,100
Issuance of common stock on June 26, 1991                    850,000       100            -                100
Issuance of common stock on June 26, 1991                    850,000       100            -                100
Issuance of common stock on June 26, 1991                    255,000       100            -                100
Issuance of common stock on June 26, 1991                     17,000    17,000            -             17,000
Issuance of common stock on June 26, 1991                    175,000        33            -                 33
Cumulative net loss for the period from January 3, 1990                                                      0
(date of inception) to December31. 1996                                               (60.010)         (60.010)
                                                                                      --------         --------

Balance, December 31, 1996                                 2,997,000    18,433        (60,010)         (41,577)
Issuance of 100,952 common stock warrants on
December 31, 1997; exercise price of $.20                      -          -               -               -
Net loss                                                       -          -           132.914          (32,914)
                                                         -----------   --------      ---------       ----------
                                                           2,997,000    18,433        (92,924)         (74,491)
Balance, December 31, 1997                                    59,940    10,000                          10,000
Issuance common stock on January 20, 1998                    100,952    20,190                          20,190


Exercise of common stock warrants on March 17, 1998                                                          0
Issuance common stock on April 15, 1998                      631,578   276,350                         276,350
net of stock issuance costs 0
Issuance of 248,950 common stock options on. April15, 1998;                                                  0
exercise price of $38; expired on April 16, 1999: with a value          23,650                          23,650
of $23,650 which were capitalized as deferred offering costs  62,237    23,670                          23,670
Exercise of common stock Options on November 2, 1998                                 (332.545)        (332.545)
                                                                                     ----------       ---------
Net loss
                                                           3,851,707   372,293       (425,469)         (53,176)
Balance, December 31, 1998
Issuance of 180,000 common stock on, January 30. 1999;       180,000    87,300                          87,300
Issuance of 200,000 common stock on, March 26,1999;          200,000    97,000                          97,300
Issuance of 110,000 common stock on, March 29, 1999;         110,000    53,300                          53,300
Issuance of 51.546 common stock on, May 29, 1999:             51,546    25,000                          25,000
Issuance of 103,092 common stock on. June 2, 1999;           103,092    50,000                          50,000
Issuance of 51,546 common stock on, September 30, 1999;       51,546    25,000                          25,000
Issuance of 40,458 common stock on, December 6. 1999;         40,456    25,000                          25,000
Payment for 51,547 shares of stocks on. December 29, 1999     51,547    25,143
Net loss                                                                             (372.023)        (372.023)
                                                                                     ----------      ----------
Balance, December 31, 1999                                 4,639,896   760,036       (797,492)         (37,456)

Payment for exercise of 166,535 common stock Options on
February 24, 2000 *                                          166,535    80,770
Issuance of 253,609 common stock on, May 12, 2000:           253,609    56,000                          56,000
Payment for exercise of 62,497 common stock Options
    on June 8, 2000                                           62,497    30,312                          30,312
Issuance of 11,089 common stock on. September 26, 2000:       11,089     6,852                           6,852
Issuance of 25,656 common stock on. September 30. 2000:       25,656     5,234                           5,234
Exercise of common stock Options on September 30, 2000        60,000     9,000                           9,000
Issuance of 66.000 common stock on, November 3, 2000.         66,000     7,491                           7,491
Issuance of 40,000 common stock on, December 8. 2000:         40,000    19,400                          19,400
Net Loss                                                                             (236.531)
                                                                                     ---------       ----------
Balance, December 31, 2000                                 5,325,282   975,095     (1,034,023)         (58,928)

Issuance of 5,000 common shares on, January 25, 2001;          5,000     2,425                           2,425
Issuance of 160,000 common stock on, January 31, 2001;       160,000    24,000                          24,000
Issuance of 15,000 common stock on, April 6, 2001;            15,000     7,275
Issuance of 20,000 common stock on, April 20, 2001;           20,000     9,700                           9,700
Issuance of 100,000 common stock on, April 24, 2001;         100,000    48,500                          48,500
Issuance of 20,000 common stock on, June 28, 2001;            20,000     9,700                           9,700
Issuance of 100,000 common stock on, August 30, 2001;        100,000    48,500                          48,500
Issuance of 10,000 common stock on, August 30, 2001;          10,000     5,000                           5,000
Issuance of 10,000 common stock on, November 7, 2001;         10,000     5,000                           5,000
Prior years adjustments                                                                84,056
Net loss                                                                             (372,655)        (372.655)
                                                            ---------  --------     ---------        ----------
Balance, December 31, 2001                                 5,765,282  1,135,19     (1,322,622)        (187,427)

*280,578 shares issued in January 2002

The accompanying notes are an integral part of these financial statements.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1. NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New I Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

     2. ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

     3. PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight -line method over the .estimated useful lives of the assets.

     4. CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt I instruments with an original maturity of three months or less to be cash equivalents.

     5. LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

     6. PATENT

Patent costs have been capitalized and are amortized over the seventeen year using the straight line method.

     7. USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure I of contingent assets and liabilities, and the reported revenues and expenses.

                                 Biomoda, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

     8. REVENUE RECOGNITION

Biomoda will recognizes revenue on the accrual method.

NOTE B - FURNITURE AND EQUIPMENT

The furniture and equipment are summarized by major classification for Biomoda as follows:

                      1-1-2001      Additions         Deletion       12-31-2001

Office equipment &
Furniture              $3,393        $3,470            $  -            $6,863
Accumulated
Depreciation           (1,283)       (1,396)              -            (2,679)
Net property &
Equipment              $2,110        $2,074            $  -            $4,184
=================== ============ =============== ================  =============

Depreciation expense for the year ended December 31, 2001 was $ 1,396.

NOTE C - OTHER ASSETS

Other assets are summarized by major classification as follows:

                License fees              $ 17,000
                Patent Costs               127,000
                Total                      144,348
                Less:
                Amortization               (21,285)
                Net other assets          $123,063

     C-1 - Biomoda has entered into license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon levels of revenues from licensed products. The agreement continues as long as any licensed patents remain in

                                 Biomoda, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2001

NOTE C - OTHER ASSETS - Continued

          force. Biomoda has not incurred any royalty expense during the period 3, 1990 (date of inception) to December 31, 2001.

     C.2  - Since 1998 unti12001, Biomoda has paid $127,348 for patent costs.

     C.3  - Amortization expense was $7,715 for December 31, 2001.

NOTE D - NOTES PAYABLE

Notes payable to stockholders consist of amounts due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the years ended December 31, 2001 and for the period January 3, 1990 (date of inception) to December 31 I 2001 was $9,998 and $35,814, respectively.

NOTE F - COMMON AND PREFERRED STOCK

     F-1- Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additionaI5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

     F-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and no shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A -Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock .into which it is entitled to be converted.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE G - PRIOR YEARS ADJUSTMENTS

Prior years adjustments are summarized as follows:

        Patent attorney's fees recorded as expenses
          in prior years ( should be capitalized)         $ 111,891
        Stocks given our for services rendered not
          recorded as expense                               (19,399)
        Amortization for prior years                         (8,436)
                                                         -----------
        Total                                             $   84,056
                                                         -----------

NOTE H - GOING CONCERN

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 372,655 and $1,322,622 in each of the years ended December 31' 2001 and during the period from January 3, 1990 (date of inception) to December 31, 2001, respectively. Additionally, Biomoda had a working capital deficit and stockholders' deficit of $314,673 and $187,426 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it. Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

     0.   Identification of strategic alliances
     0.   Marketing agreement with Korea
     0.   Collaborations with medical equipment manufacturers and laboratories
     0. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.
     0. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India
     0.   Private placement of equity with investment groups

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE I - INCOME TAXES

There was no provision for income taxes for the year ended December 31, 2001 and for the period from January 3, 1990 (date of inception) to December 31, 2001 since the company did not recognize the benefit of the net operating loss carry forwards.

At December 31, 2001, the Company had net operating loss carry forwards of approximately $1,322,025, available to offset taxable income. I not used, the carry forwards will begin to expire in 2005.


                For the years ending December 31,
                                                  $
                2005                                      560
                2006                                      560
                2007                                      560
                2008                                    1,794
                2009                                   11,037
                2010                                   45,566
                2011                                   33,008
                2017                                  296,210
                2018                                  300,805
                2019                                  259,380
                2020                                  372,545
                                                      -------
                Total                             $ 1,322,025
                                                 ============

NOTE K - SUBSEQUENT EVENTS

In January 2002. Biomoda issued 280.578 shares of common stock for $136,081. The funds were received from one of the stockholders in 1997 and 2000.

                            BIOMODA, INC.
                          (A Development Stage Company)
               FINANCIAL STATEMENTS AND ACCOUNTANTS' REVIEW REPORT
                                  JUNE 30, 2002


























                            HINKLE AND LANDERS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                    CONTENTS


                                                                            PAGE

Accountants' Review Report.....................................................1

Financial Statements
Balance Sheet..................................................................2
        Statement of Income and Deficit........................................3
     Statement of Cash Flows...................................................4
                Statement of Changes in Stockholders' Deficit..................5

Notes to Financial statements...............................................6-11

Hinkle & Landers, P.C.
CERTIFIED PUBLIC ACCOUNTANTS                                  3500-C Comanche NE
================================================================================
                                                   Albuquerque, New Mexico 87107
                                                            Voice (505) 883-8788
                                                              Fax (505) 883-8797



                           ACCOUNTANTS' REVIEW REPORT


To the Board of Directors and Stockholders of Biomoda, Inc.
Albuquerque, New Mexico

We have reviewed the accompanying balance sheet of Biomoda, Inc. (a New Mexico corporation) as of June 30, 2002, and the related statements of income and deficit, and cash flows for the year then ended in accordance with Statements of Standards for Accounting and Review Services issued by American Institute of Certified Public Accountants. All information included in these financial statements is the responsibility of the Company's management.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles in the United States of America.



Hinkle and Landers, P.C.


July 17, 2002

                                  Biomoda, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                  June 30, 2002


                                     Assets
Current Assets:
         Cash                                                       $        352
                                                                    ------------

            Total Current Assets                                             352

Other Assets:
         Patent, trademark,  and License fees, net                       119,127
                                                                    ------------

            Total Assets                                            $    119,479
                                                                    ------------

                      Liabilities and Stockholders' deficit
Current Liabilities:
         Accounts Payable                                           $     20,030
         Accrued payroll and other expenses                              201,731
         Other current liabilities                                         2,800
         Loan from stockholders                                            5,050
         Notes payable - stockholders                                    115,480
                                                                    ------------

            Total current liabilities                                    345,091

Stockholders' deficit
         Common Stock, no par value; 15,000,000 shares authorized;
           5,765,282 shares Issued and outstanding                     1,135,196
         Class A, redeemable preferred stock; no par value;
           2,000,000 shares authorized; no shares issued and
           outstanding; cummulative and convertible
         Undesignated preferred stock; 2,000,000 shares authorized;
           no shares issued and outstanding
         Deficit accumulated during the development stage             -1,360,808
                                                                    ------------

            Total stockholders' deficit                                 -225,612
                                                                    ------------

            Total liabilities and stockholders' deficit             $    119,479
                                                                    ------------



   The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                         Statement of Income and Deficit
                   For the Period Ended June 30, 2002 And for
         the period January 3, 1990 (date of Inception) to June 30, 2002

                                                               January 3, 1990
                                                              date of inception)
                                                       2002    to June 30, 2002
                                                      ------  ------------------

Revenue                                            $    -     $               23
                                                    --------   -----------------

Operating expenses
   Salaries                                             -                662,291
   Advertising and Marketing                             149              46,220
   Rent                                                1,139              21,086
   Professional fees                                   2,653             249,430
   Telephone                                             277              24,559
   Payroll taxes                                        -                 44,400
   Licensing fees                                       -                 35,817
   Office expenses and postages                          404              41,333
   Research and Development costs                        120              77,761
   Travel and Lodging                                   -                 41,028
   Depreciation and Amortization                       4,937              29,333
   Other expenses                                        270               7,020
                                                    --------   -----------------

      Total operating expenses                         9,949           1,280,278
                                                    --------   -----------------

Loss from operation                                   -9,949          -1,280,255

  Interest income                                       -                  3,870
  Interest expenses                                  -22,730             -78,519
  SEC filing fees                                     -3,601              -3,601
  Loss on sales of assets                               -358                -755
  Foreign currency transaction loss                   -1,548              -1,548
                                                    --------   -----------------

      Total other income  (expense)                  -28,237             -80,553
                                                    --------   -----------------

Loss before provision for income taxes               -38,186          -1,360,808

Provision for income taxes:                             -                 -
                                                        -                 -

  Net loss and losses accumulated during
   the development stage                           $ -38,186  $       -1,360,808
                                                    --------   -----------------

   The Accompanying notes are an integral part of these financial statements.

                                  Biomoda, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
                       For the Period Ended June 30, 2002
     And for the period January 3, 1990 (date of Inception) to June 30, 2002

                                                               January 3, 1990
                                                             (date of inception)
                                                      2002     to June 30, 2002
                                                   --------- -------------------

Cash flows from operating activities:
 Cash received from:
   Interest Income                                 $    -     $            3,870
                                                    --------   -----------------
                                                        -                  3,870
 Cash paid to:
   Employees and suppliers                            -5,814          -1,028,221
                                                    --------   -----------------
                                                      -5,814          -1,028,221

      Net cash flow used for operating activities     -5,814          -1,024,351

Cash flows used for investing activities:
    Purchase of fixed assets                                              -8,132
    Sales of fixed assets                              1,139               3,826
    Organization expenses                               -                   -560
    Pay for Patent, trademark,  and license fee       -1,000            -145,348
                                                    --------   -----------------

      Net cash flow used for investing activities        139            -150,214

Cash flows from financing activities:
    Proceeds from note / loan payable                  5,050              80,217
    Proceeds from issuance of common stock                             1,094,700

       Net cash flow from financing activities         5,050           1,174,917

     Cash at beginning of year                           977
                                                    --------

     Cash at end of year                           $     352  $              352
                                                    --------   -----------------


Reconciliation of net income
to net cash flow
from operating activities:
   Net income                                      $ -38,186  $       -1,360,808
   Depreciation                                        4,937              29,333
  Accrued interest expenses                           22,730              55,857
   Loss on sale of assets                                358                 755
   Inkind services and expenses                                           40,496
   Foreign currency transaction                        1,548               1,548
   (Decrease) Increase in other current liabilities    2,800               2,800
   (Decrease) Increase in accounts payable                                18,482
   (Decrease) Increase in accrued expenses                               187,187
   Rounding                                               -1                  -1
                                                    --------   -----------------

      Net cash flow from operating activities      $  -5,814  $       -1,024,351
                                                    --------   -----------------

    The accompanying notes are an integral part of these financial statements

                                  Biomoda, Inc.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Deficit
                       For the Period Ended June 30, 2002
     And for the period January 3, 1990 (date of Inception) to June 30, 2002

                                                                      Common Stock
                                                                 Issued and            Deficit Accumulated
                                                                 Outstanding               During the
                                                                   Shares    Amount     Development Stage    Total
                                                                 ----------- --------  -------------------  -------

Issuance of common stock on June 26, 1991                           850,000  $   1,100  $                 $  1,100
Issuance of common stock on June 26, 1991                           850,000        100                         100
Issuance of common stock on June 26, 1991                           850,000        100                         100
Issuance of common stock on June 26, 1991                           255,000        100                         100
Issuance of common stock on June 26, 1991                            17,000     17,000                      17,000
Issuance of common stock on June 26, 1991                           175,000         33                          33
Cumulative net loss for the period from January 3, 1990                                                          0
 (date of inception) to December 31, 1996                                                       -60,010    -60,010
                                                                 ----------- --------   -----------------  -------
Balance, December 31, 1996                                        2,997,000     18,433          -60,010    -41,577
Issuance of 100,952 common stock warrants on
 December 31, 1997; exercise price of $.20
Net loss                                                                                        -32,914    -32,914
                                                                 ----------- ---------  -----------------  -------
Balance, December 31, 1997                                        2,997,000     18,433          -92,924    -74,491
Issuance common stock on January 20, 1998                            59,940     10,000                      10,000
Exercise of common stock warrants on
March 17, 1998                                                      100,952     20,190                      20,190
Issuance common stock on April 15, 1998
 net of stock issuance costs                                        631,578    276,350                     276,350
Issuance of 248,950 common stock options on, April 15, 1998;
 exercise price of $.38; expired on April 16, 1999; with a value
 of $23,650 which were capitalized as deferred offering costs                   23,650                      23,650
Exercise of common stock Options on November 2, 1998                62,237      23,670                      23,670
Net loss                                                                                       -332,545    332,545
                                                                 ----------- ---------  -----------------  -------
Balance, December 31, 1998                                        3,851,707    372,293         -425,469    -53,176
Issuance of 180,000 common stock on, January 30, 1999;              180,000     87,300                      87,300
Issuance of 200,000 common stock on, March 26, 1999;                200,000     97,000                      97,000
Issuance of 110,000 common stock on, March 29, 1999;                110,000     53,300                      53,300
Issuance of 51,546 common stock on, May 29, 1999;                    51,546     25,000                      25,000
Issuance of 103,092 common stock on, June 2, 1999;                  103,092     50,000                      50,000
Issuance of 51,546 common stock on, September 30, 1999;              51,546     25,000                      25,000
Issuance of 40,458 common stock on, December 6, 1999;                40,458     25,000                      25,000
Payment for 51546 shares of stocks on, December 29, 1999*            51,547     25,143
Net loss                                                                                       -372,023   -372,023
                                                                 ----------- ---------  ----------------- --------
Balance, December 31, 1999                                        4,639,896    760,036         -797,492    -37,456
Payment for exercise of 166,535 common stock Options
 on February 24, 2000   *                                           166,535     80,770
Issuance of 253,608 common stock on, May 12, 2000;                  253,609     56,000                      56,000
Payment for exercise of 62,497 common stock Options
on June 8, 2000   *                                                  62,497     30,312                      30,312
Issuance of 11,089 common stock on, September 26, 2000;              11,089      6,852                       6,852
Issuance of 25,656 common stock on, September 30, 2000;              25,656      5,234                       5,234
Exercise of common stock Options on September 30, 2000               60,000      9,000                       9,000
Issuance of 66,000 common stock on, November 3, 2000;                66,000      7,491                       7,491
Issuance of 40,000 common stock on, December 8, 2000;                40,000     19,400                      19,400
Net loss                                                                                       -236,531   -236,531
                                                                 ----------- ---------  ----------------- --------
Balance, December 31, 2000                                        5,325,282    975,095       -1,034,023    -58,928
Issuance of 5,000 common stock on, January 25, 2001;                  5,000      2,425                       2,425
Issuance of 160,000 common stock on, January 31, 2001;              160,000     24,000                      24,000
Issuance of 15,000 common stock on, April 6, 2001;                   15,000      7,276
Issuance of 20,000 common stock on, April 20, 2001;                  20,000      9,700                       9,700
Issuance of 100,000 common stock on, April 24, 2001;                100,000     48,500                      48,500
Issuance of 20,000 common stock on, June 28, 2001;                   20,000      9,700                       9,700
Issuance of 100,000 common stock on, August 30, 2001;               100,000     48,500                      48,500
Issuance of 10,000 common stock on, August 30, 2001;                 10,000      5,000                       5,000
Issuance of 10,000 common stock on, November 7, 2001;                10,000      5,000                       5,000
Prior years adjustments                                                                          84,056     84,056
Net loss                                                                                       -372,655   -372,655
                                                                 ----------- ---------- ----------------- --------
Balance, December 31, 2001                                        5,765,282  1,135,196       -1,322,622   -187,426
Net loss                                                                                        -38,186    -38,186
                                                                 ----------- ---------- ----------------- --------

Balance, June 30, 2002                                            5,765,282  1,135,196       -1,360,808   -225,612
                                                                 ----------- ---------  ---------------   --------

* 280,578 shares issued in January 2002



    The accompanying notes are an integral part of these financial statements

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     1. NATURE OF ACTIVITIES

Biomoda, Inc. (Biomoda) is a development stage enterprise incorporated in the state of New Mexico on January 3, 1990. Substantially all of the efforts of the Company have been devoted toward discovery, development, manufacture and marketing of proprietary medical diagnostic and treatment products used to treat life threatening and other serious diseases.

     2. ACCOUNTING METHOD

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in United States of America.

     3. PROPERTY AND DEPRECIATION

Property and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is recorded using the straight - line method over the estimated useful lives of the assets.

     4. CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, Biomoda considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

     5. LICENSE FEES

License fees have been capitalized and are amortized over the fifteen year period using the straight line method.

     6. PATENT

Patent costs have been capitalized and are amortized over the seventeen year using the straight line method.

     7. USE OF ESTIMATES

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002

     8. REVENUE RECOGNITION

Biomoda will recognizes revenue on the accrual method.

NOTE B - FURNITURE AND EQUIPMENT

The furniture and equipment are summarized by major classification for Biomoda as follows:

                 1-1-2002        Additions       Deletion       06-30-2002
Office
equipment &
Furniture         $6,863          $   -          $ 6,863         $    -
Accumulated
Depreciation      (2,679)             -           (2,679)             -
Net property &
Equipment         $4,184          $   -          $ 4,184         $    -


Depreciation expense for the six months ended June 30, 2002 was $ 0.

NOTE C - OTHER ASSETS

Other assets are summarized by major classification as follows:

License fees                                        $  17,000
Trademark                                               1,000

Patent Costs                                          127,348
                                                    ---------

 Total                                                145,348
Less:
Amortization                                         (26,221)
                                                     --------

Net other assets                                     $119,127
                                                     ========


     C-1 - Biomoda has entered into license agreement with a major university to obtain rights for the purpose of developing, manufacturing, and selling products using these patented technologies. Under these agreements Biomoda will pay royalties at varying rates based upon levels of revenues from licensed products. The

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002

NOTE C - OTHER ASSETS - Continued

          agreement continues as long as any licensed patents remain in force. Biomoda has not incurred any royalty expense during the period 3, 1990 (date of inception) to June 30, 2002.

     C.2  - Since 1998 until 2002, Biomoda has paid $127,348 for patent costs.

     C.3  - Amortization expense was $4,937 for June 30, 2002.

NOTE D - NOTES PAYABLE

Notes payable to stockholders consist of amounts due to three stockholders bearing interest at 10% per annum and are due on demand. Interest expense for the year ended June 30, 2002 and for the period January 3, 1990 (date of inception) to June 30, 2002 was $5,499 and $25,816, respectively.

NOTE F - COMMON AND PREFERRED STOCK AND STOCK OPTION

     F-1 - Common Stock

On January 3, 1990, Biomoda authorized the issuance of 500,000 shares of common stock at no par value. On June 19, 1991, Biomoda authorized the issuance of an additional 5,500,000 of common stock. On June 25, 1999, Biomoda authorized the issuance of another additional 9,000,000 of common stock.

     F-2 - Preferred Stock

On June 19, 1991, Biomoda authorized the issuance of 4,000,000 shares of preferred stock and no shares have been issued. Biomoda designated 2,000,000 shares as the "Series A Convertible Preferred Stock". Series A Convertible Preferred Stock has liquidation and redemption values of $1.50 and $1.80 per share, respectively. The stock is subject to redemption at the discretion of Biomoda. Prior to redemption, each share of the series A Convertible Preferred Stock can be converted into one share of common stock at the discretion of the stockholders. The holders of Series A Convertible Preferred Stock will be entitled to dividends equal to the amount of dividends for the number of shares common stock into which it is entitled to be converted.

     F-3 - Options

On April 17, 2000, Biomoda authorized the issuance of 1,700,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the officers which 420,000 shares were exercised during year 2000.

                                 Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002

NOTE F - COMMON AND PREFERRED STOCK, AND STOCK OPTION - Continued

In June 2002, Biomoda authorized the issuance of 980,000 stock options to acquire the company's common stock at an exercise price of $.15 per share as compensation for services provided by two of the directors.

NOTE G - GOING CONCERN

As shown in the accompanying financial statements, Biomoda incurred net losses of $ 38,186 and $1,360,808 in each of the years ended June 30, 2002 and during the period from January 3, 1990 (date of inception) to June 30, 2002, respectively. Additionally, Biomoda had a working capital deficit and stockholders' deficit of $346,287 and $227,160 respectively. These factors create an uncertainty as to Biomoda's ability to continue as a going concern.

Management is attempting to raise additional capital. Management is also waiting for the result of product test, so they can market it. Management believes, by exploiting (licensing or sublicensing) the patent, Biomoda can meet all of its obligations as they become due and continue as a going concern through continuing implementation of the following initiatives

     1.   Private placement of equity with investment groups
     2. Filing with the US Securities and Exchange Commission (SEC) to become a publically traded company
     3.   Identification of strategic alliances
     4.   Marketing agreement with Korea
     5.   Collaborations with medical equipment manufacturers and laboratories
     6. Obtaining National Cancer Institute's Early Detection Research Network membership through proof of Providx in identifying cancer; thus gaining technical and grant assistance to further research and development of applications.
     7. Development of joint ventures, such as implementing its letter of intent for a joint venture in China, and exploring a similar option in India

The financial statements do not include any adjustments that might be necessary should Biomoda be unable to continue as a going concern.

NOTE H - INCOME TAXES

There was no provision for income taxes for the year ended June 30, 2002 and for the period from January 3, 1990 (date of inception) to June 30, 2002 since the company did not recognize the benefit of the net operating loss carry forwards.

At June 30, 2002, the Company had net operating loss carry forwards of approximately $1,357,972, available to offset taxable income. If not used, the carry forwards will begin to expire in 2005.

                                  Biomoda, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2002


        For the years ending June 30,
        2005                                       $       560
        2006                                               560
        2007                                               560
        2008                                             1,794
        2009                                            11,037
        2010                                            45,566
        2011                                            33,008
        2017                                           296,210
        2018                                           300,805
        2019                                           257,141
        2020                                           372,545
        2021                                            38,186
                                                    ----------
        Total                                      $ 1,357,972
                                                    ==========

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 of our reports, dated January 15, 2002 and July 17, 2002, relating to the financial statements of Biomoda, Inc. We also consent to the reference to our Firm under the caption "Experts".


/s/ Hinkle & Landers, P.C.
--------------------------
Hinkle & Landers, P.C.
Albuquerque, New Mexico
Date: 7-30-02

                                 EXHIBIT (viii)


                                 RYAN P. COOPER

                             3809 South, West Temple
Attorney at Law                     Suite 1-D          Telephone: (801) 281-0001
                                                                  ext. 20
Admitted in Utah            Salt Lake City, Utah 84115 Facsimile: (801) 281-8763


August 1, 2002

Securities and Exchange Commission
450 Fifth Avenue N.W.
Washington, D. C. 20549

     RE: Biomoda, Inc. Form SB-2

Gentlemen:

Please be advised that I have reached the following conclusions regarding the above offering:

     1. Biomoda, Inc. (the "Company") is a duly and legally organized and existing New Mexico state corporation, with both its registered office and its principal place of business located in Albuquerque, New Mexico. The Articles of Incorporation and corporate registration fees were submitted to the Office of State Corporation Commission of the State of New Mexico and filed with the office on January 03, 1990. The Company's existence and form is valid and legal pursuant to the representation above.

     2. The Company is a fully and duly incorporated New Mexico corporate entity. The Company has one class of Common Stock at this time and the Articles authorize the issuance of Preferred stock, however no shares have been issued and no class has been designated. Neither the Articles of Incorporation, Bylaws, and amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of New Mexico, and when such stock was issued it was fully paid for and non-assessable. The common stock to be sold under the above-referenced Form SB-2 Registration Statement is likewise in legal form and in compliance with the laws of the State of New Mexico.

     3. To my knowledge, the Company is not a party to any legal proceedings nor are there any judgments against the Company, nor are there any actions or suits filed or threatened against it or its officers and directors, in their capacities as such, other than as set forth in the registration statement. I know of no disputes involving the Company and the Company has no claim, actions or inquires from any federal, state or other government agency, other than as set forth in the registration statement. I know of no claims against the Company or any reputed claims against it at this time, other than as set forth in the registration statement.

     4. The Company's outstanding shares are all common shares. There are no liquidation preference rights held by any of the Shareholders upon voluntary or involuntary liquidation of the Company.

     5. The directors and officers of the Company are indemnified against all costs, expenses, judgments and liabilities, including attorney's fees, reasonably incurred by or imposed upon them or any of them in connection with or resulting from any action, suit or proceedings, civil or general, in which the officer or director is or may be made a party by reason of his being or having been such a director or officer. This indemnification is not exclusive of other rights to which such director or officer may be entitled as a matter of law.

     6. By director's resolution, the Company has authorized the issuance of up to 5,000,000 shares of Common Stock registered pursuant to the above-referenced Registration Statement.

The Company's Articles of Amendment to the Articles of Incorporation, filed June 25, 1999, provides the authority to the Company to issue 15,000,000 shares of Common Stock, $0.001 par value. The Company currently has issued and outstanding Five Million Seven Hundred Sixty Five Thousand Two Hundred and Eighty Two (5,765,282) shares of common stock. Therefore, a Board of Directors' Resolution which authorized the issuance for sale of up to 5,000,000 shares of Common Stock would be within the authority of the Company's directors and would result in the legal issuance of said shares.

Yours truly,


/s/ Ryan P. Cooper
--------------------
Ryan P. Cooper

                                 RYAN P. COOPER

                             3809 South, West Temple
Attorney at Law                     Suite 1-D          Telephone: (801) 281-0001
                                                                   ext. 20
Admitted in Utah           Salt Lake City, Utah 84115  Facsimile: (801) 281-8763


CONSENT


     I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Biomoda, INC. and to the reference to my firm under the sub-caption "Legal Matters."

     DATED this 1st day of August, 2002


Yours truly,


/s/ Ryan P. Cooper
-------------------
Ryan P. Cooper